================================================================================

                               CREDIT AGREEMENT

                                     among

                              UNILAB CORPORATION,


                         VARIOUS LENDING INSTITUTIONS,


                            BANKERS TRUST COMPANY,


                            AS ADMINISTRATIVE AGENT

                                      and

                      MERRILL LYNCH CAPITAL CORPORATION,
                             AS SYNDICATION AGENT

                     ____________________________________


                         Dated as of November 23, 1999


                     ____________________________________


                                 $185,000,000

DEUTSCHE BANK SECURITIES INC.              MERRILL LYNCH CAPITAL CORPORATION

     LEAD ARRANGER
          AND                                          CO-ARRANGER
     BOOK MANAGER

 [LOGO OF DEUTSCHE BANK]                         [LOGO OF MERRILL LYNCH]

                               TABLE OF CONTENTS
                               -----------------

                                                                    Page
                                                                    ----
SECTION 1.  Amount and Terms of Credit.............................   1
     1.01  Commitments.............................................   1
     1.02  Minimum Borrowing Amounts, etc..........................   3
     1.03  Notice of Borrowing.....................................   3
     1.04  Disbursement of Funds...................................   4
     1.05  Register................................................   5
     1.06  Conversions.............................................   5
     1.07  Pro Rata Borrowings.....................................   5
     1.08  Interest................................................   6
     1.09  Interest Periods........................................   6
     1.10  Increased Costs, Illegality, etc........................   7
     1.11  Compensation............................................   9
     1.12  Change of Lending Office................................  10
     1.13  Replacement of Lenders..................................  10

SECTION 2.  Letters of Credit......................................  11
     2.01  Letters of Credit.......................................  11
     2.02  Minimum Stated Amount...................................  12
     2.03  Letter of Credit Requests; Notices of Issuance..........  12
     2.04  Agreement to Repay Letter of Credit Drawings............  12
     2.05  Letter of Credit Participations.........................  13
     2.06  Increased Costs.........................................  15

SECTION 3.  Fees; Commitments......................................  16
     3.01  Fees....................................................  16
     3.02  Voluntary Reduction of Commitments......................  16
     3.03  Mandatory Adjustments of Commitments, etc...............  17

SECTION 4.  Payments...............................................  17
     4.01  Voluntary Prepayments...................................  17
     4.02  Mandatory Prepayments...................................  18
     4.03  Method and Place of Payment.............................  24
     4.04  Net Payments............................................  24

SECTION 5.  Conditions Precedent...................................  26
     5.01  Conditions Precedent to Loans on the Initial Borrowing
           Date....................................................  26
     5.02  Conditions Precedent to All Credit Events...............  32

                                      (i)

SECTION 6.  Representations, Warranties and Agreements.............  32
     6.01  Company Status..........................................  32
     6.02  Company Power and Authority.............................  33
     6.03  No Violation............................................  33
     6.04  Litigation..............................................  33
     6.05  Use of Proceeds; Margin Regulations.....................  33
     6.06  Governmental Approvals..................................  34
     6.07  Investment Company Act..................................  34
     6.08  Public Utility Holding Company Act......................  34
     6.09  True and Complete Disclosure............................  34
     6.10  Financial Condition; Financial Statements...............  35
     6.11  Security Interests......................................  35
     6.12  Tax Returns and Payments................................  36
     6.13  Compliance with ERISA...................................  36
     6.14  Subsidiaries............................................  37
     6.15  Patents, etc............................................  37
     6.16  Environmental Matters...................................  37
     6.17  Properties..............................................  38
     6.18  Labor Relations.........................................  38
     6.19  Senior Subordinated Notes...............................  39
     6.20  Existing Indebtedness...................................  39

SECTION 7.  Affirmative Covenants..................................  39
     7.01  Information Covenants...................................  39
     7.02  Books, Records and Inspections..........................  41
     7.03  Insurance...............................................  42
     7.04  Payment of Taxes........................................  42
     7.05  Consolidated Corporate Franchises.......................  42
     7.06  Compliance with Statutes, etc...........................  42
     7.07  ERISA...................................................  42
     7.08  Good Repair.............................................  43
     7.09  End of Fiscal Years; Fiscal Quarters....................  43
     7.10  Use of Proceeds.........................................  43
     7.11  Additional Security; Further Assurances.................  44
     7.12  Compliance with Environmental Laws......................  44
     7.13  Interest Rate Agreements................................  45
     7.14  Year 2000 Compliance....................................  45

SECTION 8.  Negative Covenants.....................................  45
     8.01  Changes in Business.....................................  45
     8.02  Consolidation, Merger, Sale or Purchase of Assets, etc..  46
     8.03  Liens...................................................  47
     8.04  Indebtedness............................................  49
     8.05  Capital Expenditures....................................  50
     8.06  Advances, Investments and Loans.........................  50
     8.07  Prepayments of Indebtedness, etc........................  51
     8.08  Dividends...............................................  51

                                     (ii)

     8.09  Transactions with Affiliates............................  52
     8.10  Interest Coverage Ratio.................................  53
     8.11  Total Leverage Ratio....................................  54
     8.12  Issuance of Stock.......................................  54
     8.13  Limitation on Certain Restrictions on Subsidiaries......  55
     8.14  Limitation on Creation of Subsidiaries and Permitted
           Joint Ventures..........................................  55

SECTION 9.  Events of Default......................................  55
     9.01  Payments................................................  55
     9.02  Representations, etc....................................  55
     9.03  Covenants...............................................  56
     9.04  Default Under Other Agreements..........................  56
     9.05  Bankruptcy, etc.........................................  56
     9.06  ERISA...................................................  57
     9.07  Security Documents......................................  57
     9.08  Guaranty................................................  57
     9.09  Judgments...............................................  57
     9.10  Capital Call Agreement..................................  57

SECTION 10.  Definitions...........................................  58

SECTION 11.  The Administrative Agent..............................  83
     11.01  Appointment............................................  83
     11.02  Nature of Duties.......................................  83
     11.03  Lack of Reliance on the Administrative Agent...........  84
     11.04  Certain Rights of the Administrative Agent.............  84
     11.05  Reliance...............................................  84
     11.06  Indemnification........................................  84
     11.07  The Administrative Agent in its Individual Capacity....  85
     11.08  Holders................................................  85
     11.09  Resignation by the Administrative Agent................  85
     11.10  Syndication Agent......................................  86

SECTION 12.  Miscellaneous.........................................  86
     12.01  Payment of Expenses, etc...............................  86
     12.02  Right of Setoff........................................  86
     12.03  Notices................................................  87
     12.04  Benefit of Agreement...................................  87
     12.05  No Waiver; Remedies Cumulative.........................  89
     12.06  Payments Pro Rata......................................  89
     12.07  Calculations; Computations.............................  90
     12.08  Governing Law; Submission to Jurisdiction; Venue;
            Waiver of Jury Trial..................................   90
     12.09  Counterparts...........................................  91
     12.10  Effectiveness..........................................  91
     12.11  Headings Descriptive...................................  91

                                     (iii)

     12.12  Amendment or Waiver; etc...............................  91
     12.13  Survival...............................................  93
     12.14  Domicile of Loans......................................  93
     12.15  Confidentiality........................................  93
     12.16  Register...............................................  93

ANNEX I       -   Commitments
ANNEX II      -   Lender Addresses
ANNEX III     -   Litigation
ANNEX IV      -   Existing Indebtedness
ANNEX V       -   Tax Matters
ANNEX VI      -   Properties
ANNEX VII     -   Insurance Policies
ANNEX VIII    -   Existing Liens
ANNEX IX      -   Affiliate Transactions


EXHIBIT A     -   Form of Notice of Borrowing
EXHIBIT B-1   -   Form of A Term Note
EXHIBIT B-2   -   Form of B Term Note
EXHIBIT B-3   -   Form of Revolving Note
EXHIBIT B-4   -   Form of Swingline Note
EXHIBIT C     -   Form of Letter of Credit Request
EXHIBIT D     -   Form of Section 4.04(b)(ii) Certificate
EXHIBIT E-1   -   Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
EXHIBIT E-2   -   Form of Opinion of White & Case LLP
EXHIBIT F     -   Form of Officers' Certificate
EXHIBIT G     -   Form of Security Agreement
EXHIBIT H     -   Form of Capital Call Agreement
EXHIBIT I     -   Form of Solvency Certificate
EXHIBIT J     -   Form of Consent Letter
EXHIBIT K     -   Form of Assignment Agreement
EXHIBIT L     -   Form of Guaranty
EXHIBIT M     -   Form of Pledge Agreement

                                     (iv)

          CREDIT AGREEMENT, dated as of November 23, 1999, among UNILAB CORPORATION (the "Borrower"), a Delaware corporation, the lending institutions listed from time to time on Annex I hereto (each, a "Lender" and, collectively, the "Lenders"), BANKERS TRUST COMPANY, as Administrative Agent (the "Administrative Agent") and MERRILL LYNCH CAPITAL CORPORATION, as Syndication Agent (the "Syndication Agent"). Unless otherwise defined herein, all capitalized terms used herein and defined in Section 10 are used herein as so defined.

                             W I T N E S S E T H:
                             -------------------

          WHEREAS, the Borrower and the Lenders desire to enter into this Agreement to provide for the credit facilities described herein;

          NOW, THEREFORE, IT IS AGREED:

          SECTION 1.  Amount and Terms of Credit.
                      --------------------------

          1.01  Commitments.  Subject to and upon the terms and conditions
                -----------
herein set forth, each Lender severally agrees to make a loan or loans (each, a "Loan" and, collectively, the "Loans") to the Borrower, which Loans shall be drawn, to the extent such Lender has a commitment under such Facility, under the A Term Facility, the B Term Facility and the Revolving Facility, as set forth below:

          (a) Loans under the A Term Facility (each, an "A Term Loan" and, collectively, the "A Term Loans") (i) shall be made pursuant to a single drawing on the Initial Borrowing Date, (ii) may be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided
                                                                     --------
     that all A Term Loans outstanding as part of the same Borrowing shall unless specifically provided herein, consist of A Term Loans of the same Type and (iii) shall not exceed in aggregate principal amount for any A Term Lender at the time of incurrence thereof the A Term Commitment of such A Term Lender in effect on such date. Once repaid, A Term Loans borrowed hereunder may not be reborrowed.

          (b) Loans under the B Term Facility (each a "B Term Loan" and, collectively, the "B Term Loans") (i) shall be made pursuant to a single drawing on the Initial Borrowing Date, (ii) may be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided
                                                                     --------
     that all B Term Loans outstanding as part of the same Borrowing shall unless specifically provided herein, consist of B Term Loans of the same Type and (iii) shall not exceed in aggregate principal amount for any B Term Lender at the time of incurrence thereof the B Term Commitment of such B Term Lender in effect on such date. Once repaid, B Term Loans borrowed hereunder may not be reborrowed.

          (c) Loans under the Revolving Facility (each, a "Revolving Loan" and, collectively, the "Revolving Loans") (i) shall be made at any time and from time to time on and after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date, (ii) except as hereinafter provided, may, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that all
                                                --------

     Revolving Loans made as part of the same Borrowing shall, unless otherwise specifically provided herein, consist of Revolving Loans of the same Type,
     (iii) may be repaid and reborrowed in accordance with the provisions hereof and (iv) shall not exceed for any RC Lender at any time outstanding that aggregate principal amount which, when combined with the aggregate outstanding principal amount of all other Revolving Loans of such Lender and such Lender's Adjusted RC Percentage of the sum of (x) the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (y) the outstanding principal amount of Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time, equals (1) if such RC Lender is a Non-Defaulting Lender, the Adjusted Revolving Commitment of such RC Lender at such time and (2) if such RC Lender is a Defaulting Lender, the Revolving Commitment of such RC Lender at such time.

          (d) Subject to and upon the terms and conditions herein set forth, BTCo in its individual capacity agrees to make at any time and from time to time after the Initial Borrowing Date and prior to the Swingline Expiry Date, a loan or loans to the Borrower (each, a "Swingline Loan", and, collectively, the "Swingline Loans"), which Swingline Loans (i) shall be made and maintained as Base Rate Loans, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of all Revolving Loans made by Non-Defaulting Lenders then outstanding and the Letter of Credit Outstandings (exclusive of Unpaid Drawings relating to the Letters of Credit which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of such Swingline Loans) at such time, an amount equal to the Adjusted Total Revolving Commitment then in effect (after giving effect to any reductions to the Adjusted Total Revolving Commitment on such date) and
     (iv) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount. BTCo will not make a Swingline Loan after it has received written notice from the Borrower or the Required Lenders stating that a Default or an Event of Default exists until such time as BTCo shall have received a written notice of (i) rescission of such notice from the party or parties originally delivering the same or (ii) a waiver of such Default or Event of Default from the requisite Lenders hereunder.

          (e) On any Business Day, BTCo may, in its sole discretion, give notice to the RC Lenders that its outstanding Swingline Loans shall be funded with a Borrowing of Revolving Loans (provided that each such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 9.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 9), in which case a Borrowing of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all RC Lenders pro rata based on each RC
                                               --- ----
     Lender's Adjusted RC Percentage, and the proceeds thereof shall be applied directly to repay BTCo for such outstanding Swingline Loans. Each RC Lender hereby irrevocably agrees to make Base Rate Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by BTCo notwithstanding (i) that the amount of the Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder, (ii) whether any conditions specified in
     Section 5.02 are then satisfied, (iii) whether a Default or an Event of Default has occurred and is continuing, (iv) the date of such Mandatory Borrowing and (v) any reduction in the Total Revolving Commitment or the Adjusted Total Revolving Commitment after any such Swingline Loans were made. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code in respect of the Borrower), each RC Lender (other than BTCo) hereby agrees that it shall forthwith purchase from BTCo (without recourse or warranty) such assignment of the outstanding Swingline Loans as shall be necessary to cause the RC Lenders to share in such Swingline Loans ratably based upon their respective Adjusted RC Percentages, provided that all interest
                                               --------
     payable on the Swingline Loans shall be for the account of BTCo until the date the respective assignment is purchased and, to the extent attributable to the purchased assignment, shall be payable to the RC Lender purchasing same from and after such date of purchase.

          1.02  Minimum Borrowing Amounts, etc.  The aggregate principal amount
                -------------------------------
of each Borrowing under a Facility shall not be less than the Minimum Borrowing Amount for such Facility. The aggregate principal amount of each Borrowing of Swingline Loans shall not be less than $100,000. More than one Borrowing may be incurred on any day, provided that at no time shall there be outstanding more
                     --------
than ten Borrowings of Eurodollar Loans.

          1.03  Notice of Borrowing.  (a)  Whenever the Borrower desires to
                -------------------
incur Loans under any Facility (excluding Borrowings of Swingline Loans and Mandatory Borrowings), it shall give the Administrative Agent at its Notice Office, prior to 10:00 A.M. (New York time), at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Eurodollar Loans and at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Base Rate Loans to be made hereunder. Each such notice (each, a "Notice of Borrowing") shall be in the form of Exhibit A and shall specify (i) the Facility pursuant to which such Borrowing is being made, (ii) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (iii) the date of Borrowing (which shall be a Business Day) and (iv) whether the respective Borrowing shall consist of Base Rate Loans or (to the extent permitted) Eurodollar Loans and, if Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing, of such Lender's proportionate share thereof and of the other matters covered by the Notice of Borrowing.

          (b) (i) Whenever the Borrower desires to make a Borrowing of Swingline Loans hereunder, it shall give BTCo, prior to 10:00 A.M. (New York time) on the day such Swingline Loan is to be made, written notice (or telephonic notice promptly confirmed in writing) of each Swingline Loan to be made hereunder. Each such notice shall specify in each case (x) the date of such Borrowing (which shall be a Business Day) and (y) the aggregate principal amount of the Swingline Loan to be made pursuant to such Borrowing.

          (ii)  Mandatory Borrowings shall be made upon the notice specified in
Section 1.01(e), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of Mandatory Borrowings as set forth in such
Section 1.01(e).

          (c) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent, BTCo (in the case of a Borrowing of Swingline Loans) or the respective Letter of Credit Issuer (in the case of the issuance of Letters of Credit), as the case may be, may prior to receipt of written confirmation act without liability upon the basis of such telephonic notice, believed by the Administrative Agent, BTCo or such Letter of Credit Issuer in good faith to be from an Authorized Officer of the Borrower. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's, BTCo's or any Letter of Credit Issuer's record of the terms of such telephonic notice (except in the case of gross negligence or bad faith).

          1.04  Disbursement of Funds.  (a)  No later than 1:00 P.M. (New York
                ---------------------
time) on the date specified in each Notice of Borrowing or each notice described in Section 1.03(b)(i) or (ii), each Lender with a Commitment under the respective Facility will make available its pro rata share of each Borrowing
                                            --- ----
requested to be made on such date (or in the case of Swingline Loans, BTCo shall make available the full amount thereof) in the manner provided below. All such amounts shall be made available to the Administrative Agent in immediately available funds at the Payment Office and the Administrative Agent will promptly make available to the Borrower by depositing to its account at the Payment Office the aggregate of the amounts so made available in the type of funds received. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available same to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (x) if paid by such Lender, the overnight Federal Funds Effective Rate or (y) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with Section 1.08, for the respective Loans.

          (b) Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

          1.05  Register.  (a)  The Borrower's obligation to pay the principal
                --------
of, and interest on, the Loans made to it by each Lender shall be set forth in the Register maintained by the Administrative Agent pursuant to Section 12.16 and, if requested by any Lender, shall be evidenced by a promissory note (each a "Note" and collectively, the "Notes") (i) if A Term Loans, substantially in the form of Exhibit B-1 with blanks appropriately completed in conformity herewith,
(ii) if B Term Loans, substantially in the form of Exhibit B-2 with blanks appropriately completed in conformity herewith, (iii) if Revolving Loans, substantially in the form of Exhibit B-3 with blanks appropriately completed in conformity herewith and (iv) if Swingline Loans, by a promissory note substantially in the form of Exhibit B-4, with blanks appropriately completed in conformity herewith.

          (b) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will, prior to any transfer of any of its Notes (if any), endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation, or any error in any such notation, shall not affect the Borrower's obligations in respect of such Loans.

          1.06  Conversions.  The Borrower shall have the option to convert on
                -----------
any Business Day all or a portion at least equal to the applicable Minimum Borrowing Amount of the outstanding principal amount of the Loans owing (other than Swingline Loans, which at all times shall be maintained as Base Rate Loans) pursuant to a single Facility into a Borrowing or Borrowings pursuant to such Facility of another Type of Loan, provided that (i) except as otherwise provided
                                  --------
in Section 1.10(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable thereto and no partial conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of the Eurodollar Loans made pursuant to such Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) Base Rate Loans may only be converted into Eurodollar Loans (x) if no Default or Event of Default is in existence on the date of the conversion, unless the Required Lenders otherwise agree and (y) if prior to the Syndication Date, on the first day of a PSD Interest Period and (iii) Borrowings of Eurodollar Loans resulting from this
Section 1.06 shall be limited in number as provided in Section 1.02. Each such conversion shall be effected by the Borrower giving the Administrative Agent at its Notice Office, prior to 10:00 A.M. (New York time), at least three Business Days' (or two Business Days', in the case of a conversion into Base Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing) (each, a "Notice of Conversion") specifying the Loans to be so converted, the Type of Loans to be converted into and, if to be converted into a Borrowing of Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Loans.

          1.07  Pro Rata Borrowings.  All Borrowings of Loans under this
                -------------------
Agreement (other than Swingline Loans) shall be made by the Lenders pro rata on
                                                                    --- ----
the basis of their Term Commitments or Revolving Commitments, as the case may be, except that Mandatory Borrowings of Revolving Loans shall be made by the RC Lenders on the basis of their Adjusted RC Percentage. It is understood that no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder.

          1.08  Interest.  (a)  The unpaid principal amount of each Base Rate
                --------
Loan shall bear interest from the date of the Borrowing thereof until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.06 at a rate per annum which shall at all times be the Applicable Margin plus the Base Rate in effect from time to time.

          (b) The unpaid principal amount of each Eurodollar Loan shall bear interest from the date of the Borrowing thereof until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Eurodollar Loan and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10(b), as applicable, at a rate per annum which shall at all times be the Applicable Margin plus the relevant Eurodollar Rate.

          (c) All overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount (which other amounts are overdue more than five days) payable hereunder shall bear interest at a rate per annum equal to the Base Rate in effect from time to time plus the sum of (i) 2% and (ii) the Applicable Margin, provided that no Loan
                                                       --------
shall bear interest after maturity (whether by acceleration or otherwise) at a rate per annum less than 2% plus the rate of interest applicable thereto at maturity. Interest which accrues under this Section 1.08(c) shall be payable on demand.

          (d) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on the last Business Day of each March, June, September and December, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Loan, on any prepayment or conversion (other than the prepayment or conversion of any Revolving Loan that is a Base Rate Loan) on the amount prepaid or converted, at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

          (e) All computations of interest hereunder shall be made in accordance with Section 12.07(b).

          (f) The Administrative Agent, upon determining the interest rate for any Borrowing of Eurodollar Loans for any Interest Period, shall promptly notify the Borrower and the Lenders thereof.

          1.09  Interest Periods.  (a)  At the time the Borrower gives a Notice
                ----------------
of Borrowing or Notice of Conversion in respect of the making of, or conversion into, a Borrowing of Eurodollar Loans (in the case of the initial Interest Period applicable thereto) or prior to 10:00 A.M. (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurodollar Loans, it shall have the right to elect by giving the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower, be a one, two, three or six month period. Notwithstanding anything to the contrary contained above:

          (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

          (ii) the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

          (iii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

          (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period would
                              --------
     otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (v) subject to the foregoing clauses (i) through (iv), inclusive, only a one month Interest Period shall be available to be selected prior to the Syndication Date, with all Term Loans constituting Eurodollar Loans during such period to be outstanding pursuant to a single Borrowing and all Revolving Loans constituting Eurodollar Loans during such period to be outstanding pursuant to a single Borrowing, with all such Borrowings to commence and end on the same day;

          (vi) no Interest Period for a Borrowing under a Facility shall extend beyond the respective Maturity Date for such facility;

          (vii) no Interest Period with respect to any Borrowing of A Term Loans or B Term Loans shall be elected that would extend beyond any date upon which a Scheduled Repayment is required to be made if, after giving effect to the selection of such Interest Period, the aggregate principal amount of such A Term Loans or B Term Loans, as the case may be, maintained as Eurodollar Loans with Interest Periods ending after such date would exceed the aggregate principal amount of such A Term Loans or B Term Loans, as the case may be, permitted to be outstanding after such Scheduled Repayment; and

          (viii) no Interest Period may be elected at any time when a Default or an Event of Default is then is existence unless the Required Lenders otherwise agree.

              (b) If upon the expiration of any Interest Period, the Borrower has failed to (or may not) elect a new Interest Period to be applicable to the respective Borrowing of Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Borrowing into a Borrowing of Base Rate Loans effective as of the expiration date of such current Interest Period.

              1.10 Increased Costs, Illegality, etc. (a) In the event that (x)
                   ---------------------------------
in the case of clause (i) below, the Administrative Agent or (y) in the case of clauses (ii) and (iii) below, any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

          (i) on any date for determining the Eurodollar Rate for any Interest Period that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

          (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loans (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes, assessments or similar charges) because of (x) any change since the Effective Date in any applicable law, governmental rule, regulation, guideline or order (or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline or order) (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate) and/or (y) other circumstances affecting such Lender, the interbank Eurodollar market or the position of such Lender in such market; or

          (iii) at any time, that the making or continuance of any Eurodollar Loan has become unlawful by compliance by such Lender in good faith with any law, governmental rule, regulation, guideline or order (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law but with which such Lender customarily complies even though the failure to comply therewith would not be unlawful), or has become impracticable as a result of a contingency occurring after the Effective Date which materially and adversely affects the interbank eurodollar market;

then, and in any such event, such Lender (or the Administrative Agent in the case of clause (i) above) shall (x) on such date and (y) within ten Business Days of the date on which such event no longer exists give notice (by telephone confirmed in writing) to the Borrower and (except in the case of clause (i)) to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred shall be deemed rescinded by the Borrower, (y) in the case of clause
(ii) above, the Borrower shall pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing the basis for the calculation thereof, submitted to the Borrower by such Lender shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and
(z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

          (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected pursuant to Section 1.10(a)(iii), the Borrower shall) either (i) if the affected Eurodollar Loan is then being made pursuant to a Borrowing, cancel said Borrowing by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Lender pursuant to Section 1.10(a)(ii) or
(iii), or (ii) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' notice to the Administrative Agent, require the affected Lender to convert each such Eurodollar Loan into a Base Rate Loan, provided that if more than one Lender is affected at any time, then all affected
--------
Lenders must be treated the same pursuant to this Section 1.10(b).

          (c) If any Lender shall have determined that after the Effective Date, the adoption or effectiveness of any applicable law, rule, official directive or guideline (whether or not having the force of law) or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or such corporation's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy), then from time to time, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall set forth the basis of the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 1.10(c) upon the subsequent receipt of such notice.

          1.11  Compensation.  (a)  The Borrower shall compensate each Lender,
                ------------
upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans but excluding in any event the loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any prepayment, repayment or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Eurodollar Loans when required by the terms of this Agreement or (y) an election made pursuant to Section 1.10(b).

          (b) Notwithstanding anything in this Agreement to the contrary, to the extent any notice required by Section 1.10(a)(ii) or (iii), 1.10(c), 2.06 or
4.04 is given by any Lender more than 90 days after such Lender obtained, or reasonably should have obtained, knowledge of the occurrence of the event giving rise to the additional costs of the type described in such Section, such Lender shall not be entitled to compensation under Section 1.10, 2.06 or 4.04 for any amounts incurred or accruing prior to the giving of such notice to the Borrower.

          1.12  Change of Lending Office.  Each Lender agrees that, upon the
                ------------------------
occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
(iii), 1.10(c), 2.06 or 4.04 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event, provided that such designation is made on such terms
                        --------
that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Section 1.10, 2.06 or 4.04.

          1.13  Replacement of Lenders.  (x) Upon the occurrence of any event
                ----------------------
giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c),
Section 2.06 or Section 4.04 with respect to any Lender which results in such Lender charging to the Borrower increased costs in excess of those being generally charged by the other Lenders, (y) if a Lender becomes a Defaulting Lender and/or (z) in the case of a refusal by a Lender to consent to a proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by the Required Lenders as provided in Section 12.12(b), the Borrower shall have the right, if no Default or Event of Default then exists (or in the case of preceding clause (z), no Default or Event of Default will exist after giving effect to such replacement), to replace such Lender (the "Replaced Lender") with one or more other Eligible Transferee or Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the "Replacement Lender") reasonably acceptable to the Administrative Agent, provided that (i) at the time of any replacement pursuant
                      --------
to this Section 1.13, the Replacement Lender shall enter into one or more Assignment Agreements pursuant to Section 12.04(b) (and with all fees payable pursuant to said Section 12.04(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of, and in each case participations in Letters of Credit and Swingline Loans by the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, (B) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender pursuant to Section 3.01 and (y) the respective Letter of Credit Issuer an amount equal to such Replaced Lender's RC Percentage of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Lender, and (ii) all obligations of the Borrower owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignment Agreements, the payment of amounts referred to in clauses (i) and
(ii) above, the
recordation of the assignment in the Register as provided in Section 12.16 and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions applicable to the Replaced Lender under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 12.01 and 12.06), which shall survive as to such Replaced Lender.

          SECTION 2.  Letters of Credit.
                      -----------------

          2.01  Letters of Credit.  (a)  Subject to and upon the terms and
                -----------------
conditions herein set forth, the Borrower may request that a Letter of Credit Issuer at any time and from time to time on or after the Initial Borrowing Date and prior to the date which is thirty Business Days prior to the Revolving Loan Maturity Date issue, for the account of the Borrower and in support of (i) trade obligations of the Borrower and/or its Subsidiaries, if any (each such letter of credit a "Trade Letter of Credit" and, collectively, the "Trade Letters of Credit") and/or (ii) workers' compensation, insurance programs or such other obligations of the Borrower that are reasonably acceptable to the Administrative Agent (each such letter of credit, a "Standby Letter of Credit" and, collectively, the "Standby Letters of Credit" and together with the Trade Letters of Credit the "Letters of Credit") and, subject to and upon the terms and conditions herein set forth, such Letter of Credit Issuer agrees to issue from time to time, irrevocable letters of credit issued on a sight basis, in such form as may be approved by such Letter of Credit Issuer and the Administrative Agent. All Letters of Credit shall be denominated in U.S. dollars.

          (b) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued, the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time, would exceed either (x) $5,000,000 or (y) when added to the aggregate principal amount of all Revolving Loans made by Non-Defaulting Lenders and all Swingline Loans then outstanding, the Adjusted Total Revolving Commitment at such time and (ii)
(x) each Standby Letter of Credit shall have an expiry date occurring not later than one year after such Letter of Credit's date of issuance, provided that any
                                                              --------
such Letter of Credit may be extendible for successive periods of up to 12 months on terms acceptable to the Letter of Credit Issuer and in no event shall any Standby Letter of Credit have an expiry date occurring later than five Business Days prior to the Revolving Loan Maturity Date and (y) each Trade Letter of Credit shall have an expiry date occurring no later than the earlier of (a) 180 days after the issuance thereof or (b) 30 days prior to the Revolving Loan Maturity Date.

          (c) Notwithstanding the foregoing, in the event a Lender Default exists, no Letter of Credit Issuer shall be required to issue any Letter of Credit unless such Letter of Credit Issuer has entered into arrangements satisfactory to it, the Administrative Agent and the Borrower to eliminate such Letter of Credit Issuer's risk with respect to the participation in Letters of Credit of the Defaulting Lender or Lenders, including by cash collateralizing such Defaulting Lender's or Lenders' Revolving Percentage of the Letter of Credit Outstandings.

          2.02  Minimum Stated Amount.  The initial Stated Amount of each Letter
                ---------------------
of Credit shall be not less than $100,000 or such lesser amount acceptable to the respective Letter of Credit Issuer.

          2.03  Letter of Credit Requests; Notices of Issuance.  (a)  Whenever
                ----------------------------------------------
it desires that a Letter of Credit be issued, the Borrower shall give the Administrative Agent and Letter of Credit Issuer written notice (including by way of facsimile transmission) in the form of Exhibit C hereto prior to 1:00 P.M. (New York time) at least three Business Days (or such shorter period as may be acceptable to the Letter of Credit Issuer) prior to the proposed date of issuance (which shall be a Business Day) (each, a "Letter of Credit Request"), which Letter of Credit Request shall include any documents that such Letter of Credit Issuer customarily requires in connection therewith.

          (b) Each Letter of Credit Issuer shall, promptly after each issuance of or amendment to a Standby Letter of Credit by it, give the Administrative Agent, each RC Lender and the Borrower written notice of the issuance of or amendment to each Standby Letter of Credit, accompanied by a copy to the Administrative Agent of such issuance or amendment. If any RC Lender so requests, the Administrative Agent will provide such RC Lender with copies of any Standby Letter of Credit or amendments thereto.

          (c) In the event that the Letter of Credit Issuer is other than the Administrative Agent, such Letter of Credit Issuer will send by facsimile transmission to the Administrative Agent, promptly on the first Business Day of each week, its daily maximum amount available to be drawn under the Trade Letters of Credit issued by such Letter of Credit Issuer for the previous week. The Administrative Agent shall deliver to each Lender upon each calendar month end, and upon each Trade Letter of Credit fee payment, a report setting forth the daily maximum amount available to be drawn for all Letter of Credit Issuers during such period.

          2.04  Agreement to Repay Letter of Credit Drawings.  (a)  The Borrower
                --------------------------------------------
hereby agrees to reimburse the respective Letter of Credit Issuer, by making payment to the Administrative Agent at the Payment Office, for any payment or disbursement made by such Letter of Credit Issuer under any Letter of Credit (each such amount so paid or disbursed until reimbursed, an "Unpaid Drawing") immediately after, and in any event on the date on which the Borrower is notified by such Letter of Credit Issuer of such payment or disbursement with interest on the amount so paid or disbursed by such Letter of Credit Issuer, to the extent not reimbursed prior to 1:00 P.M. (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but not including the date such Letter of Credit Issuer is reimbursed therefor at a rate per annum which shall be the Applicable Margin for Revolving Loans maintained as Base Rate Loans plus the Base Rate as in effect from time to time (plus an additional 2% per annum if not reimbursed by the third Business Day after the date of such notice of payment or disbursement), such interest also to be payable on demand.

          (b) The Borrower's obligation under this Section 2.04 to reimburse each Letter of Credit Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against such Letter of Credit Issuer, the Administrative Agent or any Lender, including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such drawing; provided,
                                                                   --------
however, that the Borrower shall not be obligated to reimburse such Letter of
-------
Credit Issuer for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions which are judicially determined by a court of competent jurisdiction to constitute willful misconduct or gross negligence on the part of such Letter of Credit Issuer.

          2.05  Letter of Credit Participations.  (a)  Immediately upon the
                -------------------------------
issuance by any Letter of Credit Issuer of any Letter of Credit, such Letter of Credit Issuer shall be deemed to have sold and transferred to each other RC Lender, and each such RC Lender (each, a "Participant") shall be deemed irrevocably and unconditionally to have purchased and received from such Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's Adjusted RC Percentage, in such Letter of Credit, each substitute letter of credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto (although the Letter of Credit Fee shall be payable directly to the Administrative Agent for the account of the RC Lenders as provided in Section 3.01(b) and the Participants shall have no right to receive any portion of any Facing Fees) and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Commitments or Adjusted RC Percentages of the RC Lenders pursuant to Sections 1.13 or 12.04(b) or upon a Lender Default, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.05 to reflect the new Adjusted RC Percentages of the assigning and assignee RC Lender or of all RC Lenders, as the case may be.

          (b) In determining whether to pay under any Letter of Credit, the respective Letter of Credit Issuer shall not have any obligation relative to the Participants other than to determine that any documents required to be delivered under such Letter of Credit have been delivered and that they substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Letter of Credit Issuer under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, as determined by a court of competent jurisdiction, shall not create for such Letter of Credit Issuer any resulting liability.

          (c) In the event that any Letter of Credit Issuer makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to such Letter of Credit Issuer pursuant to Section 2.04(a), such Letter of Credit Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to the Administrative Agent for the account of such Letter of Credit Issuer, the amount of such Participant's Adjusted RC Percentage of such payment in U.S. dollars and in same day funds; provided, however, that no Participant shall be obligated to pay to
           --------  -------
the Administrative Agent its Adjusted RC Percentage of such unreimbursed amount for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions judicially determined by a court of competent jurisdiction to constitute willful misconduct or gross negligence on the part of such Letter of Credit Issuer. If the Administrative Agent so notifies any Participant required to fund an Unpaid Drawing under a Letter of Credit prior to 11:00 A.M. (New York time) on any

Business Day, such Participant shall make available to the Administrative Agent for the account of the respective Letter of Credit Issuer such Participant's Adjusted RC Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its Adjusted RC Percentage of the amount of such Unpaid Drawing available to the Administrative Agent for the account of such Letter of Credit Issuer, such Participant agrees to pay to the Administrative Agent for the account of such Letter of Credit Issuer, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of any Letter of Credit Issuer at the overnight Federal Funds Effective Rate. The failure of any Participant to make available to the Administrative Agent for the account of any Letter of Credit Issuer its Adjusted RC Percentage of any Unpaid Drawing under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to the Administrative Agent for the account of such Letter of Credit Issuer its Adjusted RC Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Administrative Agent for the account of such Letter of Credit Issuer such other Participant's Adjusted RC Percentage of any such payment.

          (d) Whenever any Letter of Credit Issuer receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of such Letter of Credit Issuer any payments from the Participants pursuant to clause (c) above, such Letter of Credit Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Participant which has paid its Adjusted RC Percentage thereof, in U.S. dollars and in same day funds, an amount equal to such Participant's Adjusted RC Percentage of the principal amount thereof and interest thereon accruing at the overnight Federal Funds Effective Rate after the purchase of the respective participations.

          (e) The obligations of the Participants to make payments to the Administrative Agent for the account of the respective Letter of Credit Issuer with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever (provided that no Participant shall be required to make payments
            --------
resulting from the Administrative Agent's gross negligence or willful misconduct as judicially determined by a court of competent jurisdiction) and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

          (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

          (ii) the existence of any claim, set-off, defense or other right which the Borrower or any of its Subsidiaries, if any, may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Letter of Credit Issuer, any Lender or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

          (iii) any draft, certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

          (v)   the occurrence of any Default or Event of Default.

          (f) To the extent any Letter of Credit Issuer is not indemnified by the Borrower, the Participants will reimburse and indemnify the Letter of Credit Issuer, in proportion to their respective "percentages" of the Total Revolving Commitment, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by such Letter of Credit Issuer in performing its respective duties in any way relating to or arising out of its issuance of Letters of Credit; provided that no Participants shall be liable for any portion of such
--------
liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Letter of Credit Issuer's gross negligence or willful misconduct, as judicially determined by a court of competent jurisdiction.

          2.06  Increased Costs.  If at any time after the Effective Date, the
                ---------------
adoption or effectiveness of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Letter of Credit Issuer or any Participant with any request or directive (whether or not having the force of law) by any such authority, central bank or comparable agency shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by such Letter of Credit Issuer or such Participant's participation therein, or (ii) shall impose on such Letter of Credit Issuer or any Participant any other conditions affecting this Agreement, any Letter of Credit or such Participant's participation therein; and the result of any of the foregoing is to increase the cost to such Letter of Credit Issuer or such Participant of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Letter of Credit Issuer or such Participant hereunder (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges), then, upon demand to the Borrower by such Letter of Credit Issuer or such Participant (a copy of which notice shall be sent by the Letter of Credit Issuer or such Participant to the Administrative Agent), the Borrower shall pay to such Letter of Credit Issuer or such Participant such additional amount or amounts as will compensate the Letter of Credit Issuer or such Participant for such increased cost or reduction. A certificate submitted to the Borrower by such Letter of Credit Issuer or such Participant, as the case may be (a copy of which certificate shall be sent by such Letter of Credit Issuer or such Participant to the Administrative Agent), setting forth the basis for the determination of such additional amount or amounts necessary to compensate such Letter of Credit Issuer or such Participant as aforesaid shall be conclusive and binding on the Borrower absent manifest error, although the failure to deliver any such certificate shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 2.06 upon the subsequent receipt thereof.

          SECTION 3.  Fees; Commitments.
                      -----------------

          3.01  Fees.  (a)  The Borrower agrees to pay to the Administrative
                ----
Agent a commitment commission ("Commitment Commission") for the account of each Non-Defaulting Lender with a Revolving Commitment for the period from and including the Initial Borrowing Date to, but not including, the date the Total Revolving Commitment has been terminated, computed at a rate per annum for each day equal to Applicable Margin on the daily average of such Lender's Unutilized Revolving Commitment. Such Commitment Commission shall be due and payable in arrears on each Quarterly Payment Date and on the date upon which the Total Revolving Commitment is terminated.

          (b) The Borrower agrees to pay to the Administrative Agent for the account of each Non-Defaulting Lender with a Revolving Commitment pro rata on
                                                                  --- ----
the basis of its respective Adjusted RC Percentage, a fee in respect of each Letter of Credit (the "Letter of Credit Fee") computed at a rate per annum for each day equal to the Applicable Margin for Revolving Loans maintained as Eurodollar Loans on the daily Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the date after the Total Revolving Commitment is terminated on which no Letters of Credit remain outstanding.

          (c) The Borrower agrees to pay to each Letter of Credit Issuer a fee in respect of each Letter of Credit issued by it (the "Facing Fee") computed at the rate of 0.25% per annum on the daily Stated Amount of such Letter of Credit, provided that in no event shall the annual Facing Fee be less than $500 per year
--------
per Letter of Credit. Accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the date after the Total Revolving Commitment is terminated on which no Letters of Credit remain outstanding.

          (d) The Borrower agrees to pay directly to the Letter of Credit Issuer upon each issuance of, payment under, and/or amendment of, a Letter of Credit issued by such Letter of Credit Issuer such amount as shall at the time of such issuance, payment or amendment be the administrative charge which such Letter of Credit Issuer is customarily charging for issuances of, payments under or amendments of, letters of credit issued by it.

          (e) The Borrower shall pay (or cause to be paid) to each Agent, for its own account and/or for distribution to the Lenders such fees as may be agreed to from time to time between the Borrower and such Agent, when and as due.

          (f) All computations of Fees shall be made in accordance with Section 12.07(b).

          3.02  Voluntary Reduction of Commitments.  (a)  Upon at least two
                ----------------------------------
Business Days' prior written notice (or telephonic notice confirmed in writing) to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, without premium or penalty, to terminate or partially reduce the Total Unutilized Revolving Commitment, provided that (x)
                                                            --------
any such termination shall apply to proportionately and permanently reduce the Revolving Commitment of each Lender, (y) no such reduction shall reduce any Non-Defaulting Lender's Revolving Commitment to an amount that is less than the sum of (A) the outstanding Revolving Loans of such Lender plus (B) such Lender's Adjusted RC Percentage of (i) outstanding Swingline Loans and (ii) Letter of Credit Outstandings and (z) any partial reduction pursuant to this Section 3.02 shall be in the amount of at least $1,000,000.

          (b) In the event of a refusal by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 12.12(b), the Borrower may, subject to its compliance with the requirements of Section 12.12(b), upon five Business Days' prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders) terminate the entire Revolving Commitment of such Lender, so long as (A) all Loans, together with accrued and unpaid interest, Fees and all other amounts, owing to such Lender are repaid concurrently with the effectiveness of such termination pursuant to Section 3 (at which time Annex I shall be deemed modified to reflect such changed amounts), and (B) the consents required under
Section 12.12(b) in connection therewith shall be obtained at such time, such Lender shall no longer constitute a "Lender" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 12.01 and 12.06), which shall survive as to such repaid Lender.

          3.03  Mandatory Adjustments of Commitments, etc.  (a)  The Total
                ------------------------------------------
Commitment shall terminate on November 30, 1999 if the Initial Borrowing Date has not yet occurred.

          (b) The Total A Term Loan Commitment and Total B Term Loan Commitment shall terminate in its entirety on the Initial Borrowing Date (after giving effect to the making of A Term Loans and B Term Loans on such date).

          (c) The Total Revolving Commitment (and the Revolving Commitment of each RC Lender) shall terminate in its entirety on the earlier of (i) the Revolving Loan Maturity Date and (ii) unless the Required Lenders otherwise agree, the date on which any Change of Control occurs.

          (d) The Total Revolving Commitment shall be reduced at the time of any mandatory repayment of Term Loans pursuant to Section 4.02(A)(d), (e), (f),
(g), (h) or (i) if Term Loans were then outstanding, in an amount, if any, by which the amount of such repayment (determined as if an unlimited amount of Term Loans were then outstanding) exceeds the aggregate amount of Term Loans then outstanding.

          (e) Each reduction of the Total A Term Loan Commitment, Total B Term Loan Commitment or the Total Revolving Commitment pursuant to this Section 3.03 (or pursuant to Section 4.02) shall apply proportionately to the A Term Commitment, B Term Commitment or the Revolving Commitment, as the case may be, of each Lender with such a Commitment.

          SECTION 4.  Payments.
                      --------

          4.01  Voluntary Prepayments.  (a)  The Borrower shall have the right
                ---------------------
to prepay Loans in whole or in part, without premium or penalty, from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent at the Payment Office written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the

Loans, whether such Loans are A Term Loans, B Term Loans, Revolving Loans or Swingline Loans, the amount of such prepayment and (in the case of Eurodollar Loans) the specific Borrowing or Borrowings pursuant to which made, which notice shall be given by the Borrower at least one Business Day prior to the date of such prepayment with respect to Base Rate Loans (other than Swingline Loans, with respect to which notice shall be given by the Borrower on the day of prepayment) and at least two Business Days prior to the date of such prepayment with respect to Eurodollar Loans, which notice shall promptly be transmitted by the Administrative Agent to each of the Lenders; (ii) (x) each partial prepayment of any Borrowing (other than a Borrowing of Swingline Loans) shall be in an aggregate principal amount of at least $1,000,000 and (y) each partial prepayment of any Borrowing of Swingline Loans shall be in an aggregate principal amount of at least $50,000, provided that no partial prepayment of
                                      --------
Eurodollar Loans made pursuant to a Borrowing shall reduce the aggregate principal amount of the Loans outstanding pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto; (iii) at the time of any prepayment of Eurodollar Loans pursuant to this Section 4.01 on any date other than the last day of the Interest Period applicable thereto, the Borrower shall pay the amounts required pursuant to Section 1.11; (iv) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied (except as provided in clause (b) below) pro rata among the Lenders which made
                                         --- ----
such Loans, provided, that at the Borrower's election in connection with any
            --------
prepayment of Revolving Loans pursuant to this Section 4.01(a), such prepayment shall not be applied to any Revolving Loans of a Defaulting Lender; and (v) each prepayment of Term Loans pursuant to this Section 4.01(a) shall reduce the remaining Scheduled Repayments on a pro rata basis (based upon the then
                                    --- ----
remaining principal amount of each such Scheduled Repayment) or, at the Borrower's election, all or any portion of such prepayment shall reduce, in direct order of maturity, up to the first four consecutive Scheduled Repayments due on or after the date of such prepayment.

          (b) In the event of a refusal by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 12.12(b), the Borrower may, upon five Business Days' prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders) repay all Loans of, together with accrued and unpaid interest, Fees and other amounts owing to, such Lender in accordance with, and subject to the requirements of, said Section 12.12(b) so long as (A) the entire Revolving Commitment, if any, of such Lender is terminated concurrently with such repayment pursuant to Section 3.02(b) (at which time Annex I shall be deemed modified to reflect the changed Revolving Commitments) and (B) the consents required under Section 12.12(b) in connection therewith have been obtained.

          4.02  Mandatory Prepayments.
                ---------------------

          (A)  Requirements:
               ------------

          (a) (i) If on any date the sum of the aggregate outstanding principal amount of Revolving Loans made by Non-Defaulting Lenders, Swingline Loans and the Letter of Credit Outstandings, exceeds the Adjusted Total Revolving Commitment as then in effect, the Borrower shall repay on such date the principal of Swingline Loans, and if no Swingline Loans are or remain outstanding, Revolving Loans of Non-Defaulting Lenders, in an aggregate amount equal to such excess. If, after giving effect to the repayment of all outstanding Swingline Loans and Revolving Loans of Non-Defaulting Lenders, the aggregate amount of Letter of Credit Outstandings exceeds the Adjusted Total Revolving Commitment then in effect, the Borrower shall pay to the Administrative Agent an amount in cash and/or Cash Equivalents equal to such excess (up to the aggregate amount of the Letter of Credit Outstandings at such time) and the Administrative Agent shall hold such payment as security for the obligations of the Borrower hereunder pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent (which shall permit certain investments for the benefit of the Borrower in Cash Equivalents reasonably satisfactory to the Administrative Agent).

          (ii) If on any date the aggregate outstanding principal amount of the Revolving Loans made by a Defaulting Lender exceeds the Revolving Commitment of such Defaulting Lender, the Borrower shall repay principal of Revolving Loans of such Defaulting Lender in an amount equal to such excess.

          (b) On each date set forth below, the Borrower shall be required to repay the principal amount of A Term Loans in a principal amount set forth opposite such date (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(B), a "Scheduled A Repayment"):



                                                  Principal Amount
                                                  ----------------
           Scheduled A Repayment Date             of A Term Loans
           --------------------------             ---------------

           December 31, 2000                        $1,250,000

           March 31, 2001                           $1,250,000
           June 30, 2001                            $1,250,000
           September 30, 2001                       $1,250,000
           December 31, 2001                        $1,875,000

           March 31, 2002                           $1,875,000
           June 30, 2002                            $1,875,000
           September 30, 2002                       $1,875,000
           December 31, 2002                        $2,500,000

           March 31, 2003                           $2,500,000
           June 30, 2003                            $2,500,000
           September 30, 2003                       $2,500,000
           December 31, 2003                        $3,125,000

           March 31, 2004                           $3,125,000
           June 30, 2004                            $3,125,000
           September 30, 2004                       $3,125,000
           December 31, 2004                        $3,750,000

                                                  Principal Amount
                                                  ----------------
               Scheduled A Repayment Date         of A Term Loans
               --------------------------         ---------------

               March 31, 2005                        $3,750,000
               June 30, 2005                         $3,750,000

               A Maturity Date                       $3,750,000

          (c) On each date set forth below, the Borrower shall be required to repay the principal amount of B Term Loans in a principal amount set forth opposite such date (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(B), a "Scheduled B Repayment"):

                                                  Principal Amount of
                                                  -------------------
               Scheduled B Repayment Date             B Term Loans
               --------------------------             ------------

               December 31, 1999                       $275,000

               March 31, 2000                          $275,000
               June 30, 2000                           $275,000
               September 30, 2000                      $275,000
               December 31, 2000                       $275,000

               March 31, 2001                          $275,000
               June 30, 2001                           $275,000
               September 30, 2001                      $275,000
               December 31, 2001                       $275,000

               March 31, 2002                          $275,000
               June 30, 2002                           $275,000
               September 30, 2002                      $275,000
               December 31, 2002                       $275,000

               March 31, 2003                          $275,000
               June 30, 2003                           $275,000
               September 30, 2003                      $275,000
               December 31, 2003                       $275,000

               March 31, 2004                          $275,000
               June 30, 2004                           $275,000
               September 30, 2004                      $275,000
               December 31, 2004                       $275,000

               March 31, 2005                          $275,000
               June 30, 2005                           $275,000

                                                  Principal Amount of
                                                  -------------------
               Scheduled B Repayment Date             B Term Loans
               --------------------------             ------------

               September 30, 2005                      $   275,000
               December 31, 2005                       $25,850,000

               March 31, 2006                          $25,850,000
               June 30, 2006                           $25,850,000

               B Maturity Date                         $25,850,000

          (d) On the Business Day following the date of receipt thereof by the Borrower and/or any of its Subsidiaries, if any, of the Cash Proceeds from any Asset Sale, an amount equal to 100% of the Net Cash Proceeds from such Asset Sale shall be applied as a mandatory repayment of principal of the then outstanding Term Loans on a pro rata basis to the A Term Facility and the B Term
                            --- ----
Facility and to reduce future scheduled amortization payments for each Term Facility on a pro rata basis (and to the extent in excess thereof, to reduce the
              --- ----
Revolving Commitment), provided that (i) up to an aggregate of $1,000,000 of Net
                       --------
Cash Proceeds from Asset Sales shall not be required to be used to so repay Term Loans to the extent the Borrower elects, as hereinafter provided, to cause such Net Cash Proceeds to be reinvested in Reinvestment Assets (a "Reinvestment Election"), and provided further, that (1) if all or any portion of such Net
                -------- -------
Cash Proceeds not so applied to the repayment of the then outstanding Term Loans are not so used (or contractually committed to be used to purchase assets) within 360 days, such remaining portion shall be applied on the last day of such period as a mandatory repayment of principal of outstanding Term Loans as provided above in this Section 4.02(A)(d) and (2) if all or any portion of such Net Cash Proceeds are not required to be applied on the 360th day referred to in clause (1) above because such amount is contractually committed to be used and subsequent to such date such contract is terminated or expires without such portion being so used, then such remaining portion shall be applied on the date of such termination or expiration as a mandatory repayment of principal of outstanding Term Loans as provided above in this Section 4.02(A)(d). The Borrower may exercise its Reinvestment Election (within the parameters specified in the preceding sentence) with respect to an Asset Sale if (x) no Default or Event of Default then exists and (y) the Borrower delivers a Reinvestment Notice to the Administrative Agent on the Business Day following the date of the consummation of the respective Asset Sale, with such Reinvestment Election being effective with respect to the Net Cash Proceeds of such Asset Sale equal to the Anticipated Reinvestment Amount specified in such Reinvestment Notice.

          (e) On the Business Day after the date of the receipt thereof by the Borrower and/or any of its Subsidiaries, if any, an amount equal to 100% of the proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) of the incurrence of Indebtedness by the Borrower and/or any of its Subsidiaries, if any, (other than Indebtedness permitted by
Section 8.04), shall be applied as a mandatory repayment of principal of the then outstanding Term Loans on a pro rata basis to the A Term Facility and the B
                                 --- ----
Term Facility and to reduce future scheduled amortization payments for each Term Facility on a pro rata basis (and to the extent in excess thereof, to reduce the
              --- ----
Revolving Commitment).

          (f) On the Business Day after the date of the receipt thereof by the Borrower or any of its Subsidiaries, if any, an amount equal to 100% of the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) from any capital contribution or any sale or issuance of its equity (other than cash proceeds received (i) as part of the Equity Financing, (ii) from equity issued to management and other employees of the Borrower and its Subsidiaries, if any, as provided for in Section 8.08(iii) or (iii) from additional equity issued to any Initial Shareholder) an amount equal to 100% of any amount of cash received by the Borrower in connection with such capital contribution or sale or issuance of equity shall be applied as a mandatory repayment of principal of the then outstanding Term Loans on a pro
                                                                         ---
rata basis to the A Term Facility and the B Term Facility and to reduce future
----
scheduled amortization payments for each Term Facility on a pro rata basis (and
                                                            --- ----
to the extent in excess thereof, to reduce the Revolving Commitment). Notwithstanding anything to the contrary contained above in this Section 4.02(f), 100% of any Capital Call Amount paid to the Borrower pursuant to the Capital Call Agreement shall be immediately applied as a mandatory repayment of principal of the then outstanding Term Loans on a pro rata basis to the A Term
                                                  --- ----
Facility and the B Term Facility and to reduce future scheduled amortization payments for each Term Facility on a pro rata basis (and to the extent in excess
                                     --- ----
thereof, to reduce the Revolving Commitment) or, at the Borrower's election, all or any portion of such prepayment shall reduce, in direct order of maturity, up to the first eight consecutive Scheduled Repayments due on or after the date of such prepayment.

          (g) Within 30 days following each date on which the Borrower or any of its Subsidiaries, if any, receives any proceeds from any Recovery Event, an amount equal to 100% of the proceeds of such Recovery Event (net of reasonable costs and taxes incurred in connection with such Recovery Event) shall be applied as a mandatory repayment of principal of the Term Loans, provided that
                                                                 --------
so long as no Default or Event of Default then exists, such proceeds shall not be required to be so applied on such date to the extent that (x) the Borrower has delivered a certificate to the Administrative Agent on or prior to such date stating that such proceeds shall be used to replace or restore any properties or assets in respect of which such proceeds were paid within 360 days following the date of the receipt of such proceeds (which certificate shall set forth the estimates of the proceeds to be so expended) and (y) the aggregate amount of proceeds received from Recovery Events in respect of which the Borrower has delivered a certificate to the Administrative Agent pursuant to the preceding clause (x) does not exceed $5,000,000, and provided further, that (i) if all or
                                           -------- -------
any portion of such proceeds not required to be applied to the repayment of Term Loans pursuant to the preceding proviso are not so used (or contractually committed to be used) within 360 days after the date of the receipt of such proceeds, such remaining portion shall be applied on the last day of such period as a mandatory repayment of principal of the Term Loans as provided above in this Section 4.02(A)(g) and (ii) if all or any portion of such proceeds are not required to be applied on the 360th day referred to in clause (i) above because such amount is contractually committed to be used and subsequent to such date such contract is terminated or expires without such portion being so used, then such remaining portion shall be applied on the date of such termination or expiration as a mandatory repayment of principal of outstanding Term Loans as provided in this Section 4.02(A)(g).

          (h) On each date which is 90 days after the last day of each fiscal year of the Borrower (commencing with the fiscal year ending on December 31, 2000), (i) 75% of Excess Cash Flow, if the Total Leverage Ratio is greater than or equal to 4.00:1, (ii) 50% of Excess Cash

Flow, if the Total Leverage Ratio is greater than or equal to 3.00:1 but less than 4.00:1, or (iii) zero, if the Total Leverage Ratio is less than 3.00:1 (such amount, the "ECF Prepayment Amount") of the Borrower and its Subsidiaries, if any, for the fiscal year then last ended shall be applied as a mandatory repayment of principal of the then outstanding Term Loans on a pro rata basis to
                                                               --- ----
the A Term Facility and the B Term Facility and to reduce future scheduled amortization payments for each Term Facility on a pro rata basis (and to the
                                                  --- ----
extent in excess thereof, to reduce the Revolving Commitment) or, at the Borrower's election, all or any portion of such mandatory payment shall reduce, in direct order of maturity, up to the first four consecutive Scheduled Repayments due on or after the date of such repayment.

          (i) On the Reinvestment Prepayment Date with respect to a Reinvestment Election, an amount equal to the Reinvestment Prepayment Amount, if any, for such Reinvestment Election shall be applied as a repayment of the principal amount of the then outstanding Term Loans on a pro rata basis to the A
                                                         --- ----
Term Facility and the B Term Facility and to reduce future scheduled amortization payments for each Term Facility on a pro rata basis (and to the
                                                  --- ----
extent in excess thereof, to reduce the Revolving Commitment).

          (j) Notwithstanding anything to the contrary contained elsewhere in this Agreement, (i) all then outstanding Swingline Loans shall be repaid in full on the Swingline Expiry Date and (ii) all other then outstanding Loans shall be repaid in full on the Maturity Date for such Facility.

          (k) On the date on which any Change of Control occurs, the outstanding principal amount of the Loans, if any, shall become due and payable in full, unless the Required Lenders otherwise agree.

          (B)  Application:
               -----------

          With respect to each prepayment of Loans required by Section 4.02, the Borrower may designate the Types of Loans which are to be prepaid and the specific Borrowing(s) under the affected Facility pursuant to which made, provided that (i) Eurodollar Loans may so be designated for prepayment pursuant
--------
to this Section 4.02 only on the last day of an Interest Period applicable thereto unless all Eurodollar Loans made pursuant to such Facility with Interest Periods ending on such date of required prepayment and all Base Rate Loans made pursuant to such Facility have been paid in full; (ii) if any prepayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount for such Borrowing, such Borrowing shall be immediately converted into Base Rate Loans; (iii) each prepayment of any Revolving Loans made by Non-Defaulting Lenders pursuant to a Borrowing shall be applied pro rata
                                                                        --- ----
among the Lenders which made such Revolving Loans; and (iv) each prepayment of any Revolving Loans made by Defaulting Lenders pursuant to a Borrowing shall be applied pro rata among the Defaulting Lenders which made such Revolving Loans.
        --- ----
In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 1.11.

          4.03  Method and Place of Payment.  Except as otherwise specifically
                ---------------------------
provided herein, all payments under this Agreement shall be made to the Administrative Agent for the ratable (based on its pro rata share) account of
                                                   --- ----
the Lenders entitled thereto, not later than 12 noon (New York time) on the date when due and shall be made in immediately available funds and in lawful money of the United States of America at the Payment Office, it being understood that written notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower's account at the Payment Office shall constitute the making of such payment to the extent of such funds held in such account.
Any payments under this Agreement which are made later than 12 noon (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

          4.04  Net Payments.  (a)  All payments made by the Borrower hereunder,
                ------------
or by any Guarantor on behalf of any Borrower, under any Note or any other Credit Document, will be made without setoff, counterclaim or other defense. Except as provided for in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income (or any franchise tax that is measured by net income) of a Lender pursuant to the laws of the jurisdiction in which the principal office or applicable lending office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office or applicable lending office of such Lender is located) and all interest, penalties or similar liabilities with respect thereto (collectively, "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes and such additional amounts as may be necessary so that every payment of all amounts due hereunder, under any Note or under any other Credit Document, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note or in such other Credit Document. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, then the Borrower shall also reimburse each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located or of any political subdivision or taxing authority of any such jurisdiction and for any Taxes as such Lender shall determine are payable by, or withheld from, such Lender in respect of amounts paid to or on behalf of such Lender pursuant to this or the preceding sentence. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes, or any withholding or deduction on account thereof, is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower or Guarantor. The Borrower agrees to indemnify and hold harmless each Lender lending to such Borrower, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender. In addition, the Borrower agrees to pay any present and future stamp, documentary taxes or any other excise, property, transfer or similar taxes, and any charges relating thereto, arising from any payment made hereunder or from the execution, delivery enforcement or registration of, or otherwise in connection with, this Agreement.

          (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees to deliver to the Borrower and the Administrative Agent on or prior to the Initial Borrowing Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 12.04, on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) certifying to such Lender's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such Lender's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that (a) from time to time after the Initial Borrowing Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI, Form W-8BEN (with respect to the benefits of any income tax treaty), Form W-8BEN (with respect to the portfolio interest exemption) and a Section 4.04(b)(ii) Certificate, or any successor form, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement as of such date of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such form or certificate in which case such Lender shall not be required to deliver any such form or certificate pursuant to this Section 4.04(b). Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 12.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for federal income tax purposes to the extent that such Lender has not provided to the Borrower U.S. Internal Revenue Service forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to such Lender, or to indemnify and hold harmless or reimburse such Lender, in respect of income or similar taxes imposed by the United States if (I) such Lender has not provided to the Borrower the Internal Revenue Service forms required to be provided to the Borrower pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Lender described in clause
(ii) above, to the extent that such forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 12.04(b), the Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in Section 4.04(a)

(without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the immediately preceding sentence as a result of any changes that are effective after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes.

          (c)  If the Borrower pays any additional amount under this Section
4.04 to a Lender and such Lender determines in its sole discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid (a "Tax Benefit"), such Lender shall pay to the Borrower an amount that the Lender shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by the Lender in such year as a consequence of such Tax Benefit; provided,
                                                                 --------
however, that (i) any Lender may determine, in its sole discretion consistent
-------
with the policies of such Lender, whether to seek a Tax Benefit; (ii) any Taxes that are imposed on a Lender as a result of a disallowance or reduction (including through the expiration of any tax credit carryover or carryback of such Lender that otherwise would not have expired) of any Tax Benefit with respect to which such Lender has made a payment to the Borrower pursuant to this
Section 4.04(c) shall be treated as a Tax for which the Borrower is obligated to indemnify such Lender pursuant to this Section 4.04 without any exclusions or defenses; and (iii) nothing in this Section 4.04(c) shall require the Lender to disclose any confidential information to the Borrower (including, without limitation, its tax returns).

          SECTION 5.  Conditions Precedent.
                      --------------------

          5.01  Conditions Precedent to Loans on the Initial Borrowing Date.
                -----------------------------------------------------------
The obligation of the Lenders to make Loans, and of Letter of Credit Issuers to issue Letters of Credit, on the Initial Borrowing Date is subject to the satisfaction of the following conditions at such time:

          (a)  Effectiveness.  The Effective Date shall have occurred.
               -------------

          (b)  Opinions of Counsel.  The Administrative Agent shall have
               -------------------
received opinions, addressed to the Administrative Agent, and each of the Lenders and dated the Initial Borrowing Date, from (i) Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Kelso and the Borrower, which opinion shall cover the matters contained in Exhibit E-1 hereto, (ii) White & Case LLP, special counsel to the Administrative Agent, which opinion shall cover the matters contained in Exhibit E-2 hereto and (iii) from such local counsel, if any, satisfactory to the Administrative Agent as the Administrative Agent may request, which opinions shall cover the perfection of the security interests granted pursuant to the Security Documents and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request and shall be in form and substance satisfactory to the Administrative Agent.

          (c)  Corporate Proceedings.  (i)  The Administrative Agent shall have
               ---------------------
received from the Borrower a certificate, dated the Initial Borrowing Date, signed by the President or any Executive Vice-President of the Borrower in the form of Exhibit F with appropriate insertions and deletions, together with (x) copies of the certificate of incorporation, the by-laws, or other organizational documents of the Borrower and (y) the resolutions, or such other administrative approval, of the Borrower referred to in such certificate and all of the foregoing (including the certificate of incorporation and by-laws) shall be satisfactory to the Administrative Agent and (iii) a statement that all of the applicable conditions set forth in this Section 5.01 (d), (e), (f), (i), (j) and
(k) and 5.02 exist as of such date.

          (ii) On the Initial Borrowing Date, all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Documents shall be satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all certificates, documents and papers, including good standing certificates and any other records of corporate proceedings and governmental approvals, if any, which the Administrative Agent may have requested in connection therewith, such documents and papers, where appropriate, to be certified by proper corporate or governmental authorities.

          (d)   Adverse Change, etc.  From December 31, 1998, nothing shall have
                --------------------
occurred (and neither the Lenders nor any Agent shall have become aware of any facts or conditions not previously known) which any Agent or the Required Lenders shall determine (i) has had, or is reasonably likely to have, a material adverse effect on the rights or remedies of the Lenders or the Agents hereunder or under any other Credit Document, or on the ability of the Credit Parties taken as a whole to perform their obligations to them, or (ii) has had, or is reasonably likely to have, a Material Adverse Effect.

          (e)   Litigation.  There shall be no actions, suits or proceedings
                ----------
pending or, to the knowledge of the Borrower, threatened in writing (i) with respect to this Agreement or any other Credit Document or (ii) which any Agent or the Required Lenders shall determine has had, or is reasonably likely to have (except as and to the extent described in Annex III), (x) a Material Adverse Effect or (y) a material adverse effect on the rights or remedies of the Lenders or the Agents hereunder or under any other Credit Document or on the ability of the Borrower to perform its obligations under the Credit Documents.

          (f)   Approvals.  All material necessary governmental and third party
                ---------
approvals in connection with the Transaction, the transactions contemplated by the Documents and/or the Credit Documents shall have been obtained and remain in effect (other than any such approvals with respect to the Recapitalization which the Borrower reasonably believes both individually and in the aggregate are not material to the operations of the Borrower), and all applicable waiting periods shall have expired or shall have been terminated or waived without any action being taken by any competent authority which restrains or prevents such transactions or imposes, in the reasonable judgment of any Agent, materially adverse conditions upon the consummation of the Transaction. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the consummation of the Transaction or the making of Loans or the issuance of the Letters of Credit.

          (g)   Security Documents.  The Borrower shall have duly authorized,
                ------------------
executed and delivered a Security Agreement substantially in the form of Exhibit G (as modified, supplemented or amended from time to time in accordance with the terms thereof and hereof, the

"Security Agreement") covering all of the Borrower's present and future Security Agreement Collateral, together with:

          (I) executed copies of Financing Statements (Form UCC-1) in appropriate form for filing under the UCC of each jurisdiction as may be necessary to perfect the security interests purported to be created by the Security Agreement;

          (II) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, each of recent date listing all effective financing statements that name the Borrower, Acquisition Sub or Unilab Finance as debtor and that are filed in the jurisdictions referred to in clause (I), together with copies of such financing statements (none of which shall cover the Collateral except (x) those with respect to which appropriate termination statements executed by the secured lender thereunder have been filed or delivered to the Collateral Agent and (y) to the extent evidencing Permitted Liens);

          (III) evidence of the completion of all other recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by the Security Agreement or acceptable arrangements to effect such recordings and filings have been taken; and

          (IV) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the Security Agreement have been taken or acceptable arrangements to effect such actions have been taken;

and the Security Agreement shall be in full force and effect.

          (h)   Capital Call Agreement.  On or prior to the Initial Borrowing
                ----------------------
Date, Kelso shall have duly authorized, executed and delivered the Capital Call Agreement in the form of Exhibit H (as amended, modified or supplemented from time to time, the "Capital Call Agreement") and Kelso's obligations in respect thereof shall have been assigned to the Collateral Agent for the benefit of the Lenders in a manner satisfactory to the Collateral Agent.

          (i)   Solvency.  The Borrower shall have delivered, or shall cause to
                --------
be delivered to the Administrative Agent, a solvency letter in the form of
Exhibit I hereto dated the Initial Borrowing Date from Murray, Devine & Co.

          (j)   Consummation of the Recapitalization; Equity Financing, etc. (i)
                -----------------------------------------------------------
On the Initial Borrowing Date, the Recapitalization shall have been consummated,
(x) pursuant to which Acquisition Sub shall have merged with and into the Borrower, with the Borrower as the surviving corporation of such merger (the "Merger") and (y) as a result of which (immediately after giving effect thereto)
(A) Kelso and its Affiliates and the other Initial Shareholders shall own approximately 93.0% of the issued and outstanding shares of Common Stock, provided that Kelso and its Affiliates shall own at least 75% of the issued and
--------
outstanding shares of Common Stock, (B) the Management Investors shall retain shares of Common Stock with an aggregate value of at least $1,000,000, and (C) holders of Common Stock (other than the Management Investors and Kelso) shall retain such Common Stock with an aggregate value of at least $10,500,000.

          (ii) On the Initial Borrowing Date, the Borrower shall have (before giving effect to the financing transactions pursuant to this Agreement and described herein) at least $18,000,000 of cash on hand, all of which cash on hand shall be utilized to make payments owing in connection with the Transaction prior to the utilization of any proceeds of Loans for such purpose.

          (iii) On the Initial Borrowing Date, Acquisition Sub shall have received cash proceeds in an aggregate amount equal to at least $139,500,000 from the issuance of common stock of Acquisition Sub to Kelso and its Affiliates and the other Initial Shareholders as described in (i) of this Section 5.01(j) and the full amount of such cash proceeds shall have been utilized to make payments owing in connection with the Transaction prior to the utilization of any proceeds of Loans for such purpose; provided that the aggregate amount of
                                        --------
such cash proceeds may be reduced by an amount equal to the extent (if any) the aggregate value of the shares of Common Stock retained by the Management Investors pursuant to Section 5.01(j)(i)(B) exceeds $1,000,000.

          (iv) On or prior to the Initial Borrowing Date, Unilab Finance shall have received the entire net cash proceeds from the issuance of the Senior Subordinated Notes in the aggregate amount of at least $150,000,000 free and clear of any liens (and the escrow agreement in respect thereof, except for the Sections entitled Indemnity and Concerning the Escrow Agent contained therein, shall have terminated) and the Borrower shall have assumed the obligations of Unilab Finance under the Senior Subordinated Notes and shall have utilized the full amount of such cash proceeds to make payments owing in connection with the Transaction prior to utilizing any proceeds of Loans for such purpose.

          (v) On the Initial Borrowing Date, the Administrative Agent shall have received true and correct copies of all Documents certified as such by an appropriate officer of the Borrower, and the foregoing Documents, and all terms and conditions thereof (including, without limitation, in the case of the Senior Subordinated Notes Documents, amortization, maturities, interest rates, limitation on cash interest payable, covenants, defaults, remedies, conversion features and subordination provisions), as well as the structure of the Transaction and the ownership interests in Acquisition Sub and the Borrower prior to and after giving effect to the Transaction, shall be in form and substance satisfactory to the Agents and the Required Lenders. All conditions precedent to the consummation of the transaction as set forth in the Documents entered into on or prior to such date in connection with the Transaction shall have been satisfied, and not waived unless consented to by the Agents and the Required Lenders, to the reasonable satisfaction of the Agents and the Required Lenders. Each of the Recapitalization, the Equity Financing and the issuance of the Senior Subordinated Notes shall have been consummated in accordance with the terms and conditions of the applicable Documents and all applicable law.

          (k)   Refinancing, etc.  (i)  On the Initial Borrowing Date (after
                ----------------
having given effect to the Recapitalization) and concurrently with the incurrence of Loans on such date, approximately $145,000,000 of Indebtedness of the Borrower as previously identified to the Lenders shall have been repaid in full, together with all fees and other amounts owing thereon (the "Refinanced Indebtedness").

          (ii) On the Initial Borrowing Date and concurrently with the incurrence of Loans on such date, all security interests in respect of, and Liens securing, the Refinanced Indebtedness shall have been terminated and released, and the Administrative Agent shall have received all such releases as may have been requested by the Administrative Agent, which releases shall be in form and substance satisfactory to the Agents and the Required Lenders. Without limiting the foregoing, there shall have been delivered to the Administrative Agent (x) proper termination statements (Form UCC-3 or the appropriate equivalent) for filing under the UCC of each jurisdiction where a financing statement (Form UCC-1 or the appropriate equivalent) was filed with respect to the Borrower or any of its Subsidiaries in connection with the security interests created with respect to the Refinanced Indebtedness and the documentation related thereto and (y) terminations or reassignments of any security interest in, or Lien on, any patents, trademarks, copyrights, or similar interests of the Borrower or any of its Subsidiaries on which filings have been made.

          (iii) On the Initial Borrowing Date and after giving effect to the Transaction, the Borrower shall have no Indebtedness outstanding other than (x) the Loans, (y) the Senior Subordinated Notes, and (z) certain other indebtedness existing on the Initial Borrowing Date as listed on Annex IV (with the Indebtedness described in this sub-clause (z) being herein called the "Existing Indebtedness"). On and as of the Initial Borrowing Date, all of the Existing Indebtedness and the terms and documentation evidencing such Existing Indebtedness (including Existing Indebtedness in respect of assumed Capital Lease Obligations in an aggregate outstanding principal amount not to exceed $4,500,000, the "Existing Indebtedness Agreements") shall be satisfactory to the Administrative Agent and shall remain outstanding after giving effect to the Transaction and the other transactions contemplated hereby without any material default or event of default existing thereunder or arising as a result of the Transaction and the other transactions contemplated hereby (except to the extent amended or waived by the parties thereto on terms and conditions satisfactory to the Agents and the Required Lenders), and there shall not be any amendments or modifications to the Existing Indebtedness Agreements other than as requested or approved by the Agents or the Required Lenders.

          (iv) The Administrative Agent shall have received evidence in form, scope and substance reasonably satisfactory to the Agent and the Required Lenders that the matters set forth in this Section 5.01(k) have been satisfied on the Initial Borrowing Date.

          (l)  Insurance Policies.  The Collateral Agent shall have received
               ------------------
evidence of insurance complying with the requirements of Section 7.03 for the business and properties of the Borrower in form and substance satisfactory to the Agent and, with respect to all casualty insurance, naming the Collateral Agent as an additional insured and loss payee.

          (m)  Fees.  On the Initial Borrowing Date, the Borrower shall have
               ----
paid to the Agents and the Lenders all Fees and expenses agreed upon by such parties to be paid on or prior to such date.

          (n)  Consent Letter.  On the Initial Borrowing Date, the
               --------------
Administrative Agent shall have received a letter from CT Corporation System, presently located at 111 Eighth Avenue, New York, New York 10011, substantially in the form of Exhibit J, indicating its consent to its appointment by the Borrower or the Borrower's agent to receive service of process as specified in Section 12.08.

          (o)   Employee Benefit Plans; Shareholders' Agreements; Management
                ------------------------------------------------------------
Agreements; Employment Agreements; Collective Bargaining Agreements; Material
-----------------------------------------------------------------------------
Contracts; Tax Allocation Agreements.  On or prior to the Initial Borrowing
------------------------------------
Date, there shall have been delivered to the Administrative Agent true and correct copies, certified as true and complete by an appropriate officer of the Borrower of the following documents, in each case as same will be in effect on the Initial Borrowing Date after the consummation of the Transaction:

           (i) all Plans (and for each Plan that is required to file an annual report on Internal Revenue Service Form 5500-series, a copy of the most recent such report (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information), and for each Plan that is a "single-employer plan," as defined in Section 4001(a)(15) of ERISA, the most recently prepared actuarial valuation therefor) and any other "employee benefit plans," as defined in Section 3(3) of ERISA, and any other material agreements, plans or arrangements, with or for the benefit of current or former employees of the Borrower or any ERISA Affiliate (provided that the foregoing shall apply in the case of any
                --------
     Multiemployer Plan, only to the extent that any document described therein is in the possession of the Borrower or any ERISA Affiliate) (collectively, the "Employee Benefit Plans");

           (ii) all agreements (including, without limitation, shareholders' agreements, subscription agreements and registration rights agreements) entered into by the Borrower governing the terms and relative rights of its capital stock and any agreements entered into by shareholders relating to any such entity with respect to its capital stock (collectively, the "Shareholders' Agreements");

           (iii) all material agreements with members of, or with respect to, the management of the Borrower after giving effect to the Transaction (collectively, the "Management Agreements");

           (iv) any material employment agreements entered into by the Borrower after giving effect to the Transaction (collectively, the "Employment Agreements");

           (v) all collective bargaining agreements applying or relating to any employee of the Borrower after giving effect to the Transaction (collectively, the "Collective Bargaining Agreements");

           (vi) all other material contracts and licenses (other than certificates of need) of the Borrower after giving effect to the Transaction (collectively the "Material Contracts"); and

           (vii) any tax sharing or tax allocation agreements entered into by the Borrower (collectively, the "Tax Allocation Agreements");

all of which Employee Benefit Plans, Shareholders' Agreements, Management Agreements, Employment Agreements, Collective Bargaining Agreements, Material Contracts and Tax Allocation Agreements shall be in form and substance reasonably satisfactory to the Agents and the Required Lenders and shall be in full force and effect on the Initial Borrowing Date.

          5.02  Conditions Precedent to All Credit Events.  The obligation of
                -----------------------------------------
each Lender to make Loans (including Loans made on the Initial Borrowing Date) and the obligation of a Letter of Credit Issuer to issue any Letter of Credit is subject, at the time of each such Credit Event, to the satisfaction of the following conditions:

          (a)  Notice of Borrowing; Letter of Credit Request.  The
               ---------------------------------------------
Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03 with respect to the incurrence of Loans or a Letter of Credit Request meeting the requirements of Section 2.03 with respect to the issuance of a Letter of Credit.

          (b)  No Default; Representations and Warranties.  At the time of each
               ------------------------------------------
Credit Event and also after giving effect thereto, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties made by any Credit Party contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event, except to the extent that such representations and warranties expressly relate to an earlier date, in which case all such representations and warranties shall be true and correct in all material respects as of such earlier date.

          The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by the Borrower to the Agents and each of the Lenders that all of the applicable conditions specified in Section 5.01 (in the case of the Credit Events occurring on the Effective Date) and/or 5.02, as the case may be, exist as of that time. All of the certificates, legal opinions and other documents and papers referred to in Section 5.01, unless otherwise specified, shall be delivered to the Administrative Agent at its Notice Office for the account of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders and shall be satisfactory in form and substance to the Agents.

          SECTION 6.  Representations, Warranties and Agreements.  In order to
                      ------------------------------------------
induce the Lenders to enter into this Agreement and to make the Loans and issue and/or participate in Letters of Credit provided for herein, the Borrower makes the following representations and warranties to, and agreements with, the Lenders, all of which shall survive the execution and delivery of this Agreement and the making of the Loans (with the making of each Credit Event thereafter being deemed to constitute a representation and warranty that the matters specified in this Section 6 are true and correct in all material respects on and as of the date of each such Credit Event unless such representation and warranty expressly indicates that it is being made as of any specific earlier date unless stated to relate to a specific earlier date, in which case all representations and warranties specifically relating to an earlier date shall be true and correct in all material respects as of such earlier date):

          6.01  Company Status.  Each of the Borrower and its Subsidiaries, if
                --------------
any, (i) is a duly organized and validly existing Company in good standing under the laws of the jurisdiction of its organization and has the Company power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (ii) has duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified and where the failure to be so qualified would have a Material Adverse Effect.

          6.02  Company Power and Authority.  Each Credit Party has the Company
                ---------------------------
power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Document constitutes the legal, valid and binding obligation of such Person enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

          6.03  No Violation.  Neither the execution, delivery and performance
                ------------
by any Credit Party of the Credit Documents to which it is a party nor compliance with the terms and provisions thereof, nor the consummation of the transactions contemplated therein (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) will materially conflict with or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower or any of its Subsidiaries, if any, pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which the Borrower or any of its Subsidiaries, if any, is a party or by which it or any of its property or assets are bound or to which it may be subject or (iii) will violate any provision of the certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of limited liability company, limited liability company agreement or equivalent organizational document, as the case may be, of the Borrower or any of its Subsidiaries.

          6.04  Litigation.  Except as set forth on Annex III, there are no
                ----------
actions, suits or proceedings pending or threatened with respect to the Borrower or any of its Subsidiaries, if any, (i) that are likely to have a Material Adverse Effect or (ii) that could reasonably be expected to have a material adverse effect on the rights or remedies of the Lenders or on the ability of any Credit Party to perform its obligations to them hereunder and under the other Credit Documents to which it is a party. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the occurrence of any Credit Event.

          6.05  Use of Proceeds; Margin Regulations.  (a)  The proceeds of all A
                -----------------------------------
Term Loans and B Term Loans shall be utilized on the Initial Borrowing Date (i) to finance a portion of the Refinancing of certain existing Indebtedness of the Borrower in an aggregate amount not to exceed $145,000,000 and (ii) to finance a portion of the Recapitalization and to pay certain fees and expenses relating thereto in an aggregate amount not to exceed $48,400,000.

          (b) The proceeds of all Revolving Loans shall be used for the general corporate and working capital purposes of the Borrower and its Subsidiaries, if any; provided, however, that proceeds of Revolving Loans in an aggregate amount
     --------  -------
not to exceed $3,000,000 may be utilized by the Borrower for the purposes described in Section 6.05(a) above.

          (c) The proceeds of all Swingline Loans shall be utilized for the general corporate and working capital purposes of the Borrower and its Subsidiaries, if any.

          (d) Neither the making of any Loan hereunder, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock in violation of Regulation U or to extend credit for the purpose of purchasing or carrying any Margin Stock.

          6.06 Governmental Approvals.  Except for filings and recordings in
               ----------------------
connection with the Security Documents and SEC filings no order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required in connection with (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any Credit Document.

          6.07 Investment Company Act.  Neither the Borrower nor any of its
               ----------------------
Subsidiaries, if any, is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          6.08 Public Utility Holding Company Act.  Neither the Borrower nor any
               ----------------------------------
of its Subsidiaries, if any, is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          6.09 True and Complete Disclosure.  All factual information (taken as
               ----------------------------
a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower or any of its Subsidiaries, if any, or Acquisition Sub in writing to any Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any such Person in writing to any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided. The projections and pro forma financial
                                                    --- -----
information contained in such materials are based on good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There is no fact known to the Borrower which would have a Material Adverse Effect, which has not been disclosed herein or in such other documents, certificates and statements furnished to the Lenders for use in connection with the transactions contemplated hereby.

          6.10 Financial Condition; Financial Statements.  (a)  On and as of the
               -----------------------------------------
Initial Borrowing Date, on a pro forma basis after giving effect to the
                             --- -----
Transaction and to all Indebtedness incurred, and to be incurred, and Liens created, and to be created, by each Credit Party in connection herewith, (x) the sum of the assets, at a fair valuation, of the Borrower and its Subsidiaries, if any, taken as a whole will exceed its debts, (y) the Borrower and its Subsidiaries, if any, taken as a whole will not have incurred or intended to, or believe that they will, incur debts beyond their ability to pay such debts as such debts mature and (z) the Borrower and its Subsidiaries, if any, taken as a whole will not have unreasonably small capital with which to conduct its business. For purposes of this Section 6.10, "debt" means any liability on a claim, and "claim" means (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

          (b) (i)  The consolidated balance sheet of the Borrower at
December 31, 1998 and June 30, 1999 and the related statements of operations and cash flows of the Borrower for the fiscal year or the six-month period, as the case may be, ended as of said dates, which, in the case of the December 31, 1998 statements, have been examined by Arthur Andersen & Co. independent certified public accountants, who delivered an unqualified opinion in respect therewith, and (ii) the pro forma balance sheet of the Borrower as of June 30, 1999, copies
             --- -----
of which have heretofore been furnished to each Lender, present fairly the financial position of such entities at the dates of said statements and the results for the periods covered thereby (or, in the case of the pro forma
                                                                --- -----
balance sheet, presents a good faith estimate of the pro forma financial
                                                     --- -----
condition of the Borrower at the date thereof) in accordance with GAAP, except to the extent provided in the notes to said financial statements and, in the case of the June 30, 1999 statements, subject to normal and recurring year-end audit adjustment. All such financial statements (other than the aforesaid pro
                                                                           ---
forma balance sheets) have been prepared in accordance with generally accepted
-----
accounting principles and practices consistently applied except to the extent provided in the notes to said financial statements. Nothing has occurred since December 31, 1998 that has had or could reasonably be expected to have a Material Adverse Effect.

          (c) Except as fully reflected in the financial statements and the notes thereto described in Section 6.10(b), the Indebtedness incurred under this Agreement and the Senior Subordinated Notes, there were as of the Initial Borrowing Date no liabilities or obligations with respect to the Borrower or any of its Subsidiaries, if any, of a nature (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would be material to the Borrower and its Subsidiaries, if any, taken as a whole, except as incurred in the ordinary course of business consistent with past practices subsequent to December 31, 1998.

          6.11 Security Interests.  On and after the Initial Borrowing Date,
               ------------------
each of the Security Documents creates (or after the execution and delivery thereof will create), as security for the Obligations purported to be secured thereby, a valid and enforceable perfected security interest in and Lien on all of the Collateral subject thereto, superior to and prior to the rights of all third Persons and subject to no other Liens (except that the Security Agreement Collateral may be subject to the security interests evidenced by Permitted Liens relating thereto), in favor of the Collateral Agent for the benefit of the Lenders. No filings or recordings are required in order to perfect the security interests created under any Security Document except for filings or recordings required in connection with any such Security Document (other than the Pledge Agreement which may be executed and delivered after the Initial Borrowing Date) which shall have been made upon or prior to (or are the subject of arrangements, satisfactory to the Administrative Agent, for filing on or promptly after the date of) the execution and delivery thereof.

          6.12 Tax Returns and Payments.  Except as set forth on Annex V, the
               ------------------------
Borrower and each of its Subsidiaries, if any, has filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith which are adequately disclosed and fully provided for on the financial statements of the Borrower and its Subsidiaries, if any, in accordance with GAAP. The Borrower and each of its Subsidiaries, if any, have paid, or have provided adequate reserves (in the good faith judgment of the management of the Borrower) for the payment of, all federal, state and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to the date hereof. As of the Initial Borrowing Date there is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of the Borrower or any of its Subsidiaries, if any, threatened by any authority regarding any taxes relating to the Borrower or any of its Subsidiaries, if any. Neither the Borrower nor any of its Subsidiaries, if any, has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Borrower or any of its Subsidiaries, if any, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Borrower or any of its Subsidiaries, if any, not to be subject to the normally applicable statute of limitations.

          6.13 Compliance with ERISA.  Each Plan is in substantial compliance
               ---------------------
with ERISA and the Code; no Reportable Event has occurred with respect to a Plan; no Plan is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan has an accumulated or waived funding deficiency, has permitted decreases in its funding standard account or has applied for an extension of any amortization period within the meaning of Section 412 of the Code; neither the Borrower, nor any Subsidiary, if any, nor any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to
Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of
ERISA or Section 401(a)(29), 4971, 4975 or 4980 of the Code or expects to incur any liability (including any indirect, contingent or secondary liability) under any of the foregoing Sections with respect to any Plan; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan; no condition exists which presents a material risk to the Borrower or any Subsidiary, if any, or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of the Borrower and its Subsidiaries, if any, and its ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event, would not exceed $5,000,000; no lien imposed under the Code or ERISA on the assets of the Borrower or any Subsidiary, if any, or any ERISA Affiliate exists or is likely to arise on account of any Plan; and the Borrower and its Subsidiaries, if any, do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA), except to the extent that all events described in the preceding clauses of this Section
6.13 and then in existence would not, in the aggregate, have or be likely to have a Material Adverse Effect. With respect to Plans that are multiemployer plans (within the meaning of Section 4001(a)(3) of ERISA) the representations and warranties in this Section 6.13 are made to the best knowledge of the Borrower.

          6.14  Subsidiaries.  (a) The Borrower has no Subsidiaries on the
                ------------
Initial Borrowing Date.

          (b) Prior to the consummation of the Transaction, Acquisition Sub had no Subsidiaries.

          (c) On and after the Initial Borrowing Date, there are no restrictions on the Borrower or any of its Subsidiaries, if any, which prohibit or otherwise restrict the transfer of cash or other assets from any Subsidiary, if any, of the Borrower to the Borrower, other than prohibitions or restrictions existing under or by reason of (i) this Agreement, the other Credit Documents or the Senior Subordinated Note Documents, (ii) applicable law, (iii) customary non-assignment provisions entered into in the ordinary course of business and consistent with past practices, (iv) any restriction or encumbrance with respect to a Subsidiary, if any, of the Borrower imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the capital stock or assets of such Subsidiary, so long as such sale or disposition is permitted under this Agreement, and (v) any documents or instruments governing the terms of any Indebtedness or other obligations secured by Liens permitted by Section 8.03, provided that such prohibitions or
                                    --------
restrictions apply only to the assets subject to such Liens.

          6.15  Patents, etc.  The Borrower and each of its Subsidiaries, if
                -------------
any, have obtained all material patents, trademarks, service marks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary for the operation of their businesses taken as a whole as presently conducted and as proposed to be conducted.

          6.16  Environmental Matters.  (a)  Each of the Borrower and its
                ---------------------
Subsidiaries, if any, is in compliance with all applicable Environmental Laws governing its business for which failure to comply is likely to have a Material Adverse Effect, and neither the Borrower nor any of its Subsidiaries, if any, is liable for any material penalties, fines or forfeitures for failure to comply with any of the foregoing in the manner set forth above. All licenses, permits, registrations or approvals required for the business of the Borrower and each of its Subsidiaries, if any, as conducted as of the Initial Borrowing Date, under any Environmental Law have been secured and the Borrower and each of its Subsidiaries, if any, is in substantial compliance therewith, except such licenses, permits, registrations or approvals the failure to secure or to comply therewith is not likely to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries, if any, is in any respect in noncompliance with, breach of or default under any applicable writ, order, judgment, injunction, or decree to which the Borrower or such Subsidiary is a party or which would affect the ability of the Borrower or such Subsidiary to operate any real property and no event has occurred and is continuing which, with the passage of time or the giving of notice or both, would constitute noncompliance, breach of or default thereunder, except in each such case, such noncompliance, breaches or defaults as are not likely to, in the aggregate, have a Material Adverse Effect. There are as of the Initial Borrowing Date no Environmental Claims pending or, to the best knowledge of the Borrower, threatened, which (a) question the validity, term or entitlement of the Borrower or any of its Subsidiaries, if any, for any permit, license, order or registration required for the operation of any facility which the Borrower or any of its Subsidiaries, if any, currently operates and (b) wherein an unfavorable decision, ruling or finding would be reasonably likely to have a Material Adverse Effect. There are no facts, circumstances, conditions or occurrences on any Real Property or, to the knowledge of the Borrower, on any property adjacent to any such Real Property that could reasonably be expected
(i) to form the basis of an Environmental Claim against the Borrower, any of its Subsidiaries, if any, or any Real Property of the Borrower or any of its Subsidiaries, if any, or (ii) to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property under any Environmental Law, except in each such case, such Environmental Claims or restrictions that individually, or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

          (b) Hazardous Materials have not at any time been (i) generated, used, treated or stored on, or transported to or from, any Real Property of the Borrower or any of its Subsidiaries, if any, or (ii) released on any Real Property, in each case where such occurrence or event individually or in the aggregate is reasonably likely to have a Material Adverse Effect.

          (c) Notwithstanding anything to the contrary in this Section 6.16, the representations made in this Section 6.16 shall only be untrue if the aggregate effect of all conditions, failures, noncompliance and Environmental Claims, in each case of the types described above, would reasonably be expected to have a Material Adverse Effect.

          6.17  Properties.  The Borrower and each of its Subsidiaries, if any,
                ----------
have good and marketable title to all properties owned by them other than as otherwise permitted by Section 8.03. Annex VI contains a true and complete list of each Real Property owned or leased by the Borrower or any of its Subsidiaries, if any, on the Initial Borrowing Date and the type of interest therein held by the Borrower or the respective Subsidiary, if any.

          6.18  Labor Relations.  No Credit Party is engaged in any unfair labor
                ---------------
practice that could reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against any Credit Party or threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against any Credit Party or threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against any Credit Party or threatened against any Credit Party and (iii) no union representation question existing with respect to the employees of any Credit Party and no union organizing activities are taking place, except with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate, such as is not reasonably likely to have a Material Adverse Effect.

          6.19  Senior Subordinated Notes.  On and after the issuance thereof,
                -------------------------
the subordination provisions contained in the Senior Subordinated Notes are enforceable by the Lenders against the Borrower and the holders of such Senior Subordinated Notes, and all Obligations of the Borrower are or will be within the definition of "Senior Indebtedness" included in such provisions of the Senior Subordinated Note Documents.

          6.20  Existing Indebtedness.  Annex IV sets forth a true and complete
                ---------------------
list of all Existing Indebtedness, in each case showing the aggregate principal amount thereof and the name of the respective borrower (or issuer) and any other entity which directly or indirectly guaranteed such debt.

          SECTION 7.  Affirmative Covenants.  The Borrower covenants and agrees
                      ---------------------
that on the Initial Borrowing Date and thereafter for so long as this Agreement is in effect and until the Commitments have terminated, no Letters of Credit (other than Letters of Credit, together with all Fees that have accrued and will accrue thereon through the stated termination date of such Letters of Credit, which have either been (a) cash collateralized in a manner satisfactory to the respective Letter of Credit Issuer or (b) backstopped by a letter of credit or other security acceptable to the respective Letter of Credit Issuer) or Notes are outstanding and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations (other than any indemnities described in Section 12.13 which are not then due and payable).

          7.01  Information Covenants.  The Borrower will furnish to each
                ---------------------
Lender:

          (a)  Annual Financial Statements.  Within 90 days after the close of
               ---------------------------
each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries, if any, as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for such fiscal year, in each case setting forth comparative consolidated figures for the preceding fiscal year, and examined by independent certified public accountants of recognized national standing whose opinion shall not be qualified as to the scope of audit and as to the status of the Borrower or any of its Subsidiaries, if any, as a going concern, together with a certificate of such accounting firm stating that in the course of its regular audit of the business of the Borrower, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge of any Default or Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

          (b)  Quarterly Financial Statements.  As soon as available and in any
               ------------------------------
event within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year, the consolidated balance sheet of the Borrower and its Subsidiaries, if any, as at the end of such quarterly period and the related consolidated statements of income and retained earnings and of cash flows for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and in each case setting forth comparative consolidated figures for the related periods in the prior fiscal year, all of which shall be certified by the chief financial officer or controller or other Authorized Officer of the Borrower, subject to changes resulting from audit and normal year-end audit adjustments.

          (c)  Monthly Reports.  As soon as practicable, and in any event within
               ---------------
30 days, after the end of each monthly accounting period of each fiscal year (other than the last monthly accounting period in such fiscal year) the consolidated balance sheet of the Borrower and its Subsidiaries, if any, as at the end of such period, and the related consolidated statements of income and retained earnings for such period, setting forth comparative figures for the corresponding period of the previous year to the extent available, all of which shall be certified by the chief financial officer or controller or other Authorized Officer of the Borrower subject to changes resulting from audit and normal year-end audit adjustments.

          (d)  Budgets; etc.  Not more than 60 days after the commencement of
               ------------
each fiscal year of the Borrower, a budget of the Borrower and its Subsidiaries, if any, in reasonable detail for each of the twelve months of such fiscal year. Together with each delivery of consolidated financial statements pursuant to
Section 7.01(a), (b) and (c), a comparison of the current year-to-date financial results against the budgets required to be submitted pursuant to this clause (d) shall be presented.

          (e)  Officer's Certificates.  At the time of the delivery of the
               ----------------------
financial statements provided for in Section 7.01(a), (b) and (c), a certificate of the chief financial officer, controller or other Authorized Officer of the Borrower to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate, in the case of the certificate delivered pursuant to
Section 7.01(a) and (b), shall set forth the calculations required to establish
(I) the Total Leverage Ratio for the Relevant Test Period ending on the last day of such fiscal year or period and (II) whether the Borrower and its Subsidiaries, if any, were in compliance with the provisions of Sections 8.05, 8.07, 8.08(a) (but only to the extent the Borrower has made payments of the type described in clause (ii) thereof in such period or year), 8.10 and 8.11 as at the end of such fiscal period or year, as the case may be.

          (f)  Notice of Default or Litigation.  Promptly, and in any event
               -------------------------------
within three Business Days (or 10 Business Days in the case of clause (y) below) after the Borrower obtains knowledge thereof, notice of (x) the occurrence of any event which constitutes a Default or Event of Default which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto and (y) the commencement of or any significant development in any litigation or governmental proceeding pending against the Borrower or any of its Subsidiaries, if any, which is reasonably likely to have a Material Adverse Effect or is likely to have a material adverse effect on the ability of the Borrower or any Credit Party to perform its obligations hereunder or under any other Credit Document.

          (g)  Auditors' Reports.  Promptly upon receipt thereof, a copy of each
               -----------------
other final report or "management letter" submitted to the Borrower by its independent accountants in connection with any annual, interim or special audit made by it of the books of the Borrower.

          (h)  Environmental Matters.  Promptly after obtaining knowledge of any
               ---------------------
of the following (but only to the extent that any of the following could reasonably be expected to have a Material Adverse Effect, either individually or in the aggregate) written notice of:

           (i) any pending or threatened Environmental Claim against the Borrower or any of its Subsidiaries, if any, or any Real Property owned or operated by the Borrower or any of its Subsidiaries, if any;

           (ii) any condition or occurrence on any Real Property owned or operated by the Borrower or any of its Subsidiaries, if any, that (x) results in noncompliance by the Borrower or any of its Subsidiaries, if any, with any applicable Environmental Law or (y) could reasonably be anticipated to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries, if any, or any such Real Property;

           (iii) any condition or occurrence on any Real Property owned or operated by the Borrower or any of its Subsidiaries, if any, that could reasonably be anticipated to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by the Borrower or its Subsidiary, if any, as the case may be, of its interest in such Real Property under any Environmental Law; and

           (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned or operated by the Borrower or any of its Subsidiaries, if any.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower's response or proposed response thereto. In addition, the Borrower agrees to provide the Lenders with copies of all material communications by the Borrower or any of its Subsidiaries, if any, with any Person, government or governmental agency relating to any of the matters set forth in clauses (i)-(iv) above, and such detailed reports relating to any of the matters set forth in clauses (i)-(iv) above as may reasonably be requested by the Administrative Agent or the Required Lenders.

          (i)  Other Information.  Promptly upon transmission thereof, (i)
               -----------------
copies of any filings and registrations with, and reports to, the Securities and Exchange Commission or any successor thereto (the "SEC") by the Borrower or any of its Subsidiaries, if any (ii) copies of any material complaints or correspondence received from the Federal Trade Commission and/or the postal service (x) regarding compliance with the Federal Trade Commission Act, as amended (15 U.S.C. Subsection 45) or (y) in connection with advertising materials distributed by the Borrower, and (iii) with reasonable promptness, such other information or documents (financial or otherwise) as the Administrative Agent or the Required Lenders may reasonably request from time to time.

          7.02  Books, Records and Inspections.  The Borrower will, and will
                ------------------------------
cause its Subsidiaries, if any, to, permit, upon reasonable notice to the chief financial officer, controller or any other Authorized Officer of the Borrower (except when a Default or Event of Default has occurred and is continuing, in which case, no notice shall be required) (x) officers and designated representatives of any Agent or the Required Lenders to visit and inspect any of the properties or assets of the Borrower and any of its Subsidiaries, if any, in whomsoever's possession, and to examine the books of account of the Borrower and any of its Subsidiaries, if any, and discuss the affairs, finances and accounts of the Borrower and of any of its Subsidiaries, if any, with, and be advised as to the same by, its and their officers and independent accountants, all at such reason-able times and intervals and to such reasonable extent as any Agent or the Required Lenders may desire and (y) if an Event of Default has occurred and is continuing, any Agent, or a third party designated by such Agent, to conduct, at the Borrower's expense, an audit of the accounts receivable and inventories of the Borrower and its Subsidiaries, if any, at such times as such Agent shall reasonably require.

          7.03  Insurance.  The Borrower will, and will cause each of its
                ---------
Subsidiaries, if any, to, at all times maintain in full force and effect insurance in such amounts, covering such risks and liabilities and with such deductibles or self-insured retentions as are in accordance with normal industry practice. At any time that insurance at the levels described in Annex VII is not being maintained by the Borrower and its Subsidiaries, if any, the Borrower will notify the Lenders in writing thereof and, if thereafter notified by any Agent to do so, the Borrower will, and will cause its Subsidiaries, if any, to, obtain insurance at such levels at least equal to those set forth in Annex VII to the extent then generally available or otherwise as are acceptable to such Agent. The Borrower will, and will cause each of its Subsidiaries, if any, to, furnish on the Initial Borrowing Date and annually thereafter to the Administrative Agent a summary of the insurance carried together with certificates of insurance and other evidence of such insurance, if any, naming the Collateral Agent as an additional insured and/or loss payee.

          7.04  Payment of Taxes.  The Borrower will pay and discharge, and will
                ----------------
cause each of its Subsidiaries, if any, to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of the Borrower or any of its Subsidiaries, if any, provided that neither the Borrower nor any Subsidiary, if
                      --------
any, shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of the management of the Borrower) with respect thereto in accordance with GAAP.

          7.05  Consolidated Corporate Franchises.  The Borrower will do, and
                ---------------------------------
will cause each Subsidiary, if any, to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence, material rights and authority except to the extent any such action or omission would not be reasonably likely to have a Material Adverse Effect, provided that any
                                                        --------
transaction permitted by Section 8.02 will not constitute a breach of this
Section 7.05.

          7.06  Compliance with Statutes, etc.  The Borrower will, and will
                ------------------------------
cause each Subsidiary to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property other than those the non-compliance with which would not have a Material Adverse Effect or would not have a material adverse effect on the ability of any Credit Party to perform its obligations under any Credit Document to which it is party.

          7.07  ERISA.  As soon as possible and, in any event, within 10 days
                -----
after the Borrower or any of its Subsidiaries, if any, knows or has reason to know of the occurrence of any of the following, the Borrower will deliver to each of the Lenders a certificate of the chief financial officer of the Borrower setting forth details as to such occurrence and such action, if any, which the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant (other than notices relating to an individual participant's benefits) or the Plan administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency has been incurred or an application is reasonably likely to be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan; that a Plan which has an Unfunded Current Liability has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability and there is a failure to make a required contribution, which gives rise to a lien under ERISA or the Code; that proceedings are reasonably likely to be or have been instituted to terminate a Plan which has an Unfunded Current Liability; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that the Borrower, any Subsidiary, if any, or any ERISA Affiliate will or is reasonably likely to incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or
Section 409, 502(i) or 502(l) of ERISA or that the Borrower or any Subsidiary, if any, may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan (as defined in Section 3(2) of ERISA) and, in any such case, such an event would not be reasonably likely to have a Material Adverse Effect. Upon request of a Lender, the Borrower will deliver to such Lender a complete copy of the annual report (Form 5500) of each Plan required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Lenders pursuant to the first sentence hereof, copies of any annual reports and any other material notices received by the Borrower or any Subsidiary, if any, with respect to a Plan shall be delivered to the Lenders no later than 10 days after the later of the date such notice has been filed with the Internal Revenue Service or the PBGC, given to Plan participants (other than notices relating to an individual participant's benefits) or received by the Borrower or such Subsidiary.

          7.08  Good Repair.  The Borrower will, and will cause each of its
                -----------
Subsidiaries, if any, to, ensure that its properties and equipment used or useful in its business in whomsoever's possession they may be, are kept in good repair, working order and condition, normal wear and tear excepted, and, subject to Section 8.05, that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner useful or customary for companies in similar businesses.

          7.09  End of Fiscal Years; Fiscal Quarters.  The Borrower will, for
                ------------------------------------
financial reporting purposes, cause (i) each of its, and each of its Subsidiaries', if any, fiscal years to end on December 31 of each year and (ii) each of its, and each of its Subsidiaries', if any, fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year.

          7.10  Use of Proceeds.  All proceeds of the Loans shall be used as
                ---------------
provided in Section 6.05.

          7.11  Additional Security; Further Assurances.  (a) The Borrower
                ---------------------------------------
will, and will cause its Domestic Subsidiaries, if any, to, grant to the Collateral Agent security interests and mortgages (each, an "Additional Mortgage") in such owned Real Property of the Borrower and its Subsidiaries as may be requested from time to time by the Administrative Agent. All such security interests and mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and shall constitute valid and enforceable Liens superior to and prior to the rights of all third Persons and subject to no other Liens except as are permitted by
Section 8.03. The Additional Mortgages or instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Mortgages and all taxes, fees and other charges payable in connection therewith shall have been paid in full.

          (b) The Borrower will, and will cause its Domestic Subsidiaries, if any, to, at the expense of the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports and other assurances or instruments and take such further steps relating to the collateral covered by any of the Security Documents as the Collateral Agent may reasonably require. Furthermore, the Borrower shall cause to be delivered to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be requested by the Collateral Agent to assure themselves that this Section 7.11 has been complied with.

          (c)   The Borrower agrees that each action required above by this
Section 7.11 shall be completed as soon as possible, but in no event later than 60 days after such action is requested to be taken by the Collateral Agent or the Required Lenders, provided that in no event shall the Borrower be required
                      --------
to take any action, other than using its reasonable commercial efforts without any material expenditure, to obtain consents from third parties with respect to its compliance with this Section 7.11.

          7.12  Compliance with Environmental Laws. (a)  (i) The Borrower will
                ----------------------------------
comply, and will cause each of its Subsidiaries, if any, to comply, with all Environmental Laws applicable to the ownership, lease or use of all Real Property now or hereafter owned, leased or operated by the Borrower or any Subsidiary, if any, will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws and (ii) neither the Borrower nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of Hazardous Materials on any Real Property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, except in compliance with all Environmental Laws and except to the extent that the failure to comply with the requirements specified in clause (i) or (ii) above, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          (b) At the written request of the Administrative Agent, the Borrower or any of its Subsidiaries will provide, at their sole cost and expense, an environmental site assessment report concerning any of their Real Properties, prepared by an environmental consulting firm approved by the Administrative Agent, which approval shall not be unreasonably withheld, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with any Hazardous Materials on such Real Property, provided that such request shall be made only if either (i) there
          --------
exists an Event of Default under Section 9.02 or 9.03 or (ii) the Lenders receive notice under Section 6.16 or this Section 7.12. If the Borrower or its Subsidiaries fails to provide such environmental site assessment report within 90 days after such request was made, the Administrative Agent may order the same, and the Borrower and its Subsidiaries shall grant and hereby grant to the Administrative Agent and the Lenders and their agents access to such Property and specifically grants the Administrative Agent and the Lenders an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at the Borrower's expense.

          7.13  Interest Rate Agreements.  The Borrower will, no later than the
                ------------------------
date occurring 90 days after the Initial Borrowing Date, enter into Interest Rate Agreements which cover, together with any Indebtedness on which interest accrues at a fixed rate, for the period from the date thereof to at least three years from the Initial Borrowing Date, 50% or more of the aggregate outstanding principal amount of Term Loans and Senior Subordinated Notes, in each case on terms reasonably satisfactory to the Administrative Agent and the Borrower.

          7.14  Year 2000 Compliance.  The Borrower will ensure that its
                --------------------
Information Systems and Equipment are at all times after November 30, 1999 Year 2000 Compliant in all material respects, and shall notify the Administrative Agent and each Lender promptly upon detecting any material failure of the Information Systems and Equipment to be Year 2000 Compliant. In addition, the Borrower shall provide the Administrative Agent and each Lender with such information about its year 2000 computer readiness (including, without limitation, information as to contingency plans, budgets and testing results) as the Administrative Agent or such Lender shall reasonably request.

          SECTION 8.  Negative Covenants.  The Borrower hereby covenants and
                      ------------------
agrees that as of the Initial Borrowing Date and thereafter for so long as this Agreement is in effect and until the Commitments have terminated, no Letters of Credit (other than Letters of Credit, together with all fees that have and will accrue thereon through the stated termination date of such Letter of Credit, which have either been (a) cash collateralized in a manner satisfactory to the respective Letter of Credit Issuer or (b) backstopped by a Letter of Credit or other security acceptable to the respective Letter of Credit) or Notes are outstanding and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder, are paid in full:

          8.01  Changes in Business.  The Borrower will not, and will not permit
                -------------------
any of its Subsidiaries, if any, to, materially alter the character of the business of the Borrower and its Subsidiaries from that conducted at the Initial Borrowing Date, provided that this Section 8.01 shall not restrict the making of
                --------
any investment expressly permitted by Section 8.06.

          8.02  Consolidation, Merger, Sale or Purchase of Assets, etc.  The
                -------------------------------------------------------
Borrower will not, and will not permit any Subsidiary to, wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, sell or otherwise dispose of all or any part of its property or assets (other than inventory or obsolete equipment or excess equipment no longer needed in the conduct of the business in the ordinary course of business) or purchase, lease or otherwise acquire all or any part of the property or assets of any Person (other than purchases or other acquisitions of inventory, leases, materials and equipment in the ordinary course of business) or agree to do any of the foregoing at any future time (unless such agreement is expressed to be subject to the consent of the requisite Lenders hereunder or provides for or contemplates a contemporaneous repayment of the Obligations), except that the following shall be permitted:

          (a) any Subsidiary of the Borrower may be merged or consolidated with or into, or be liquidated into, the Borrower or a Guarantor (so long as the Borrower or such Guarantor is the surviving corporation), or all or any part of its business, properties and assets may be conveyed, leased, sold or transferred to the Borrower or any Guarantor (or any other Subsidiary), provided that neither the Borrower nor any Guarantor may be a
                  --------
     party to any merger, consolidation or liquidation otherwise permitted by this clause (a) involving a Subsidiary that is not a Wholly-Owned Subsidiary;

          (b) capital expenditures to the extent within the limitations set forth in Section 8.05 hereof;

          (c) the investments, acquisitions and transfers or dispositions of properties permitted pursuant to Section 8.06;

          (d) each of the Borrower and the Guarantors may lease (as lessee) real or personal property in the ordinary course of business (so long as such lease does not create a Capitalized Lease Obligation not otherwise permitted by Section 8.04(d));

          (e) licenses or sublicenses by the Borrower and its Guarantors of software, customer lists, trademarks and other intellectual property in the ordinary course of business, provided, that such licenses or sublicenses
                                  --------
     shall not interfere with the business of the Borrower or any Guarantor;

          (f) other sales or dispositions of assets in the ordinary course of business, provided that (w) the aggregate Net Cash Proceeds received from
               --------
     all such sales and dispositions shall not exceed $500,000 in any fiscal year of the Borrower, (x) each such sale shall be in an amount at least equal to the fair market value thereof (as determined by the Board of Directors of the Borrower in the case of sales in excess of $100,000) and for proceeds consisting solely of not less than (A) 80% cash and (B) seller indebtedness evidenced by promissory notes which notes shall be pledged and delivered to the Collateral Agent pursuant to the Pledge Agreement, which if not previously executed and delivered prior to the date of such Asset Sale shall be then executed and delivered at the time thereof, and (y) the Net Cash Proceeds of any such sale are applied to repay the Loans to the extent required by Section 4.02(A)(d), and provided further, that the sale
                                                ----------------
     or disposition of the capital stock of any Subsidiary of the Borrower shall be prohibited unless it is for all of the outstanding capital stock of such Subsidiary owned by the Borrower or any Guarantor;

          (g) other sales or dispositions of assets in each case to the extent the Required Lenders have consented in writing thereto and subject to such conditions as may be set forth in such consent;

          (h) any Subsidiary may be liquidated into the Borrower or a Guarantor;

          (i) acquisitions and dispositions of Permitted Joint Ventures in accordance with Section 8.06(g);

          (j) the Borrower or any Guarantor may make any (x) acquisition (including by merger or consolidation) by a Credit Party of 100% of the capital stock and other equity or ownership interests in a Person or (y) acquisition of all or substantially all of the property and activities of a Person or a business with the Person whose stock, other interest or property are acquired or the business whose property and activities are acquired to be engaged in the United States (each a "Permitted Acquisition") to the extent that: (A) no Default or Event of Default exists at the time of such acquisition or would result therefrom, (B) the Borrower shall be in compliance at the time of such acquisition with Sections 8.10 and 8.11 determined on a Pro Forma Basis as if such
                                            --- -----
     acquisition, and the incurrence of any Indebtedness to finance same, were effected on the first day of the last Test Period then ended, (C) the aggregate consideration paid in connection therewith (including the principal amount of Indebtedness assumed in connection therewith or the fair market value of capital stock or assets) of all such Permitted Acquisitions shall not exceed $15,000,000 per annum in cash plus (I) the
                                                                 ----
     fair market value of any capital stock of the Borrower issued as consideration for any such Permitted Acquisition and (II) the cash proceeds of any capital stock of the Borrower issued in connection with any such Permitted Acquisition and (D) the chief financial officer of the Borrower shall have provided to the Administrative Agent prior to consummation of any such acquisition a detailed certificate setting forth compliance with the foregoing clauses (A) through (D); and

          (k)   the consummation of the Merger and the Recapitalization.

          8.03  Liens.  The Borrower will not, and will not permit any of its
                -----
Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any such Subsidiary whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with recourse to the Borrower or any of its Subsidiaries) or assign any right to receive income, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, except:

          (a) Liens for taxes not yet due or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Borrower) have been established;

          (b) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law which were incurred in the ordinary course of business, such as carriers', warehousemen's and mechanics' Liens, statutory landlord's Liens, and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or any Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;

          (c) Liens created by or pursuant to this Agreement or the other Credit Documents;

          (d) Liens on assets of the Borrower and each Subsidiary, if any, existing on the Initial Borrowing Date and listed on Annex VIII hereto, without giving effect to any subsequent extensions or renewals thereof;

          (e) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 9.09;

          (f) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money);

          (g) leases or subleases granted to others not interfering in any material respect with the business of the Borrower or any of its Subsidiaries;

          (h) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

          (i) Liens arising from UCC financing statements regarding leases permitted by this Agreement;

          (j) purchase money Liens securing payables arising from the purchase by the Borrower or any Guarantor of any equipment or goods in the normal course of business, provided that such payables shall not constitute
                         --------
     Indebtedness;

          (k) any interest or title of a lessor under any lease permitted by this Agreement;

          (l) Liens arising pursuant to purchase money mortgages or security interests securing Indebtedness representing the purchase price of assets acquired by the Borrower or any Guarantor, provided that any such Liens
                                                --------
     attach only to the assets so acquired and that all Indebtedness secured by Liens created pursuant to this clause (l) shall not exceed $2,500,000 at any time outstanding;

          (m)   Liens created pursuant to Capital Leases permitted pursuant to
     Section 8.04(d); and

          (n) Liens securing Indebtedness not in excess of $4,000,000 at any time outstanding.

          8.04  Indebtedness.  The Borrower will not, and will not permit any of
                ------------
its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

          (a) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

          (b) Indebtedness owing by (i) any Guarantor to another Guarantor or the Borrower, (ii) any other Subsidiary to another Subsidiary that is not a Guarantor and (iii) the Borrower to any Guarantor;

          (c) Indebtedness of the Borrower incurred under the Senior Subordinated Notes and the other Senior Subordinated Note Documents delivered in connection therewith shall not exceed $155,000,000 at any time;

          (d) Capitalized Lease Obligations of the Borrower and each Guarantor, provided that the aggregate Capitalized Lease Obligations under
                --------
     all Capital Leases entered into after the Initial Borrowing Date shall not exceed $10,000,000;

          (e) Existing Indebtedness, without giving effect to any subsequent extension, renewal or refinancing thereof;

          (f) Indebtedness under Interest Rate Agreements relating to the Loans on terms and conditions satisfactory to the Agents to the extent determined, in good faith by the Borrower, to be non-speculative in nature;

          (g) Indebtedness of the Borrower represented by the obligations of the Borrower (which are subordinated to the Obligations) to make payments with respect to the cancellation or repurchase of certain stock of officers, employees and directors (or their estates) of the Borrower and its Subsidiaries, if any, to the extent permitted by Section 8.08;

          (h) Indebtedness incurred pursuant to purchase money mortgages permitted by Section 8.03(l); and

          (i) additional Indebtedness of the Borrower and the Guarantors not to exceed an aggregate outstanding principal amount of $20,000,000 at any time.

          8.05  Capital Expenditures.  (a) The Borrower will not, and will not
                --------------------
permit any of its Subsidiaries to, incur Consolidated Capital Expenditures, provided that the Borrower and the Guarantors may make Consolidated Capital
--------
Expenditures of up to $7,000,000 in any fiscal year.

          (b) In the event that the maximum amount which is permitted to be expended in respect of Consolidated Capital Expenditures during any fiscal year pursuant to Section 8.05(a) (without giving effect to this clause (b)) is not fully expended during such fiscal year, the maximum amount which may be expended during the immediately succeeding fiscal year pursuant to Section 8.05(a) shall be increased by such unutilized amount, provided that such increase shall not
                                        --------
exceed $3,000,000 in any fiscal year.

          (c) In addition to the foregoing, the Borrower may make Consolidated Capital Expenditures in amounts in excess of those permitted under Sections 8.05(a) and (b), (i) constituting Reinvestment Assets acquired pursuant to
Section 4.02(A)(d) or resulting from Recovery Events acquired pursuant to
Section 4.02(A)(g) or (ii) in an amount not to exceed the Available Excess Cash Flow Amount at the time of such additional Consolidated Capital Expenditure (determined before giving effect to the making of such additional Consolidated Capital Expenditure).

          8.06  Advances, Investments and Loans.  The Borrower will not, and
                -------------------------------
will not permit any of its Subsidiaries to, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to any Person, except:

          (a) the Borrower or any Subsidiary may invest in cash and Cash Equivalents;

          (b) the Borrower and any Subsidiary may acquire and hold receivables owing to them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms (including the dating of receivables and extensions of payment in the ordinary course of business consistent with past practices) of the Borrower;

          (c) the intercompany Indebtedness described in Section 8.04(b) shall be permitted;

          (d) loans and advances to employees in the ordinary course of business in an aggregate principal amount not to exceed $1,000,000 at any time outstanding shall be permitted;

          (e) the Borrower and each Guarantor, if any, may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (f) Interest Rate Agreements permitted by Section 8.04(f) shall be permitted;

          (g) the Borrower or any Guarantor, if any, may make investments in Permitted Joint Ventures not to exceed $2,500,000 (plus amounts returned to the Borrower as a result of sales of such investment or pursuant to a dividend payment thereunder), in the aggregate plus the Available Excess Cash Flow Amount at
                                   ----
     the time of the making thereof (before giving effect thereto);

          (h) the Borrower may make contributions to an employee stock ownership plan, provided such contributions are in Common Stock;

          (i) the Borrower may hold the promissory notes acquired in accordance with Section 8.02(f);

          (j) the Borrower may make investments constituting Permitted Acquisitions;

          (k)   the Borrower may consummate the Recapitalization; and

          (l) the Borrower or any of its Subsidiaries may make additional loans, advances and investments not covered by clauses (a) through (k) of this Section 8.06 not to exceed an aggregate amount of $5,000,000 at any time.

          8.07  Prepayments of Indebtedness, etc.  The Borrower will not, and
                ---------------------------------
will not permit any of its Subsidiaries, if any, to:

          (a) other than with respect to the Refinanced Indebtedness, make (or give any notice in respect thereof) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) or exchange of the Senior Subordinated Notes or any Existing Indebtedness (other than in connection with the exchange offer as contemplated by the Senior Subordinated Notes Documents);

          (b) amend or modify, or permit the amendment or modification of, any provisions of the Senior Subordinated Note Documents;

          (c) amend or modify, or permit the amendment or modification of, any provisions of any of the Documents (other than the Senior Subordinated Note Documents) entered into in connection with the Transaction if such amendment or modification would have a Material Adverse Effect or a Material Adverse Effect on the rights or remedies of the Lenders or the Agents hereunder or under any other Credit Document, or on the ability of the Credit Parties taken as a whole to perform their obligations to them; and/or

          (d) amend, modify or change in any manner materially adverse to the interests of the Lenders the certificate of incorporation (including, without limitation, by the filing of any certificate of designation) or by-laws of the Borrower or any agreement entered into by the Borrower with respect to its capital stock or enter into any new agreement in any manner materially adverse to the interests of the Lenders with respect to the capital stock of the Borrower.

          8.08  Dividends.  The Borrower will not, and will not permit any of
                ---------
its Subsidiaries, if any, to, declare or pay any dividends (other than dividends payable solely in

Qualified Stock of such Person) or return any capital to, its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares), or set aside any funds for any of the foregoing purposes, or permit any of its Subsidiaries to purchase or otherwise acquire for consideration (other than consideration payable solely in Qualified Stock) any shares of any class of the capital stock of the Borrower or any other Subsidiary, as the case may be, now or hereafter outstanding (or any options or warrants or stock appreciation rights issued by such Person with respect to its capital stock) (all of the foregoing "Dividends"), except that:

           (i) any Subsidiary of the Borrower may pay dividends to the Borrower or to a Guarantor;

           (ii) any Subsidiary of the Borrower that is a Permitted Joint Venture may pay cash Dividends to its shareholders or partners generally, so long as the Borrower or its respective Subsidiary which owns the equity interest or interests in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holdings of equity interest in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of equity interests in such Subsidiary or the terms of any agreements applicable thereto); and

           (iii) the Borrower may redeem or repurchase Common Stock (or options to purchase such Common Stock) from (1) officers, employees and directors (or their estates) upon the death, permanent disability, retirement or termination of employment of any such Person or otherwise in accordance with any stock option plan or any employee stock ownership plan, or (2) other stockholders of the Borrower, so long as the purpose of such purchase is to acquire Common Stock for reissuance to new officers, employees and directors (or their estates) of the Borrower to the extent so reissued within 12 months of any such purchase, provided that in all such
                                                     --------
     cases (A) no Default or Event of Default is then in existence or would arise therefrom and (B) the aggregate amount of all cash paid in respect of all such shares so redeemed or repurchased in any calendar year does not exceed $2,000,000 and, to the extent such maximum amount of cash permitted to be expended in respect of any such redemption or repurchase during any fiscal year is not fully expended during such fiscal year, the maximum aggregate amount of cash which may be expended during the immediately succeeding fiscal year shall be increased by such unutilized amount plus
                                                                         ----
     (I) proceeds of key-man life insurance used for the purposes set forth in subclause (2) and (II) the Available Excess Cash Flow Amount at the time of any such redemption and repurchase (before giving effect thereto) and, provided further, that in the event that the Borrower subsequently resells
     -------- -------
     to any member of its, or any Guarantors', management any shares redeemed or repurchased pursuant to this clause (ii), the amount of repurchases the Borrower may make from Management Investors pursuant to this clause (ii) shall be increased by an amount equal to any cash received by the Borrower upon the resale of such shares.

          8.09  Transactions with Affiliates.  The Borrower will not, and will
                ----------------------------
not permit any Subsidiary to, enter into any transaction or series of transactions after the Initial Borrowing Date whether or not in the ordinary course of business, with any Affiliate other than on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate, provided that the foregoing restrictions shall not apply to (i) transactions
--------
with its Affiliates set forth in Annex IX hereto, (ii) employment arrangements entered into in the ordinary course of business with officers of the Borrower and its Subsidiaries, if any, (iii) customary fees paid to members of the Board of Directors of the Borrower and of its Subsidiaries, if any, and (iv) dividends permitted pursuant to Section 8.08.

          8.10  Interest Coverage Ratio.  The Borrower will not permit the
                -----------------------
Interest Coverage Ratio for any Test Period ending on the date set forth below to be less than the ratio set forth opposite such date:

              Fiscal Quarter Ended                     Ratio
              --------------------                     -----

              December 31, 1999                       1.40:1.0

              March 31, 2000                          1.40:1.0
              June 30, 2000                           1.40:1.0
              September 30, 2000                      1.45:1.0
              December 31, 2000                       1.50:1.0

              March 31, 2001                          1.50:1.0
              June 30, 2001                           1.50:1.0
              September 30, 2001                      1.50:1.0
              December 31, 2001                       1.60:1.0

              March 31, 2002                          1.60:1.0
              June 30, 2002                           1.60:1.0
              September 30, 2002                      1.60:1.0
              December 31, 2002                       1.75:1.0

              March 31, 2003                          1.75:1.0
              June 30, 2003                           1.75:1.0
              September 30, 2003                      1.75:1.0
              December 31, 2003                       2.00:1.0

              March 31, 2004                          2.00:1.0
              June 30, 2004                           2.00:1.0
              September 30, 2004                      2.00:1.0
              December 31, 2004                       2.25:1.0

              March 31, 2005                          2.25:1.0
              June 30, 2005                           2.25:1.0
              September 30, 2005                      2.25:1.0
              December 31, 2005 and thereafter        2.50:1.0

          8.11  Total Leverage Ratio.  The Borrower will not permit the Total
                --------------------
Leverage Ratio for any Test Period ending on the date set forth below to be more than the ratio set forth opposite such date:

              Fiscal Quarter Ended                     Ratio
              --------------------                     -----

              December 31, 1999                       5.75:1.0

              March 31, 2000                          5.75:1.0
              June 30, 2000                           5.75:1.0
              September 30, 2000                      5.75:1.0
              December 31, 2000                       5.50:1.0

              March 31, 2001                          5.50:1.0
              June 30, 2001                           5.50:1.0
              September 30, 2001                      5.50:1.0
              December 31, 2001                       5.00:1.0

              March 31, 2002                          5.00:1.0
              June 30, 2002                           5.00:1.0
              September 30, 2002                      5.00:1.0
              December 31, 2002                       4.50:1.0

              March 31, 2003                          4.50:1.0
              June 30, 2003                           4.50:1.0
              September 30, 2003                      4.50:1.0
              December 31, 2003                       4.00:1.0

              March 31, 2004                          4.00:1.0
              June 30, 2004                           4.00:1.0
              September 30, 2004                      4.00:1.0
              December 31, 2004                       3.50:1.0

              March 31, 2005                          3.50:1.0
              June 30, 2005                           3.50:1.0
              September 30, 2005                      3.50:1.0
              December 31, 2005 and thereafter        3.00:1.0

          8.12  Issuance of Stock.  The Borrower will not permit any of its
                -----------------
Subsidiaries, directly or indirectly, to issue, sell, assign, pledge or otherwise encumber or dispose of any shares of its capital stock or other securities (or warrants, rights or options to acquire shares or other equity securities) of such Subsidiary, except, to the extent permitted by Section 8.06, to the Borrower or to qualify directors if required by applicable law. The Borrower will not, directly or indirectly, issue or sell, any share of capital stock, other than Common Stock or Permitted Preferred Stock.

          8.13  Limitation on Certain Restrictions on Subsidiaries.  The
                --------------------------------------------------
Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock of any other interest or participation in its profits owned by the Borrower, any Subsidiary of the Borrower or pay any Indebtedness owed to the Borrower or a Subsidiary of the Borrower, (b) make loans or advances to the Borrower or any of the Borrower's Subsidiaries or (c) transfer any of its properties or assets to the Borrower or any of its Subsidiaries except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower, or a Subsidiary of the Borrower, (iv) customary provisions restricting assignment of any licensing agreement entered into by the Borrower or a Subsidiary of the Borrower in the ordinary course of business; (v) the Senior Subordinated Note Documents and (vi) customary provisions restricting the transfer of assets subject to Liens permitted under Section 8.03(l) and (m).

          8.14  Limitation on Creation of Subsidiaries and Permitted Joint
                ----------------------------------------------------------
Ventures.  Notwithstanding anything to the contrary contained in this Agreement,
--------
the Borrower will not, and will not permit any of its Subsidiaries to, establish, create or acquire after the Initial Borrowing Date any Subsidiary (other than Permitted Joint Ventures permitted to be established in accordance with the requirements of 8.06(g)); provided that the Borrower and its Wholly-
                                   --------
Owned Subsidiaries shall be permitted to establish, create or, to the extent permitted by this Agreement, acquire Wholly-Owned Subsidiaries so long as (i) the capital stock or other equity interests of each such new Wholly-Owned Subsidiary is pledged pursuant to, and to the extent required by, the Pledge Agreement, which if not previously executed and delivered prior to the date of such acquisition shall then be executed and delivered at the time thereof, and the certificates representing such stock or other equity interests, together with stock or other powers duly executed in blank, are delivered to the Collateral Agent for the benefit of the Secured Creditors, (ii) each such new Wholly-Owned Subsidiary executes and delivers to the Administrative Agent a counterpart of the Guaranty, the Pledge Agreement and the Security Agreement and
(iii) each such new Wholly-Owned Subsidiary takes all actions required pursuant to Section 7.11. In addition, each new Wholly-Owned Subsidiary shall execute and deliver, or cause to be executed and delivered, to the Administrative Agent all other relevant documentation of the type described in Section 5.01(b), (c) and (g) as such new Wholly-Owned Subsidiary would have had to deliver if such new Wholly-Owned Subsidiary were a Credit Party on the Effective Date.

          SECTION 9.  Events of Default.  Upon the occurrence of any of the
                      -----------------
following specified events (each, an "Event of Default"):

          9.01  Payments.  The Borrower shall (i) default in the payment when
                --------
due of any principal of the Loans or (ii) default, and such default shall continue for five or more days, in the payment when due of any Unpaid Drawing, any interest on the Loans or any Fees or any other amounts owing hereunder or under any other Credit Document; or

          9.02  Representations, etc.  Any representation, warranty or statement
                ---------------------
made by any Credit Party herein or in any other Credit Document or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

          9.03  Covenants.  Any Credit Party shall (a) default in the due
                ---------
performance or observance by it of any term, covenant or agreement contained in
Section 7.11 or 8, or (b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 9.01, 9.02 or clause (a) of this Section 9.03) contained in this Agreement and such default shall continue unremedied for a period of at least 30 days after notice to the defaulting party by the Administrative Agent or the Required Lenders; or

          9.04  Default Under Other Agreements.  (a)  The Borrower or any of its
                ------------------------------
Subsidiaries, if any, shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) beyond the period of grace, if any, applicable thereto or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness to become due prior to its stated maturity; or (b) any such Indebtedness of the Borrower or any of its Subsidiaries, if any, shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that it shall not constitute an Event of Default pursuant to this
--------
Section 9.04 unless the principal amount of any one issue of such Indebtedness, or the aggregate amount of all Indebtedness referred to in clauses (a) and (b) above exceeds $7,500,000 at any one time; or

          9.05  Bankruptcy, etc.  The Borrower or any of its Material
                ----------------
Subsidiaries, if any, shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy", as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Borrower or any of its Material Subsidiaries, if any, and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Material Subsidiaries, if any; or the Borrower or any of its Material Subsidiaries, if any, commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its Material Subsidiaries, if any; or there is commenced against the Borrower or any of its Material Subsidiaries, if any, any such proceeding which remains undismissed for a period of 60 days; or the Borrower or any of its Material Subsidiaries, if any, is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; the Borrower or any of its Material Subsidiaries, if any, suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any of its Material Subsidiaries, if any, makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower or any of its Material Subsidiaries, if any, for the purpose of effecting any of the foregoing; or

          9.06  ERISA.  (a)  A single-employer plan (as defined in Section 4001
                -----
of ERISA) established by the Borrower, any of its Subsidiaries, if any, or any ERISA Affiliate shall fail to maintain the minimum funding standard required by
Section 412 of the Code for any plan year or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or shall provide security to induce the issuance of such waiver or extension, (b) any Plan is or shall have been or is likely to be terminated or the subject of termination proceedings under ERISA or an event has occurred entitling the PBGC to terminate a Plan under Section 4042(a) of ERISA, (c) any Plan shall have an Unfunded Current Liability or (d) the Borrower or a Subsidiary or any ERISA Affiliate has incurred or is likely to incur a material liability to or on account of a termination of or a withdrawal from a Plan under
Section 515, 4062, 4063, 4064, 4201 or 4204 of ERISA; and there shall result from any such event or events described in the preceding clauses of this Section
9.06 the imposition of a Lien upon the assets of the Borrower or any Subsidiary, the granting of a security interest, or a liability or a material risk of incurring a liability to the PBGC or a Plan or a trustee appointed under ERISA or a penalty under Section 4971 of the Code, in each case which would be reasonably like to have, in the opinion of the Required Lenders, a Material Adverse Effect; or

          9.07  Security Documents.  Except in each case to the extent resulting
                ------------------
from the failure of the Collateral Agent to retain possession of the applicable Pledged Securities, any Security Document shall cease to be in full force and effect, or shall cease to give the Collateral Agent any Lien encumbering assets with an aggregate fair market value in excess of $100,000 (and, if encumbering assets with a fair market value of less than $100,000, for a period greater than thirty or more days), or any material rights, powers and privileges purported to be created thereby in favor of the Collateral Agent or any Credit Party shall default in any material respect in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any such Security Document; or

          9.08  Guaranty.  After the execution and delivery thereof, the
                --------
Guaranty or any provision thereof shall cease to be in full force or effect, or any Guarantor or any Person acting by or on behalf of any such Guarantor shall deny or disaffirm such guarantor's obligations under such Guaranty or any such Guarantor shall default in the due performance or observance of any material term, covenant or agreement on its part to be performed or observed by it pursuant to the Guaranty; or

          9.09  Judgments.  One or more judgments or decrees shall be entered
                ---------
against the Borrower or any of its Subsidiaries, if any, involving a liability (to the extent not paid or not fully covered by insurance) of $7,500,000 or more for all such judgments and decrees and all such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or

          9.10  Capital Call Agreement.  (a) The Capital Call Agreement or any
                ----------------------
provision thereof shall cease to be in full force and effect except in accordance with the terms thereof, or Kelso or any Person acting by or on behalf of Kelso shall deny or disaffirm its obligations under the Capital Call Agreement or Kelso or any Person acting on or behalf of Kelso shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Capital Call Agreement or a Capital Call Event of Default under, and as defined in, the Capital Call Agreement shall occur; or

          (b) Any representation, warranty or statement made (or deemed made) by Kelso in the Capital Call Agreement shall prove to be untrue in any material respect on the date as of which made or deemed made;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Lenders, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against the Borrower, except as otherwise specifically provided for in this Agreement (provided that,
                                                                 --------
if an Event of Default specified in Section 9.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon the Commitment of each Lender shall forthwith terminate immediately and any Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and all obligations owing hereunder (including Unpaid Drawings) and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (iii) enforce, as Collateral Agent (or direct the Collateral Agent to enforce), any or all of the Liens and security interests created pursuant to the Security Documents; (iv) terminate any Letter of Credit which may be terminated in accordance with its terms; (v) direct the Borrower to pay (and the Borrower hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Section 9.05 in respect of the Borrower, it will pay) to the Collateral Agent at the Payment Office such additional amounts of cash, to be held as security for the Borrower's reimbursement obligations in respect of Letters of Credit then outstanding equal to the aggregate Stated Amount of all Letters of Credit then outstanding and (vi) apply any cash collateral delivered pursuant to this Agreement to the payment of outstanding Obligations.

          SECTION 10.  Definitions.  As used herein, the following terms shall
                       -----------
have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

          "A Maturity Date" shall mean the sixth anniversary of the Initial Borrowing Date.

          "A Term Commitment" shall mean, with respect to each Lender, the amount, if any, set forth opposite such Lender's name on Annex I hereto directly below the column entitled "A Term Commitment" as the same may be reduced or terminated pursuant to Section 3.03 and/or 9.

          "A Term Facility" shall mean the Facility evidenced by the Total A Term Commitment.

          "A Term Lender" shall mean at any time each Lender with an A Term Commitment (or if the Total A Term Commitment has been terminated, outstanding A Term Loans at such time).

          "A Term Loan" shall have the meaning provided in Section 1.01(a).

          "Acquisition Sub" shall mean UC Acquisition Sub, Inc., a wholly-owned subsidiary of Kelso.

          "Additional Mortgages" shall have the meaning provided in Section
7.11.

          "Adjusted Cash Flow" for any fiscal year shall mean Consolidated Net Income for such fiscal year (after provision for taxes) plus the amount of all
                                                        ----
net non-cash charges (including, without limitation, depreciation, deferred tax expense, non-cash interest expense, amortization of deferred customer acquisition costs, write-downs of inventory and other non-cash charges) that were deducted in arriving at Consolidated Net Income for such fiscal year, minus
                                                                           -----
the amount of all non-cash gains and gains from sales of assets (other than sales of inventory and equipment in the normal course of business) that were added in arriving at Consolidated Net Income for such fiscal year.

          "Adjusted RC Percentage" shall mean (x) at a time when no Lender Default exists, for each RC Lender such RC Lender's Revolving Percentage and (y) at a time when a Lender Default exists (i) for each RC Lender that is a Defaulting Lender, zero and (ii) for each RC Lender that is a Non-Defaulting Lender, the percentage determined by dividing such RC Lender's Revolving Commitment at such time by the Adjusted Total Revolving Commitment at such time, it being understood that all references herein to Revolving Commitments and the Adjusted Total Revolving Commitment at a time when the Total Revolving Commitment or Adjusted Total Revolving Commitment, as the case may be, has been terminated shall be references to the Revolving Loan Commitments or Adjusted Total Revolving Commitment, as the case may be, in effect immediately prior to such termination, provided that (A) no RC Lender's Adjusted RC Percentage shall
                  --------
change upon the occurrence of a Lender Default from that in effect immediately prior to such Lender Default if, after giving effect to such Lender Default and any repayment of Revolving Loans and Swingline Loans at such time pursuant to
Section 4.02(A)(a) or otherwise, the sum of (i) the aggregate outstanding principal amount of Revolving Loans of all Non-Defaulting Lenders plus (ii) the aggregate outstanding principal amount of Swingline Loans plus (iii) the Letter of Credit Outstandings, exceeds the Adjusted Total Revolving Loan Commitment;
(B) the changes to the Adjusted RC Percentage that would have become effective upon the occurrence of a Lender Default but that did not become effective as a result of the preceding clause (A) shall become effective on the first date after the occurrence of the relevant Lender Default on which the sum of (i) the aggregate outstanding principal amount of the Revolving Loans of all Non-Defaulting Lenders plus (ii) the aggregate outstanding principal amount of the Swingline Loans plus (iii) the Letter of Credit Outstandings is equal to or less than the Adjusted Total Revolving Commitment; and (C) if (I) a Non-Defaulting Lender's Adjusted RC Percentage is changed pursuant to the preceding clause (B) and (ii) any repayment of such Lender's Revolving Loans, or of Unpaid Drawings with respect to Letters of Credit or of Swingline Loans, that were made during the period commencing after the date of the relevant Lender Default and ending on the date of such change to its Adjusted RC Percentage must be returned to any Borrower as a preferential or similar payment in any bankruptcy or similar proceeding of such Borrower, then the change to such Non-Defaulting Lender's Adjusted RC Percentage effected pursuant to said clause (B) shall be reduced to that positive change, if any, as would have been made to its Adjusted RC Percentage if (x) such repayments had not been made and (y) the maximum change to its Adjusted RC Percentage would have resulted in the sum of the outstanding principal of Revolving Loans made by such Lender plus such Lender's new

Adjusted RC Percentage of the outstanding principal amount of Swingline Loans and of Letter of Credit Outstandings equaling such Lender's Revolving Commitment at such time.

          "Adjusted Revolving Commitment" for each RC Lender that is a Non-Defaulting Lender shall mean at any time the product of such RC Lender's Adjusted RC Percentage and the Adjusted Total Revolving Commitment.

          "Adjusted Total Revolving Commitment" shall mean at any time the Total Revolving Commitment less the aggregate Revolving Commitments of all Defaulting Lenders.

          "Administrative Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Administrative Agent appointed pursuant to Section 11.09.

          "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

          "Agents" shall mean the Administrative Agent, the Collateral Agent and the Syndication Agent.

          "Agreement" shall mean this Credit Agreement, as the same may be from time to time modified, amended and/or supplemented.

          "Anticipated Reinvestment Amount" shall mean, with respect to any Reinvestment Election, the amount specified in the Reinvestment Notice delivered by the Borrower in connection therewith as the amount of the Net Cash Proceeds from the related Asset Sale that the Borrower intends to use to purchase, construct or otherwise acquire Reinvestment Assets.

          "Applicable Margin" initially shall mean a percentage per annum equal to (i) in the case of A Term Loans and Revolving Loans maintained as (x) Base Rate Loans, 2.125% and (y) Eurodollar Loans, 3.125%, (ii) in the case of B Term Loans maintained as (x) Base Rate Loans, 2.875% and (y) Eurodollar Loans, 3.875%, and (iii) in the case of the Commitment Commission, 0.50%. From and after each day of delivery of any certificate delivered in accordance with the first sentence of the following paragraph indicating a different margin than that described in the immediately preceding sentence (each, a "Start Date") to and including the applicable End Date described below, the Applicable Margin shall (subject to any adjustment pursuant to the immediately succeeding paragraph) be that set forth below opposite the Total Leverage Ratio indicated to have been achieved in any certificate delivered in accordance with the following sentence:

-----------------------------------------------------------------------------------------------------------------
                 Revolving                      A Term       A Term         B Term       B Term
   Total           Loan        Revolving         Loan         Loan           Loan         Loan
 Leverage       Eurodollar     Loan Base      Eurodollar    Base Rate     Eurodollar    Base Rate     Commitment
   Ratio          Margin      Rate Margin       Margin        Margin        Margin       Margin       Commission
-----------------------------------------------------------------------------------------------------------------
Equal to or       3.375%        2.375%          3.375%        2.375%        3.875%        2.875%         0.50%
 greater
 than 5.25:1
-----------------------------------------------------------------------------------------------------------------
Equal to or       3.125%        2.125%          3.125%        2.125%        3.875%        2.875%         0.50%
 greater
 than
 4.75:1 but
 less than
 5.25:1
-----------------------------------------------------------------------------------------------------------------
Equal to or       2.875%        1.875%          2.875%        1.875%        3.875%        2.875%         0.50%
 greater
 than
 4.25:1 but
 less than
 4.75:1
-----------------------------------------------------------------------------------------------------------------
Equal to or        2.50%         1.50%           2.50%         1.50%         3.50%         2.50%        0.375%
 greater
 than
 3.75:1 but
 less than
 4.25:1
-----------------------------------------------------------------------------------------------------------------
Equal to or        2.25%         1.25%           2.25%         1.25%         3.50%         2.50%        0.375%
 greater
 than
 3.25:1 but
 less than
 3.75:1
-----------------------------------------------------------------------------------------------------------------
Less than          2.00%         1.00%           2.00%         1.00%         3.50%         2.50%         0.25%
 3.25:1
-----------------------------------------------------------------------------------------------------------------

          The Total Leverage Ratio shall be determined based on the delivery of a certificate of the Borrower by an Authorized Officer of the Borrower to the Administrative Agent (with a copy to be sent by the Administrative Agent to each Lender), within 45 days of the last day of any fiscal quarter of the Borrower, which certificate shall set forth the calculation of the Total Leverage Ratio as at the last day of the Test Period ended immediately prior to the relevant Start Date (but determined on a pro forma basis to give effect to any Permitted Acquisition effected on or prior to the date of the delivery of such certificate) and the Applicable Margins which shall be thereafter applicable. The Applicable Margins so determined shall apply, except as set forth in the succeeding sentence, from the relevant Start Date to the earliest of (x) the date on which the next certificate is delivered to the Administrative Agent or
(y) the date which is 45 days following the last day of the Test Period in which the previous Start Date occurred (such earliest date, the "End Date"), at which time, if no certificate has been delivered to the Administrative Agent indicating an entitlement to new Applicable Margins (and thus commencing a new Start Date), the Applicable Margins shall be those set forth in the table above determined as if the Total Leverage Ratio were greater than 5.25:1.0 (such Applicable Margins as so determined, the "Highest Applicable Margins"). Notwithstanding anything to the contrary contained above in this definition, (x) the Applicable Margins shall be the Highest Applicable

Margins at all times during which there shall exist any Event of Default and (y) prior to the date of delivery of the financial statements pursuant to Section 7.01(b) for the fiscal year ended March 31, 2000, in no event shall the Applicable Margins be less than those described in the first sentence of this definition.

          "Asset Sale" shall mean the sale, transfer or other disposition by the Borrower or any Subsidiary to any Person other than the Borrower or any Guarantor of any asset of the Borrower or such Subsidiary (other than sales, transfers or other dispositions in the ordinary course of business of inventory and/or obsolete or excess equipment).

          "Assignment Agreement" shall mean an Assignment Agreement substantially in the form of Exhibit K (appropriately completed).

          "Authorized Officer" shall mean any senior officer of the Borrower designated as such in writing to the Administrative Agent by the Borrower in each case to the extent acceptable to the Administrative Agent.

          "Available Excess Cash Flow Amount" shall mean at any time, an amount equal to (A) (i) 25% of Excess Cash Flow, if the Total Leverage Ratio is greater than or equal to 4.00:1, (ii) 50% of Excess Cash Flow, if the Total Leverage Ratio is greater than or equal to 3.00:1 but less than 4.00:1, or (iii) 100% of Excess Cash Flow, if the Total Leverage Ratio is less than 3.00:1, determined for each fiscal year of the Borrower (commencing with the fiscal year ending on December 31, 2000) then ended less (B) the sum of (w) the aggregate amount of
                              ----
the Available Excess Cash Flow Amount with which the Borrower has theretofore made investments in Permitted Joint Ventures in accordance with Section 8.06(g),
(x) the aggregate amount of Consolidated Capital Expenditures theretofore made pursuant to Section 8.05(c)(ii) hereof and (y) the aggregate amount of redemptions and repurchases of the Borrower's Common Stock theretofore made pursuant to Section 8.08(iii)(B)(II).

          "B Maturity Date" shall mean the seventh anniversary of the Initial Borrowing Date.

          "B Term Commitment" shall mean, with respect to each Lender, the amount, if any, set forth opposite such Lender's name on Annex I hereto directly below the column entitled "B Term Commitment" as the same may be reduced or terminated pursuant to Section 3.03 and/or 9.

          "B Term Facility" shall mean the Facility evidenced by the Total B Term Commitment.

          "B Term Lender" shall mean at any time each Lender with a B Term Commitment (or if the Total B Term Commitment has been terminated, outstanding B Term Loans) at such time.

          "B Term Loan" shall have the meaning provided in Section 1.01(b).

          "Bankruptcy Code" shall have the meaning provided in Section 9.05.

          "Base Rate" at any time shall mean the higher of, (i) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate and (ii) the Prime Lending Rate.

          "Base Rate Loan" shall mean each Loan bearing interest at the rates provided in Section 1.08(a).

          "Bear Stearns" shall mean BSCLAB Acquisition Corp., a Delaware corporation.

          "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

          "Borrowing" shall mean the incurrence of (i) Swingline Loans by the Borrower from BTCo on a given date or (ii) one Type of Loan pursuant to a single Facility by the Borrower from all of the Lenders having Commitments with respect to such Facility on a given date (or resulting from conversions or the commencement of new Interest Periods on a given date), having in the case of Eurodollar Loans the same Interest Period; provided that Base Rate Loans
                                           --------
incurred pursuant to Section 1.10(b) shall be considered part of any related Borrowing of Eurodollar Loans.

          "BTCo" shall mean Bankers Trust Company in its individual capacity.

          "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and
(ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in U.S. dollar deposits in the interbank Eurodollar market.

          "Capital Call Agreement" shall have the meaning provided in Section 5.01(h).

          "Capital Call Amount" shall have the meaning provided in the Capital Call Agreement.

          "Capital Lease" as applied to any Person shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

          "Capitalized Lease Obligations" shall mean all obligations under Capital Leases of the Borrower or any of its Subsidiaries, if any, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

          "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) U.S. dollar denominated time deposits, certificates of deposit and bankers' acceptances of (x) any Lender,
(y) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (z) any bank (or the parent company of such bank) whose short-term commercial paper rating from Standard & Poor's Ratings Services, a division of McGraw-Hill, Inc. ("S&P") is at least A-1 or the equivalent thereof or from Moody's Investors Service, Inc. ("Moody's") is at least P-1 or the equivalent thereof (any such bank, an "Approved Lender"), in each case with maturities of not more than six months from the date of acquisition, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any bank or Approved Lender or by the parent company of any bank or Approved Lender and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's (any such company, an "Approved Company"), or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within six months after the date of acquisition and (v) investments in money market funds substantially all of whose assets are comprised of securities of the type described in clauses (i) through
(iv) above.

          "Cash Proceeds" shall mean, with respect to any Asset Sale, the aggregate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, but only as and when so received) received by the Borrower and/or any Subsidiary, if any, from such Asset Sale.

          "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. (S) 9601 et seq.
                                                                        -- ----

          "Change of Control" shall mean (i) prior to the date of an initial registered public offering by the Borrower of its common stock, the Permitted Holders shall cease to own on a fully diluted basis in the aggregate at least a majority of the economic and voting interest in the Borrower's capital stock,
(ii) on or after the date of an initial registered public offering by the Borrower of its common stock, (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined below), directly or indirectly, of more than 30% of the total voting power of the Voting Stock of the Borrower unless the Permitted Holders "beneficially own" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act as currently in effect, it being agreed that for purposes of this clause (a) and clause (b) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent corporation), directly or indirectly, in the aggregate a greater percentage of the total voting power of the Voting Stock of the Borrower than such other person or (b) occupation of a majority of the seats of the Board of Directors of the Borrower by Persons whose nomination for election by the stockholders of the Borrower was not approved by either (x) a majority of the Permitted Holders or (y) a majority of the directors of the Borrower whose election or nomination for election was previously so approved or (iii) the occurrence of any "change of control" or similar event under the Senior Subordinate Note Documents.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect at the Effective Date and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

          "Collateral" shall mean all of the Collateral as defined in each of the Security Documents.

          "Collateral Agent" shall mean the Administrative Agent acting as Collateral Agent for the Lenders.

          "Collective Bargaining Agreements" shall have the meaning provided in
Section 5.01(o).

          "Commitment" shall mean, with respect to each Lender, such Lender's A Term Commitment, B Term Commitment and Revolving Commitment.

          "Commitment Commission" shall have the meaning provided in Section 3.01(a).

          "Common Stock" shall mean the common stock of the Borrower.

          "Company" shall mean any corporation, limited liability company, partnership or other business entity (or the adjectival form thereof, where appropriate).

          "Consolidated Capital Expenditures" shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capital Leases but excluding any amount representing capitalized interest) by the Borrower and its Subsidiaries, if any, during that period that, in conformity with GAAP, are or are required to be included in the property, plant or equipment reflected in the consolidated balance sheet of the Borrower and its Subsidiaries.

          "Consolidated Cash Interest Expense" shall mean, for any period, Consolidated Interest Expense, but excluding, however, interest expense not payable in cash and amortization of discount and deferred issuance and financing costs.

          "Consolidated Current Assets" shall mean, as to any Person at any time, the current assets (other than cash and Cash Equivalents) of such Person and its Subsidiaries, if any, determined on a consolidated basis.

          "Consolidated Current Liabilities" shall mean, as to any Person at any time, the current liabilities of such Person and its Subsidiaries, if any, determined on a consolidated basis, but excluding all short-term Indebtedness for borrowed money and the current portion of any long-term Indebtedness of such Person or its Subsidiaries, in each case to the extent otherwise included therein.

          "Consolidated Debt" shall mean, at any time, the sum of (without duplication) (i) all Indebtedness of the Borrower and its Subsidiaries, if any, as would be required to be reflected on the liability side of a balance sheet of such Person in accordance with GAAP as determined on a consolidated basis, (ii) all Indebtedness of the Borrower and its Subsidiaries, if any, of the type described in clause (vii) of the definition of Indebtedness, (iii) unreimbursed drawings on all letters of credit issued for the account of the Borrower or any of its Subsidiaries, if any, and (iv) all Contingent Obligations of the Borrower and its Subsidiaries, if any, in respect of Indebtedness of other Persons (i.e., Persons other than the Borrower or any
                                  ----
of its Subsidiaries, if any) of the type referred to in preceding clauses (i),
(ii) and (iii) of this definition; provided that for purposes of this
                                   --------
definition, the amount available to be drawn under letters of credit issued for the account of the Borrower or any of its Subsidiaries, if any, (other than unreimbursed drawings) shall be excluded in making any determination of "Consolidated Debt".

          "Consolidated EBIT" shall mean, for any period, (A) the sum of the amounts for such period of (i) Consolidated Net Income, (ii) provisions for taxes based on income, (iii) Consolidated Interest Expense, (iv) amortization or write-off of deferred financing costs to the extent deducted in determining Consolidated Net Income, (v) losses on sales of assets (excluding sales in the ordinary course of business) and other extraordinary losses, (vi) extraordinary, unusual or non-recurring gains, losses, income or expense, and the related tax effects and (vii) any customary and reasonable transaction expenses incurred in connection with Permitted Acquisitions less (B) the amount for such period of
                                       ----
gains on sales of assets (excluding sales in the ordinary course of business) and other extraordinary gains, all as determined on a consolidated basis in accordance with GAAP.

          "Consolidated EBITDA" shall mean, for any period, the sum of the amounts for such period of (i) Consolidated EBIT, (ii) depreciation expense,
(iii) amortization expense, all as determined on a consolidated basis in accordance with GAAP and (iv) other non-cash charges to the extent deducted in arriving at Consolidated EBIT; provided that, for purposes of determining
                               --------
compliance with Section 8.11, Consolidated EBITDA for the fiscal quarter ending on (x) March 31, 1999 shall be $15,300,000, (y) June 30, 1999 shall be
$17,100,000 and (z) September 30, 1999 shall be $14,800,000.

          "Consolidated Interest Expense" shall mean, for any period, total interest expense (including that attributable to Capital Leases in accordance with GAAP) of the Borrower and its Subsidiaries, if any, on a consolidated basis with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements.

          "Consolidated Net Income" shall mean for any period, the net income (or loss) of the Borrower and its Subsidiaries, if any, on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded (i) the income (or loss) of any
           --------
Person (other than Subsidiaries, if any, of the Borrower) in which any other Person (other than the Borrower or any of its Subsidiaries, if any) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries, if any, by such Person during such period, (ii) other than any calculation on a Pro Forma Basis, the
                                                         --- -----
income (or loss) of any Person accrued prior to the date it becomes a Subsidiary, if any, of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, if any, or that Person's assets are acquired by the Borrower or any of its Subsidiaries, if any, (iii) the income of any Subsidiary, if any, of the Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary, if any, of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) Transaction Expenses and (v) non-cash compensation expense and compensation expense resulting from the repurchase of any capital stock, options and rights.

          "Contingent Obligations" shall mean as to any Person any obligation of such Person guaranteeing or intending to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that
                                                         --------  -------
the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

          "Credit Documents" shall mean this Agreement, the Notes, the Security Documents, the Capital Call Agreement and, after the execution and delivery thereof, the Guaranty.

          "Credit Event" shall mean and include the making of a Loan or the issuance of a Letter of Credit.

          "Credit Party" shall mean the Borrower and each Guarantor, if any.

          "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

          "Defaulting Lender" shall mean any Lender with respect to which a Lender Default is in effect.

          "Designated Affiliate" shall mean any Affiliate of Kelso other than any corporation or other Person (except for any corporation or other Person engaged in a business similar, complementary or related to the nature or type of the business of the Borrower and its Subsidiaries, if any) controlled by, or any investment fund (other than Kelso Investment Associates VI, L.P. or any investment fund that is not solely comprised of current and former professionals of Kelso) managed by, Kelso.

          "Dividends" shall have the meaning provided in Section 8.08.

          "Documents" shall mean and include (i) the Credit Documents, (ii) the Senior Subordinated Note Documents, (iii) the Equity Financing Documents, (iv) the Recapitalization Documents and (v) all other documents, agreements and instruments executed in connection with the Transaction.

          "Domestic Subsidiary" shall mean each Subsidiary, if any, of the Borrower incorporated or organized in the United States or any state or territory thereof.

          "Effective Date" shall have the meaning provided in Section 12.10.

          "Eligible Transferee" shall mean and include a commercial bank, mutual fund, financial institution, a "qualified institutional buyer" (as defined in Rule 144A of the Securities Act), any fund that invests in bank loans or any other "accredited investor" (as defined in Regulation D of the Securities Act) (other than an individual).

          "Employee Benefit Plans" shall have the meaning provided in Section 5.01(o).

          "Employment Agreements" shall have the meaning provided in Section 5.01(o).

          "End Date" shall have the meaning provided in the definition of Applicable Margin.

          "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by the Borrower or any of its Subsidiaries, if any, solely in the ordinary course of such Person's business and not in response to any third party action or request of any kind) or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials arising from alleged injury or threat of injury to health, safety or the environment.

          "Environmental Law" means any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guide, policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, as amended, 33 U.S.C. (S) 1251 et
                                                                              --
seq.; the Toxic Substances Control Act, 15 U.S.C. (S) 7401 et seq.; the Clean
----                                                       -- ----
Air Act, 42 U.S.C. (S) 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. (S)
                            -- ----
3808 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. (S) 2701 et seq. and any
     -- ----                                                    -- ----
applicable state and local or foreign counterparts or equivalents.

          "EOS" shall mean EOS Partners L.P., a Delaware limited partnership.

          "Equity Financing" shall mean a cash equity contribution to Acquisition Sub by the Investors pursuant to the Equity Financing Documents.

          "Equity Financing Documents" shall mean Agreement and Plan of Merger, dated May 24, 1999, between the Borrower and Acquisition Sub, as amended, the Capital Call Agreement, the Equity Commitment Letter, dated May 24, 1999, from Kelso to Acquisition Sub and the Borrower, the Stock Subscription Agreements between certain investors and Acquisition Sub and the Rollover Retention Letter, each dated August 30, 1999 from Acquisition Sub to each of EOS and Pequot.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect as of the Effective Date and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower, a Subsidiary, if any, or a Credit Party would be deemed to be a "single employer" within the meaning of Sections 414(b), (c), (m) and (o) of the Code.

          "Eurodollar Loans" shall mean each Loan bearing interest at the rates provided in Section 1.08(b).

          "Eurodollar Rate" shall mean with respect to each day during each Interest Period for a Eurodollar Loan, (i) the offered rate for deposits in U.S. dollars in the London interbank market for the relevant Interest Period which is published by the British Bankers' Association and currently appears on Telerate page 3750 as of 11:00 A.M. (London time) on the day which is two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period, provided that if, for any reason, such a rate is not published
                 --------
by the British Bankers' Association, the Eurodollar Rate shall be equal to a rate per annum equal to the average rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which the Administrative Agent determines that U.S. dollars in an amount comparable to the amount of the applicable Loans are being offered to prime banks at approximately 11:00 A.M. (London time) on the day which is two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period for settlement in immediately available funds by leading banks in the London interbank market selected by the Administrative Agent divided (and rounded upward to the next whole multiple of 1/16 of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including without limitation any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

          "Event of Default" shall have the meaning provided in Section 9.

          "Excess Cash Flow" shall mean, for any fiscal year, the remainder of
(i) the sum of (x) Adjusted Cash Flow for such fiscal year and (y)(I) the decrease, if any, in Working Capital less (II) the decrease, if any, in the principal amount of Revolving Loans, in each case from the first day to the last day of such fiscal year, plus (ii) to the extent not included in (i) above, any amounts received by the Borrower and its Subsidiaries, if any, in settlement of, or in payment of any judgments resulting from, actions, suits or proceedings with respect to the Borrower and/or its Subsidiaries, if any, from the first day to the last day of such fiscal year, plus (iii) to the extent not included in (i) above, any amounts received by the Borrower and/or its Subsidiaries, if any, in connection with the repayment or redemption of any long-term promissory notes of other Persons held by them, minus (iv) the sum of (x) the amount of Consolidated Capital Expenditures and expenditures made in connection with Permitted Acquisitions (except to the extent financed through the incurrence of Indebtedness) made during such fiscal year and (y)(I) the increase, if any, in Working Capital less (II) the increase, if any, in the principal amount of Revolving Loans, in each case from the first day to the last day of such fiscal year and (z)(I) any repayments or prepayments of the principal amount of A Term Loans, or B Term Loans, except prepayments of the principal amount of A Term Loans, or B Term Loans made pursuant to Sections 4.02(A), (d), (e), (f), (g), (h) and/or (i), (II) any repayments or prepayments of the principal amounts of any other Indebtedness of the Borrower or any Subsidiary, if any (but in the case of a voluntary prepayment of revolving loans, only to the extent accompanied by a voluntary reduction to the commitment related thereto) and (III) any redemption or repurchase of capital stock by the Borrower or any Subsidiary, if any.

          "Existing Indebtedness" shall have the meaning provided in Section 5.01(k).

          "Existing Indebtedness Agreements" shall have the meaning provided in
Section 5.01(k).

          "Facility" shall mean any of the credit facilities established under this Agreement, i.e., the A Term Facility, the B Term Facility or the Revolving
                ----
Facility.

          "Facing Fee" shall have the meaning provided in Section 3.01(c).

          "Federal Funds Effective Rate" shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent.

          "Fees" shall mean all amounts payable pursuant to, or referred to in,
Section 3.01.

          "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect on the date of this Agreement; it being understood and agreed that determinations in accordance with GAAP for purposes of Section 8, including defined terms as used therein, are subject (to the extent provided therein) to Section 12.07(a).

          "Guarantors" shall mean (i) each Domestic Subsidiary of the Borrower on the Initial Borrowing Date, if any, and (ii) each Person that becomes a Guarantor as required by Section 8.14.

          "Guaranty" shall mean a Guaranty substantially in the form of Exhibit L (appropriately completed), as same may be amended, modified or supplemented from time to time.

          "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contained, electric fluid containing levels of polychlorinated biphenyls, and radon gas and (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances", "hazardous waste", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", "toxic substances", "toxic pollutants", "contaminants", or "pollutants", or words of similar import, under any applicable Environmental Law.

          "Indebtedness" of any Person shall mean, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such indebtedness has been assumed, (v) all Capitalized Lease Obligations of such Person, (vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-
                                                                  ----
pay and similar obligations, (vii) all net obligations of such Person under Interest Rate Agreements and (viii) all Contingent Obligations of such Person, (other than Contingent Obligations arising from the guaranty by such Person of the obligations of the Borrower and/or its Subsidiaries to the extent such guaranteed obligations do not constitute Indebtedness and are otherwise permitted hereunder), provided that Indebtedness shall not include trade
                      --------
payables and accrued expenses, in each case arising in the ordinary course of business.

          "Information Systems and Equipment" shall mean all computer hardware, firmware and software, as well as other information processing systems, or any equipment containing embedded microchips, whether directly owned, licensed, leased, operated or otherwise controlled by the Borrower or any of its Subsidiaries, if any, including through third-party service providers, and which, in whole or in part, are used, operated, relied upon, or integral to, the Borrower's or any of its Subsidiaries', if any, conduct of their respective businesses.

          "Initial Borrowing Date" shall mean the first date on which Loans are made hereunder.

          "Initial Shareholders" mean Kelso, the Kelso Designees, the Designated Affiliates, EOS, Pequot, Bear Stearns and Maher.

          "Interest Coverage Ratio" shall mean, for any Test Period, the ratio of Consolidated EBITDA to Consolidated Cash Interest Expense for such Test Period. All calculations of the Interest Coverage Ratio shall be made on a Pro Forma Basis. In addition to the foregoing, for purposes of determining compliance with Section 8.10 for the Test Period ending on December 31, 2000, the Interest Coverage Ratio for the fiscal quarter of the Borrower ending on December 31, 2000 shall be calculated after giving effect to any capital contributions made to the Borrower pursuant to the Capital Call Agreement.

          "Interest Period" with respect to any Loan shall mean the interest period applicable thereto, as determined pursuant to Section 1.09.

          "Interest Rate Agreement" shall mean any interest rate swap agreement, any interest rate cap agreement, any interest rate collar agreement or other similar agreement or arrangement designed to hedge the risks of the Borrower or any Subsidiary in respect of interest rates.

          "Investors" shall mean Kelso and any other Persons acceptable to the Administrative Agent.

          "Kelso" shall mean Kelso & Company, L.P., a Delaware limited partnership doing business as Kelso & Company.

          "Kelso Designees" means C.I. LLC, William A. Marquard, Dieter Spethmann, John F. McGillicuddy, David M. Roderick, George L. Shinn, the Louis and Patricia Kelso Trust, John Rutledge, Michel Rapoport, U. Bertram Ellis, Jr. and Cardinal Court Investors LLC.

          "Leasehold" of any Person means all of the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

          "Lender" shall have the meaning provided in the first paragraph of this Agreement.

          "Lender Default" shall mean (i) the refusal (which has not been retracted) of a Lender to make available its portion of any incurrence of Loans or to fund its portion of any unreimbursed payment under Section 2.05(c) or (ii) a Lender having notified the Administrative Agent and/or the Borrower that it does not intend to comply with the obligations under Section 1.01 or under
Section 2.05(c).

          "Letter of Credit" shall have the meaning provided in Section 2.01(a).

          "Letter of Credit Fee" shall have the meaning provided in Section 3.01(b).

          "Letter of Credit Issuer" shall mean BTCo (or any Affiliate of BTCo, including, without limitation Deutsche Bank AG) or any Lender which at the request of the Borrower and with the consent of the Administrative Agent agrees, in such Lender's sole discretion, to become a Letter of Credit Issuer for purposes of issuing Letters of Credit pursuant to Section 2.

          "Letter of Credit Outstandings" shall mean, at any time, the sum of, without duplication, (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit.

          "Letter of Credit Request" shall have the meaning provided in Section 2.03(a).

          "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

          "Loan" shall have the meaning provided in Section 1.01.

          "Maher" shall mean Mr. James R. Maher.

          "Majority Lenders" shall mean, with respect to any Tranche, those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments, if any, with respect thereto were terminated.

          "Management Agreements" shall have the meaning provided in Section 5.01(o).

          "Management Investor" shall mean certain members of management of the Borrower previously identified and satisfactory to the Administrative Agent.

          "Mandatory Borrowing" shall have the meaning provided in Section 1.01(e).

          "Margin Stock" shall have the meaning provided in Regulation U.

          "Material Adverse Effect" shall mean a material adverse effect on the business, property, assets, liabilities, operations, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

          "Material Contracts" shall have the meaning provided in Section
5.01(o).

          "Material Subsidiary" shall mean, at any time, any Subsidiary, if any, of the Borrower that (x) has assets at such time comprising 5% or more of the consolidated assets of the Borrower and its Subsidiaries, if any, or (y) had net income in the most recently ended fiscal year of the Borrower comprising 5% or more of the consolidated net income of the Borrower and its Subsidiaries, if any, for such fiscal year.

          "Maturity Date", with respect to any Loan, shall mean the A Maturity Date, the B Maturity Date, the Revolving Loan Maturity Date or the Swingline Expiry Date, as the case may be.

          "Maximum Swingline Amount" shall mean $5,000,000.

          "Merger" shall have the meaning provided in Section 5.01(j)(i).

          "Minimum Borrowing Amount" shall mean (i) for Revolving Loans maintained as Base Rate Loans, $500,000, (ii) for Term Loans maintained as Base Rate Loans, $1,000,000, (iii) for Revolving Loans maintained as Eurodollar Loans, $500,000 and (iv) for Term Loans maintained as Eurodollar Loans, $1,000,000.

          "Multiemployer Plan" shall mean any multiemployer plan as defined in
Section 4001(a)(3) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower, a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five year period immediately following the latest due on which the Borrower, a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

          "Net Cash Proceeds" shall mean, with respect to any Asset Sale, the Cash Proceeds resulting therefrom net of expenses of sale (including payment of principal, premium and interest of Indebtedness secured by the assets the subject of the Asset Sale and required to be, and which is, repaid under the terms thereof as a result of such Asset Sale), and incremental taxes paid or payable as a result thereof.

          "Non-Defaulting Lender" shall mean each Lender other than a Defaulting Lender.

          "Note" shall have the meaning provided in Section 1.05.

          "Notice of Borrowing" shall have the meaning provided in Section 1.03.

          "Notice of Conversion" shall have the meaning provided in Section
1.06.

          "Notice Office" shall mean the office of the Administrative Agent at 130 Liberty Street, New York, New York or such other office as the Administrative Agent may designate to the Borrower from time to time.

          "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to the Administrative Agent, the Collateral Agent, the Syndication Agent or any Lender pursuant to the terms of this Agreement or any other Credit Document.

          "Participant" shall have the meaning provided in Section 2.05(a).

          "Payment Office" shall mean the office of the Administrative Agent at 130 Liberty Street, New York, New York or such other office as the Administrative Agent may designate to the Borrower from time to time.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

          "Pequot" shall mean the Pequot Scout Fund L.P., a Delaware limited partnership.

          "Permitted Acquisition" shall have the meaning provided in Section 8.02(j).

          "Permitted Holders" means Kelso, the Designated Affiliates, the Management Investors, any employee stock ownership plan established by the Borrower for the benefit of the employees of the Borrower or any Subsidiary, if any, and their Permitted Transferees.

          "Permitted Joint Venture" shall mean any Person (other than a Subsidiary, if any) in which the Borrower or any Guarantor shall invest for the purpose of engaging in clinical laboratory testing and services arrangements other than those currently offered by the Borrower and its Subsidiaries.

          "Permitted Liens" shall mean Liens described in clauses (a) to (n) of
Section 8.03.

          "Permitted Preferred Stock" shall mean preferred stock of the Borrower so long as the terms of any such preferred stock (i) do not contain any mandatory put, redemption, repayment, sinking fund or other similar provision,
(ii) do not require the cash payment of dividends and (iii) are otherwise reasonably satisfactory to the Administrative Agent.

          "Permitted Transferees" means (i) in the case of Kelso, (A) any Designated Affiliate, (B) any managing director, general partner, limited partner, director, officer or employee of Kelso or any Designated Affiliate (collectively, "Kelso Associates"), (C) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any Kelso Associate and (D) any trust, the beneficiaries of which, or a corporation or partnership, the stockholders or partners of which, include only a Kelso Associate, his or her spouse, parents, siblings, direct lineal descendants or adopted children, and
(ii) in the case of any Management Investors, (A) his executor, administrator, testamentary trustee, legatee or beneficiaries, (B) his or her spouse, parents, siblings, direct lineal descendants or adopted children or (C) a trust, the beneficiaries of which, or a corporation or partnership, the stockholders or partners of which, include only the Management Investor, as the case may be, and his or her spouse, parents, siblings, direct lineal descendants and/or adopted children.

          "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

          "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or a Subsidiary, if any, or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Borrower, or a Subsidiary, if any, or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

          "Pledge Agreement" shall mean a Pledge Agreement substantially in the form of Exhibit M (appropriately completed), as same may be amended, modified or supplemented from time to time.

          "Pledged Securities" shall mean all the Pledged Securities as defined in the relevant Pledge Agreement.

          "Prime Lending Rate" shall mean the rate which BTCo announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTCo may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

          "Pro Forma Basis" shall mean, in connection with any calculation of compliance with any financial covenant or financial term, the calculation thereof after giving effect on a pro forma basis to (x) the incurrence of any Indebtedness (other than revolving Indebtedness, except to the extent same is incurred to refinance other outstanding Indebtedness or to finance Permitted Acquisitions) after the first day of the relevant Test Period as if such Indebtedness had been incurred (and the proceeds thereof applied) on the first day of the relevant Test Period, (y) the permanent repayment of any Indebtedness (other than revolving Indebtedness) after the first day of the relevant Test Period as if such Indebtedness had been retired or redeemed on the first day of the relevant Test Period and (z) the Permitted Acquisition, if any, then being consummated as well as any other Permitted Acquisition consummated after the first day of the relevant Test Period and on or prior to the date of the respective Permitted Acquisition then being effected, with the following rules to apply in connection therewith:

          (i) all Indebtedness (x) (other than revolving Indebtedness, except to the extent same is incurred to refinance other outstanding Indebtedness or to finance Permitted Acquisitions) incurred or issued after the first day of the relevant Test Period (whether incurred to finance a Permitted Acquisition, to refinance Indebtedness or otherwise) shall be deemed to have been incurred or issued (and the proceeds thereof applied) on the first day of the respective Test Period and remain outstanding through the date of determination and (y) (other than revolving Indebtedness) permanently retired or redeemed after the first day of the relevant Test Period shall be deemed to have been retired or redeemed on the first day of the respective Test Period and remain retired through the date of determination;

          (ii) all Indebtedness assumed to be outstanding pursuant to preceding clause (i) shall be deemed to have borne interest at (x) the rate applicable thereto, in the case of fixed rate indebtedness or (y) the rates which would have been applicable thereto during the respective period when same was deemed outstanding, in the case of floating rate Indebtedness (although interest expense with respect to any Indebtedness for periods while same was actually outstanding during the respective period shall be calculated using the actual rates applicable thereto while same was actually outstanding); and

          (iii) in making any determination of Consolidated EBITDA, pro forma effect shall be given to any Permitted Acquisition or any closure or discontinuation of operations of any facility of the Borrower or its Subsidiaries for the periods described above, taking into account factually supportable and identifiable synergies, cost savings and expenses which have been identified in writing by the chief financial officer of the Borrower and found reasonable by the Administrative Agent.

          "PSD Interest Period" shall mean an Interest Period commenced prior to the Syndication Date, each of which Interest Periods must satisfy the requirements of Section 1.09(v).

          "Qualified Stock" shall mean Common Stock and Permitted Preferred
Stock.

          "Quarterly Payment Date" shall mean the fifteenth Business Day of each March, June, September and December.

          "RC Lenders" shall mean each Lender with a Revolving Commitment.

          "RCRA" shall mean the Resource Conservation and Recovery Act, as amended, 42 U.S.C. (S) 6901 et seq.
                            -- ----

          "Real Property" of any Person shall mean all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

          "Recapitalization" shall mean the Merger and recapitalization of the Borrower pursuant to, and in accordance with the terms of, the Recapitalization Documents.

          "Recapitalization Agreement" shall mean the Agreement and Plan of Merger dated as of May 24, 1999, as amended and as in effect on the Initial Borrowing Date by and between the Borrower and Acquisition Sub.

          "Recapitalization Documents" shall mean the Recapitalization Agreement and all other agreements and documents relating to the Recapitalization.

          "Recovery Event" shall mean the receipt by the Borrower or any of its Subsidiaries, if any, of any insurance or condemnation proceeds payable (i) by reason of theft, physical destruction or damage or any other similar event with respect to any properties or assets of the Borrower or any of its Subsidiaries,
(ii) by reason of any condemnation, taking, seizing or similar event with respect to any properties or assets of the Borrower or any of its Subsidiaries, if any, and (iii) under any policy of insurance required to be maintained under
Section 7.03.

          "Refinanced Indebtedness" shall have the meaning provided in Section 5.01(k).

          "Refinancing" shall mean the refinancing transaction described in
Section 6.05(a).

          "Register" shall have the meaning provided in Section 12.16.

          "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

          "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

          "Reinvestment Assets" shall mean any assets to be employed in the business of the Borrower and its Subsidiaries, if any, as described in Section 8.01.

          "Reinvestment Election" shall have the meaning provided in Section 4.02(A)(d).

          "Reinvestment Notice" shall mean a written notice signed by an Authorized Officer of the Borrower stating that the Borrower, in good faith, intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale to purchase, construct or otherwise acquire Reinvestment Assets.

          "Reinvestment Prepayment Amount" shall mean, with respect to any Reinvestment Election, the amount, if any, on the Reinvestment Prepayment Date relating thereto by which (a) the Anticipated Reinvestment Amount in respect of such Reinvestment Election exceeds (b) the aggregate amount thereof expended by the Borrower and its Subsidiaries, if any, to acquire Reinvestment Assets.

          "Reinvestment Prepayment Date" shall mean, with respect to any Reinvestment Election, the earliest of (i) the date, if any, upon which the Administrative Agent, on behalf of the Required Lenders, shall have delivered a written termination notice to the Borrower, provided that such notice may only
                                            --------
be given while an Event of Default exists, (ii) the date occurring one year after such Reinvestment Election and (iii) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, proceed with the purchase, construction or other acquisition of Reinvestment Assets with the related Anticipated Reinvestment Amount.

          "Relevant Test Period" shall mean, at any time, the Test Period ending on the last day of the then most recently ended fiscal quarter of the Borrower with respect to which an officer's certificate has been delivered to the Lenders pursuant to Section 7.01(e).

          "Replacement Lender" shall have the meaning provided in Section 1.13.

          "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan as to which the 30-day notice requirement has not been waived by the PBGC.

          "Required Lenders" shall mean Non-Defaulting Lenders, the sum of whose outstanding A Term Loans, B Term Loans and Revolving Commitments (or, if after the Total Revolving Commitment has been terminated, Revolving Loans and Adjusted RC Percentages of Swingline Loans and Letter of Credit Outstandings) constitute an amount greater than 50% of the sum of (i) the total outstanding A Term Loans, and B Term Loans of Non-Defaulting Lenders and (ii) the Adjusted Total Revolving Commitment (or, if after the Total Revolving Commitment has been terminated, the aggregate outstanding Revolving Loans, Swingline Loans and Letter of Credit Outstandings).

          "Revolving Commitment" shall mean, with respect to each Lender, the amount set forth opposite such Lender's name in Annex I hereto directly below the column entitled "Revolving Commitment", as the same may be (x) reduced from time to time pursuant to Section 3.02, 3.03 and/or 9 or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 12.04.

          "Revolving Facility" shall mean the Facility evidenced by the Total Revolving Commitment.

          "Revolving Loan" shall have the meaning provided in Section 1.01(c).

          "Revolving Loan Maturity Date" shall mean the sixth anniversary of the Initial Borrowing Date.

          "Revolving Percentage" shall mean at any time for each Lender with a Revolving Commitment, the percentage obtained by dividing such Lender's Revolving Commitment by the Total Revolving Commitment, provided that if the
                                                        --------
Total Revolving Commitment has been terminated, the Revolving Percentage of each Lender shall be determined by dividing such Lender's Revolving Commitment immediately prior to such termination by the Total Revolving Commitment immediately prior to such termination.

          "Scheduled A Repayment" shall have the meaning provided in Section 4.02(A)(b).

          "Scheduled B Repayment" shall have the meaning provided in Section 4.02(A)(c).

          "Scheduled Repayment" shall mean each Scheduled A Repayment and each Scheduled B Repayment.

          "SEC" shall have the meaning provided in Section 7.01(i).

          "SEC Regulation D" shall mean Regulation D as promulgated under the Securities Act of 1933, as amended, as the same may be in effect from time to time.

          "Section 4.04(b)(ii) Certificate" shall have the meaning provided in
Section 4.04(b)(ii).

          "Secured Creditors" shall have the meaning assigned that term in the respective Security Documents.

          "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Security Agreement" shall have the meaning provided in Section
5.01(g).

          "Security Agreement Collateral" shall mean all "Collateral" as defined in the relevant Security Agreement.

          "Security Documents" shall mean the Security Agreement, the Pledge Agreement, if any, each Guaranty, if any, and each Additional Mortgage, if any.

          "Senior Subordinated Note Documents" shall mean and include each of the documents, instruments (including the Senior Subordinated Notes) and other agreements entered into by Unilab Finance (including, without limitation, the Senior Subordinated Note Indenture) relating to the issuance by Unilab Finance of the Senior Subordinated Notes as assumed by the Borrower and in effect on the Initial Borrowing Date and as the same may be supplemented, amended or modified from time to time in accordance with the terms hereof and thereof.

          "Senior Subordinated Note Indenture" shall mean the Indenture entered into by and between Unilab Finance and the Senior Subordinated Note Indenture Trustee, as in effect on the Initial Borrowing Date and as the same may be modified, amended or supplemented from time to time in accordance with the terms hereof and thereof.

          "Senior Subordinated Notes" shall mean the 12 3/4% Senior Subordinated Notes due 2009 issued by Unilab Finance under the Senior Subordinated Note Indenture and assumed by the Borrower.

          "Senior Subordinated Notes Indenture Trustee" shall mean HSBC Bank USA and any successor thereto.

          "Shareholders' Agreements" shall have the meaning provided in Section 5.01(o).

          "Standby Letter of Credit" shall have the meaning provided in Section 2.01(a).

          "Start Date" shall have the meaning provided in the definition of Applicable Margin.

          "Stated Amount" of each Letter of Credit shall mean the maximum available to be drawn thereunder (regardless of whether any conditions for drawing could then be met).

          "Subsidiary" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries, if any, has more than a 50% equity interest at the time. Unless otherwise expressly provided, all references herein to "Subsidiary" shall mean a Subsidiary of the Borrower.

          "Swingline Expiry Date" shall mean the date which is five Business Days prior to the sixth anniversary of the Initial Borrowing Date.

          "Swingline Loan" shall have the meaning provided in Section 1.01(d).

          "Syndication Agent" shall have the meaning provided in the first paragraph of this Agreement.

          "Syndication Date" shall mean the earlier of (x) the date which is 90 days after the Initial Borrowing Date and (y) the date upon which the Administrative Agent determines in its sole discretion (and notifies the Borrower) that the primary syndication has been completed.

          "Tax Allocation Agreements" shall have the meaning provided in Section 5.01(o).

          "Tax Forms" shall have the meaning provided in Section 4.04(b).

          "Taxes" shall have the meaning provided in Section 4.04(a).

          "Term Commitment" shall mean, with respect to each Lender, the sum of the amount, if any, set forth opposite such Lender's name on Annex I hereto directly below the column entitled "A Term Commitment" and the amount, if any, set forth opposite such Lender's name on Annex I hereto directly below the column entitled B Term Commitment.

          "Term Facility" shall mean the Facility evidenced by the Total Term Commitment.

          "Term Loan" shall mean each A Term Loan and each B Term Loan.

          "Test Period" shall mean for (i) the determination of the Interest Coverage Ratio for purposes of Section 8.10 for the first three Test Periods, the periods beginning on December 31, 1999 and ending at first, second and third fiscal quarters ending thereafter (in each case taken as one accounting period) and (ii) any other determination, the four consecutive fiscal quarters of the Borrower then last ended (taken as one accounting period).

          "Total A Term Commitment" shall mean the sum of the A Term Commitments of each of the Lenders.

          "Total B Term Commitment" shall mean the sum of the B Term Commitments of each of the Lenders.

          "Total Commitment" shall mean the sum of the Total A Term Commitment, the Total B Term Commitment and the Total Revolving Commitment.

          "Total Leverage Ratio" shall mean, at any date of determination, the ratio of Consolidated Debt (net of cash and Cash Equivalents) on such date to Consolidated EBITDA for the Test Period most recently ended (taken as one accounting period) and ending on such date. All calculations of the Total Leverage Ratio shall be made on a Pro Forma Basis. In addition to the foregoing, for purposes of determining compliance with Section 8.11 for the Test Period ending on December 31, 2000, the Total Leverage Ratio for the fiscal quarter of the Borrower ending on December 31, 2000 shall be calculated after giving effect to any capital contributions made to the Borrower pursuant to the Capital Call Agreement.

          "Total Revolving Commitment" shall mean the sum of the Revolving Commitments of each of the Lenders.

          "Total Term Commitment" shall mean the sum of the Total A Term Commitment and the Total B Term Commitment.

          "Total Unutilized Revolving Commitment" shall mean, at any time, (i) the Total Revolving Commitment at such time less (ii) the sum of the aggregate principal amount of all Revolving Loans and Swingline Loans at such time plus the Letter of Credit Outstandings at such time.

          "Trade Letter of Credit" shall have the meaning provided in Section 2.01(a).

          "Tranche" shall mean the respective facilities and commitments utilized in making Loans hereunder, with there being three separate Tranches (i.e., A Term Loans, B Term Loans and Revolving Loans).
-----

          "Transaction" shall mean, collectively, (i) the Recapitalization, (ii) the Refinancing, (iii) the incurrence of loans on the Initial Borrowing Date,
(iv) the entering into of the Senior Subordinated Note Documents and the issuance of the Senior Subordinated Notes pursuant thereto, (v) the Equity Financing and (vi) the payment of fees and expenses in connection with the Recapitalization.

          "Transaction Expenses" shall mean all fees and expenses incurred in connection with, and payable prior to or substantially concurrently with the consummation of the Transaction, and including (i) all fees paid to any of the Lenders, the Administrative Agent, and the Syndication Agent hereunder, (ii) all fees paid to Kelso & Company or its Affiliates, (iii) all attorney's fees, accountants' fees and consultant fees, paid in connection with the transactions contemplated by this Agreement, (iv) all accrued interest, (v) severance costs, and (vi) financial advisory fees. Transaction Expenses shall include the amortization of any such fees and expenses that are capitalized and not classified as an expense on the date incurred.

          "Type" shall mean any type of Loan determined with respect to the interest option applicable thereto, i.e., a Base Rate Loan or Eurodollar Loan.
                                    ----

          "UCC" shall mean the Uniform Commercial Code.

          "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the value of the accumulated plan benefits under the Plan determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of
Section 4044 of ERISA, exceeds the fair market value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).

          "Unilab Finance" shall mean Unilab Finance Corp., a Wholly-Owned Subsidiary of Kelso.

          "Unpaid Drawing" shall have the meaning provided in Section 2.04(a).

          "Unutilized Revolving Commitment" for any Lender with a Revolving Commitment at any time shall mean the excess of (i) the Revolving Commitment of such Lender over (ii) the sum of (x) the aggregate outstanding principal amount of Revolving Loans made by such Lender plus (y) an amount equal to such Lender's Adjusted RC Percentage of the Letter of Credit Outstandings at such time.

          "Voting Stock" shall mean, with respect to any corporation, the outstanding stock of all classes (or equivalent interests) which ordinarily, in the absence of contingencies, entitles holders thereof to vote for the election of directors (or Persons performing similar functions) of such corporation, even though the right so to vote has been suspended by the happening of such a contingency.

          "Wholly-Owned Subsidiary" of any Person shall mean any Subsidiary, if any, of such Person to the extent all of the capital stock or other ownership interests in such Subsidiary, other than directors' qualifying shares, is owned directly or indirectly by such Person.

         "Working Capital" shall mean the excess of Consolidated Current Assets over Consolidated Current Liabilities.

          "Year 2000 Compliant" shall mean that all Information Systems and Equipment accurately process date data (including, but not limited to, calculating, comparing and sequencing), before, during and after the year 2000, as well as same and multi-century dates, or between the years 1999 and 2000, taking into account all leap years, including the fact that the year 2000 is a leap year, and further, that when used in combination with, or interfacing with, other Information Systems and Equipment, shall accurately accept, release and exchange date data, and shall in all material respects continue to function in the same manner as it performs today and shall not otherwise impair the accuracy or functionality of Information Systems and Equipment.

          "Written" or "in writing" shall mean any form of written communication or a communication by means of telex, facsimile transmission, telegraph or cable.

          SECTION 11.  The Administrative Agent.
                       ------------------------

          11.01  Appointment.  The Lenders hereby designate Bankers Trust
                 -----------
Company as Administrative Agent (for purposes of this Section 11, the term "Administrative Agent" shall include BTCo in its capacity as Collateral Agent pursuant to the Security Documents) to act as specified herein and in the other Credit Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder by or through its respective officers, directors, agents, employees or affiliates.

          11.02  Nature of Duties.  The Administrative Agent shall not have any
                 ----------------
duties or responsibilities except those expressly set forth in this Agreement and the Security Documents. Neither the Administrative Agent nor any of its respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

          11.03  Lack of Reliance on the Administrative Agent.  Independently
                 --------------------------------------------
and without reliance upon the Administrative Agent, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries, if any, in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrower and its Subsidiaries, if any, and, except as expressly provided in this Agreement, the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Administrative Agent shall not be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Borrower and its Subsidiaries, if any, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Borrower and its Subsidiaries, if any, or the existence or possible existence of any Default or Event of Default.

          11.04  Certain Rights of the Administrative Agent.  If the
                 ------------------------------------------
Administrative Agent shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Lenders; and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, neither any Lender nor the holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

          11.05  Reliance.  The Administrative Agent shall be entitled to rely,
                 --------
and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent (which may be counsel for the Borrower).

          11.06  Indemnification.  To the extent the Administrative Agent is not
                 ---------------
reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify the Administrative Agent, in proportion to their respective "percentages" as used in determining the Required Lenders, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Lender shall be liable for any portion
          --------
of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct.

          11.07  The Administrative Agent in its Individual Capacity.  With
                 ---------------------------------------------------
respect to its obligation to make Loans under this Agreement, the Administrative Agent shall have the rights and powers specified herein for a "Lender" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Lenders", "Required Lenders", "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and the Syndication Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Credit Party or any Affiliate of any Credit Party as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower or any other Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

          11.08  Holders.  The Administrative Agent may deem and treat the payee
                 -------
of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

          11.09  Resignation by the Administrative Agent.  (a)  The
                 ---------------------------------------
Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Borrower and the Lenders. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

          (b) Upon any such notice of resignation, the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower.

          (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of the Borrower, shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

          (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

          11.10  Syndication Agent.  The Syndication Agent shall have no duties
                 -----------------
or liabilities under the Credit Documents in such capacity.

          SECTION 12.  Miscellaneous.
                       -------------

          12.01  Payment of Expenses, etc.  The Borrower agrees to:  (i) whether
                 -------------------------
or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agents in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of White & Case LLP), (ii) pay all reasonable out-of-pocket costs and expenses of each Agent and each of the Lenders in connection with the enforcement of the Credit Documents and the documents and instruments referred to therein and, after an Event of Default shall have occurred and be continuing, the protection of the rights of each of the Agents and each of the Lenders thereunder (including, without limitation, the reasonable fees and disbursements of counsel for the Agents and the Lenders), provided that the Borrower shall be
                                            --------
obligated to pay the fees and disbursements of only one counsel to the Agents and the Lenders pursuant to this clause (ii) unless an Agent or Lender notifies the Borrower that it reasonably believes that its legal position differs from the other Agents or Lenders or that it may be subject to different claims or defenses than the other Agents and Lenders, in which case the Company will also pay the reasonable fees and disbursements of counsel of such Agent or Lender;
(iii) pay and hold each of the Lenders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iv) indemnify each Lender (including in its capacity as the Administrative Agent, the Syndication Agent or a Letter of Credit Issuer), its officers, directors, employees, representatives and administrative agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not the Administrative Agent, the Syndication Agent or any Lender is a party thereto and whether or not any such investigation, litigation or other proceeding is between or among the Administrative Agent, the Syndication Agent, any Lender, any Credit Party or any third Person or otherwise) related to the entering into and/or performance of any Document or the use of the proceeds of any Loans hereunder or the consummation of any transactions contemplated in any Credit Document, and (b) any such investigation, litigation or other proceeding relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries, if any, or any Real Property owned or operated by them, or the actual or alleged presence or release of Hazardous Materials on, under or from any Real Property at any time owned or operated by Holdings or any of its Subsidiaries, if any, and in each case including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

          12.02  Right of Setoff.  In addition to any rights now or hereafter
                 ---------------
granted under applicable law or otherwise, and not by way of limitation of any such rights, if an Event of

Default then exists, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of such Credit Party to such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations of such Credit Party purchased by such Lender pursuant to Section 12.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

          12.03  Notices.  Except as otherwise expressly provided herein, all
                 -------
notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered, if to a Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents, as the case may be; if to any Lender, at its address specified for such Lender on Annex II hereto; or, at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, and shall be effective when received.

          12.04  Benefit of Agreement.  (a)  This Agreement shall be binding
                 --------------------
upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that the Borrower may not assign or
                                   --------
transfer any of its rights or obligations hereunder without the prior written consent of the Lenders. Each Lender may at any time grant participations in any of its rights hereunder or under any of the Notes to another financial institution, provided that in the case of any such participation, the
             --------
participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, except that the participant shall be entitled to the benefits of Sections 1.10, 1.11, 2.06 and 4.04 of this Agreement to the extent that such Lender would be entitled to such benefits if the participation had not been entered into or sold, and, provided further, that no Lender shall transfer,
                           -------- -------
grant or assign any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Loan Maturity Date) in which such participant is participating (it being understood that any waiver of the application of any prepayment or the method of any application of any prepayment to, the amortization of the Term Loans shall not constitute an extension of the final maturity date), or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of the applicability of any post-default increase in interest rates), or reduce the principal amount thereof, or increase such participant's participating interest in any Commitment over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment, or a mandatory prepayment, shall not constitute a change in the terms of any Commitment), (ii) release all or substantially all of the Guarantors from their obligations under the Guaranty except in accordance with the terms thereof,
(iii) release all or substantially all of the Collateral except in accordance with the terms of the Credit Documents or (iv) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement.

          (b) Notwithstanding the foregoing, (x) any Lender may assign all or a portion of its outstanding A Term Loans, B Term Loans and/or Revolving Commitment (and related outstanding Obligations) and its rights and obligations hereunder to (i) its parent company and/or affiliates of such Lender which is at least 50% owned by such Lender or its parent company or (ii) in the case of a Lender that is a fund that invests in loans, any other fund that invests in loans and is managed or advised by the same fund manager or investment adviser of such Lender or an Affiliate of such fund manager or investment adviser of such Lender, and (y) with the consent of the Administrative Agent and, so long as no Event of Default is then in existence, the Borrower (which consents shall not be unreasonably withheld or delayed), any Lender may assign all or a portion of its outstanding A Term Loans, B Term Loans and/or Revolving Commitment and its rights and obligations hereunder to one or more commercial lenders or other financial institutions (including one or more Lenders). No assignment pursuant to the immediately preceding sentence shall to the extent such assignment represents an assignment to an institution other than one or more Lenders hereunder, be in an aggregate amount less than $5,000,000 unless the entire outstanding Loans and Commitment of the assigning Lender is so assigned. If any Lender so sells or assigns all or a part of its rights hereunder or under the Notes, any reference in this Agreement or the Notes to such assigning Lender shall thereafter refer to such Lender and to the respective assignee to the extent of their respective interests and the respective assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights and benefits as it would if it were such assigning Lender. Each assignment pursuant to this Section 12.04(b) shall be effected by the assigning Lender and the assignee Lender executing an Assignment Agreement. At the time of any such assignment, (i) either the assigning or the assignee Lender shall pay to the Administrative Agent a nonrefundable assignment fee of $3,500, (ii) Annex I shall be deemed to be amended to reflect the Commitment of the respective assignee (which shall result in a direct reduction to the Commitment of the assigning Lender) and of the other Lenders, and (iii) upon the request of the assignee and/or assigning Lender, the Borrower will issue Notes to the respective assignee and/or to the assigning Lender in conformity with the requirements of Section 1.05. Each Lender and the Borrower agree to execute such documents (including without limitation amendments to this Agreement and the other Credit Documents) as shall be necessary to effect the foregoing. Nothing in this clause (b) shall prevent or prohibit any Lender from pledging its Notes or Loans to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank. Notwithstanding anything to the contrary contained in this clause (b), any Lender that is a fund that invests in bank loans may (without the consent of the Borrower or the Administrative Agent) pledge all or any portion of its rights in connection with this Agreement to the trustee for, or other representative of, holders of obligations owed, or securities issued, by such fund as security for such obligations or securities; provided that any foreclosure or other exercise of remedies by such trustee
--------
shall be subject to the provisions of this Agreement and the other Credit Documents in all respects. No pledge described in the immediately preceding sentence shall release such Lender from its obligations hereunder.

          (c) Notwithstanding any other provisions of this Section 12.04, no transfer or assignment of the interests or obligations of any Lender hereunder or any grant of participation therein shall be permitted if such transfer, assignment or grant would require the Borrower to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any State.

          (d) Each Lender initially party to this Agreement hereby represents, and each Person that became a Lender pursuant to an assignment permitted by this
Section 12 will, upon its becoming party to this Agreement, represent that it is a commercial lender, other financial institution or other "accredited" investor (as defined in SEC Regulation D) which makes loans in the ordinary course of its business and that it will make or acquire Loans for its own account in the ordinary course of such business, provided that subject to the preceding clauses
                                  --------
(a) and (b), the disposition of any promissory notes or other evidences of or interests in Indebtedness held by such Lender shall at all times be within its exclusive control.

          12.05  No Waiver; Remedies Cumulative.  No failure or delay on the
                 ------------------------------
part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Credit Party and the Administrative Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.

          12.06  Payments Pro Rata.  (a)  The Administrative Agent agrees that
                 -----------------
promptly after its receipt of each payment from or on behalf of any Credit Party in respect of any Obligations of such Credit Party hereunder, it shall distribute such payment to the Lenders (other than any Lender that has expressly waived its right to receive its pro rata share thereof) pro rata based upon
                                --- ----                --- ----
their respective shares, if any, of the Obligations with respect to which such payment was received.

          (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or Lender's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans or Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the

Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount, provided that if all or any portion of such excess amount is thereafter
        --------
recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

          (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 12.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

          12.07  Calculations; Computations.  (a)  The financial statements to
                 --------------------------
be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lenders), provided that (x) except as otherwise
                                 --------
specifically provided herein, all computations determining compliance with
Section 8, including definitions used therein, shall utilize accounting principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare, the December 31, 1998 historical financial statements of the Borrower delivered to the Lenders pursuant to
Section 6.10(b) and (y) that if at any time the computations determining compliance with Section 8 utilize accounting principles different from those utilized in the financial statements furnished to the Lenders, such financial statements shall be accompanied by reconciliation work-sheets.

          (b) All computations of interest and Fees hereunder shall be made on the actual number of days elapsed over a year of 360 days.

          12.08  Governing Law; Submission to Jurisdiction; Venue; Waiver of
                 -----------------------------------------------------------
Jury Trial.  (a)  This Agreement and the other Credit Documents and the rights
----------
and obligations of the parties hereunder and thereunder shall be construed in accordance with and be governed by the law of the state of New York. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each Credit Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Credit Party further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each Credit Party located outside New York City and by hand delivery to each Credit Party located within New York City, at its address for notices pursuant to Section 12.03, such service to become effective 30 days after such mailing. Each Credit Party hereby irrevocably designates appoints and empowers CT Corporation System, with offices on the date hereof located at 111 Eighth Avenue, New York, New York 10011, as its agent for service of process in respect of any such action or proceeding. Nothing herein shall affect the right of any Agent, any Lender or the holder of any Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction.

          (b) Each Credit Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

          (c) Each of the parties to this agreement hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this agreement, the other credit documents or the transactions contemplated hereby or thereby.

          12.09  Counterparts.  This Agreement may be executed in any number of
                 ------------
counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

          12.10  Effectiveness.  This Agreement shall become effective on the
                 -------------
date (the "Effective Date") on which the Borrower, the Administrative Agent, the Syndication Agent and each of the Lenders shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent at the Notice Office of the Administrative Agent or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written, telex or facsimile transmission notice (actually received) at such office that the same has been signed and mailed to it. The Administrative Agent will give the Borrower and each Lender prompt written notice of the occurrence of the Effective Date.

          12.11  Headings Descriptive.  The headings of the several sections and
                 --------------------
subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          12.12  Amendment or Waiver; etc.  (a)  Neither this Agreement nor any
                 -------------------------
other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Lenders, provided that no such change, waiver, discharge or termination
                  --------
shall, without the consent of each Lender (other than a Defaulting Lender) (with Obligations being directly affected in the case of following clause (i)), (i) extend the final scheduled maturity of any Loan or Note or extend the stated expiration date of any Letter of Credit beyond the Revolving Loan Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon, or reduce the principal amount thereof (except to the extent repaid in cash), (ii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents) under all the Security Documents or release all or substantially all of the Guarantors from their obligations under the Guaranty except in accordance with its terms, (iii) amend, modify or waive any provision of this Section 12.12 (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may afford the holders thereof and/or the then existing Lenders additional rights of consent), (iv) reduce the percentage specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Revolving Commitments are included on the Effective Date) or (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; provided further, that no such change, waiver, discharge or termination shall
----------------
(u) without the consent of the Majority Lenders of each Tranche which is being allocated a lesser prepayment, repayment or commitment reduction as a result of the actions described below (or without the consent of the Majority Lenders of each Tranche in the case of an amendment to the definition of Majority Lenders), amend the definition of Majority Lenders or alter the required application of any prepayments or repayments (or commitment reductions), as between the various Tranches, pursuant to Section 4.01 or 4.02 (excluding Section 4.02(b)) (although the Required Lenders may (1) waive, in whole or in part, any such prepayment, repayment or commitment reduction, so long as the application, as amongst the various Tranches, of any such prepayment, repayment or commitment reduction which is still required to be made is not altered and (2) agree to additional extensions of credit made after the Initial Borrowing Date (and not pursuant to the Commitments as in effect on the Initial Borrowing Date) on substantially the same basis as the other extensions of credit made pursuant to this Agreement),
(v) increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of the Commitment of any Lender shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender), (w) without the consent of each Letter of Credit Issuer, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit, (x) without the consent of BTCo, alter its rights or obligations with respect to Swingline Loans, (y) without the consent of the Administrative Agent, amend, modify or waive any provision of Section 11 or any other provision as same relates to the rights or obligations of the Administrative Agent or (z) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent.

          (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to Section 12.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clauses (A) or
(B) below, to either (A) replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Lender's Revolving Commitment and repay outstanding Loans of such Lender in accordance with Sections 3.02(b) and/or 4.01(b), provided that, unless the
                                                 --------
Commitments which are terminated, and Loans which are repaid pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) each Lender (determined after giving effect to the proposed action) shall specifically consent thereto, provided further, that in any event the Borrower shall not have
                 -------- -------
the right to replace a Lender, terminate its

Commitment or repay its Loans solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 12.12(a).

           12.13 Survival. All indemnities set forth herein including, without
                 --------
limitation, in Section 1.10, 1.11, 2.06, 4.04, 11.07 or 12.01 shall survive the execution and delivery of this Agreement and the making and repayment of the Loans.

           12.14 Domicile of Loans. Each Lender may transfer and carry its
                 -----------------
Loans at, to or for the account of any branch office, subsidiary or affiliate of such Lender, provided that the Borrower shall not be responsible for costs
             --------
arising under Section 1.10 or 4.04 resulting from any such transfer (other than a transfer pursuant to Section 1.12) to the extent not otherwise applicable to such Lender prior to such transfer.

           12.15 Confidentiality. Subject to Section 12.04, the Lenders shall
                 ---------------
hold all non- public information obtained pursuant to the requirements of this Agreement which has been identified as such by the Borrower in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure (i) reasonably required by (x) any actual or prospective bona fide
                                                                    ---- ----
transferee or participant in connection with the contemplated transfer of any Loans or participation therein or (y) any direct or indirect contractual counterparty of any Lender in swap agreements or such contractual counterparty's professional advisor (so long as such transferee, participant, counterparty or professional advisor agrees to be bound by the provisions of this Section 12.15), (ii) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender or (iii) as required or requested by any governmental agency or representative thereof or pursuant to legal process, provided that, unless specifically prohibited by applicable law or court order,
--------
each Lender shall notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information, and provided further, that in no event shall any Lender be
                      ----------------
obligated or required to return any materials furnished by the Borrower or any Subsidiary.

           12.16 Register. The Borrower hereby designates the Administrative
                 --------
Agent to serve as its agent, solely for purposes of this Section 12.16, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower's obligations in respect of such Loans. With respect to any Lender, the transfer of any A Term Loan, B Term Loan or the Revolving Commitment of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Revolving Commitment shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitment and/or Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitment and/or Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitment and/or Loans shall be recorded by the Administrative Agent on the

Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment Agreement pursuant to Section 12.04(b). The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 12.16.

                          *            *            *

           IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

                                  UNILAB CORPORATION,
18448 Oxnard Street                 as Borrower
Tarzana, CA 91356
Attention: Brian D. Urban

Telephone: (818) 758-6611         By /s/ David C. Weavil
Facsimile: (818) 757-3809           ---------------------------------------
                                    Title: Chief Executive Officer


                                  BANKERS TRUST COMPANY,
                                   Individually and as Administrative Agent


                                  By /s/ Mary Kay Coyle
                                    ---------------------------------------
                                    Title: Managing Director


                                  MERRILL LYNCH CAPITAL CORPORATION,
                                   Individually and as Syndication Agent


                                  By /s/ Julie Hallowell
                                    ---------------------------------------
                                    Title: Vice President


                                  FIRST UNION NATIONAL BANK


                                  By /s/ Michael P. Doherty
                                    ---------------------------------------
                                    Title: Senior Vice President


                                  HELLER FINANCIAL, INC.


                                  By /s/ Robert M. Reeg
                                    ---------------------------------------
                                    Title: Assistant Vice President

                                  THE BROWN AND WILLIAMSON MASTER
                                    RETIREMENT TRUST

                                  By:  MacKay Shields LLC
                                  Its: Investment Advisor

                                  By /s/ Robert A. Nisi
                                    ---------------------------------------
                                      Title: General Counsel

                                  EA/Cayman Unit Trust - EA/Mackay High Yield
                                    Cayman Unit Trust

                                  By:  MacKay Shields LLC
                                  Its: Investment Advisor


                                  By /s/ Robert A. Nisi
                                    ---------------------------------------
                                      Title: General Counsel



                                  Mellon Bank N.A., solely in its capacity as
                                     Trustee (or Custodian) for the Employees
                                     Retirement Fund of the City of Forth Worth as directed by MacKay-Shields Financial Corporation, and not in its individual capacity.


                                  By /s/ Robert A. Nisi
                                    ---------------------------------------
                                      Title: General Counsel

                                  POLICEMEN'S AND FIREFIGHTERS' RETIREMENT FUND
                                    OF LEXINGTON-FAYETTE URBAN COUNTY
                                    GOVERNMENT


                                  By:  MacKay Shields LLC
                                  Its: Investment Advisor


                                  By /s/ Robert A. Nisi
                                    ---------------------------------------
                                      Title: General Counsel


                                  TEACHER'S RETIREMENT SYSTEM OF
                                    LOUISIANA

                                  By:  MacKay Shields LLC
                                  Its: Investment Advisor


                                  By /s/ Robert A. Nisi
                                    ---------------------------------------
                                      Title: General Counsel


                                  THE 1199 HEALTH CARE EMPLOYEES PENSION FUND

                                  By:  MacKay Shields LLC
                                  Its: Investment Advisor


                                  By /s/ Robert A. Nisi
                                    ---------------------------------------
                                      Title: General Counsel

                                   POLICE OFFICERS PENSION SYSTEM OF THE CITY OF
                                      HOUSTON

                                   By:  MacKay Shields LLC
                                   Its: Investment Advisor


                                   By /s/ Robert A. Nisi
                                     ---------------------------------------
                                       Title: General Counsel

                                  THE CITY OF MEMPHIS RETIREMENT SYSTEM

                                  By:  MacKay Shields LLC
                                  Its: Investment Advisor


                                  By /s/ Robert A. Nisi
                                    ---------------------------------------
                                      Title: General Counsel


                                  MAINSTAY VP SERIES FUND, INC., ON BEHALF OF
                                     ITS HIGH YIELD CORPORATE BOND PORTFOLIO

                                  By:  MacKay Shields LLC
                                  Its: Investment Advisor


                                  By /s/ Robert A. Nisi
                                    ---------------------------------------
                                      Title: General Counsel

                                  THE MAINSTAY FUNDS, ON BEHALF OF ITS HIGH
                                     YIELD CORPORATE BOND FUND SERIES

                                  By:  MacKay Shields LLC
                                  Its: Investment Advisor


                                  By /s/ Robert A. Nisi
                                    ---------------------------------------
                                      Title: General Counsel

                                  MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST


                                  By /s/ Sheila A. Finnerty
                                    ---------------------------------------
                                      Title: Vice President


                                  KZH STERLING LLC

                                  By /s/ Virginia Conway
                                    ---------------------------------------
                                      Title: Authorized Agent

                                  UNION BANK OF CALIFORNIA, N.A.


                                  By /s/ Ronald A. Launsbach
                                    ---------------------------------------
                                      Title: Vice President

                                  VAN KAMPEN PRIME RATE INCOME
                                    TRUST


                                  By: Van Kampen Investment Advisory Corp.


                                  By /s/ Darvin D. Pierce
                                    ---------------------------------------
                                      Title: Vice President


                                  VAN KAMPEN SENIOR FLOATING RATE FUND

                                  By: Van Kampen Investment Advisory Corp.


                                  By /s/ Darvin D. Pierce
                                    ---------------------------------------
                                      Title: Vice President

                                                                         ANNEX I
                                                                         -------


                                  COMMITMENTS
                                  -----------

                                 A Term            B Term             Revolving
Lender                           Commitment        Commitment         Commitment
------                           ----------        ----------         ----------
Bankers Trust Company            $25,000,000.00    $ 26,000,000.00    $12,500,000.00

Merrill Lynch Capital            $15,000,000.00    $  1,500,000.00    $ 7,500,000.00
Corporation

First Union National Bank        $            0    $ 10,000,000.00    $            0

Heller Financial, Inc.           $            0    $ 10,000,000.00    $            0

KZH Sterling LLC                 $            0    $  5,000,000.00    $            0

The Brown and Williamson         $            0         485,000.00    $            0
Master Retirement Fund

EA/Cayman Unit Trust -           $            0    $  2,130,000.00    $            0
EA/MacKay High Yield Cayman
Unit Trust

Mellon Bank, N.A.                $            0    $    260,000.00    $            0


Policemen's and Firefighters'    $            0    $    195,000.00    $            0
Retirement Fund of
Lexington-Fayette Urban
County Government

Teacher's Retirement System      $            0    $  1,040,000.00    $            0
of Louisiana

The 1199 Health Care             $            0    $  1,195,000.00    $            0
Employees Pension Fund

Police Officers Pension          $            0    $    845,000.00    $            0
System of the City of Houston

The City of Memphis              $            0    $    680,000.00    $            0
Retirement System



                                                                         Annex I
                                                                          Page 2



                                        A Term             B Term               Revolving
Lender                                  Commitment         Commitment           Commitment
------                                  ----------         ----------           ----------
Mainstay VP Series Fund,         $            0    $  1,975,000.00    $            0
Inc., on behalf of its High
Yield Corporate Bond
Portfolio

The Mainstay Funds, on behalf           $            0     $ 11,195,000.00      $            0
of its High Yield Corporate
Bond Fund Series


Morgan Stanley Dean Witter              $            0     $ 17,500,000.00      $            0
Prime Income Trust

Union Bank of California, N.A.          $10,000,000.00     $  5,000,000.00      $ 5,000,000.00

Van Kampen Prime Rate Income            $            0     $ 10,000,000.00      $            0
Trust

Van Kampen Senior Floating              $            0     $  5,000,000.00      $            0
Rate Fund

     Total:                             $50,000,000.00     $110,000,000.00      $25,000,000.00
                                        ==============     ===============      ==============

                                                                        ANNEX II
                                                                        --------

                               LENDER ADDRESSES
                               ----------------


Bankers Trust Company                       130 Liberty Street
                                            New York, New York 10006
                                            Attention: Mary Kay Coyle
                                            Tel. No.: (212) 250-9094
                                            Fax No.:  (212) 250-7218

The Brown and Williamson Master             9 West 57th Street, 37th Floor
Retirement Fund                             New York, NY 10019
                                            Attention:  Melanie Westerlund
                                            Tel. No.: (212) 230-3902
                                            Fax No.:  (212) 754-9187

The City of Memphis Retirement System       9 West 57th Street, 37th Floor
                                            New York, NY 10019
                                            Attention: Melanie Westerlund
                                            Tel. No.: (212) 230-3902
                                            Fax No.:  (212) 754-9187

EA/Cayman Unit Trust - EA/MacKay High       9 West 57th Street, 37th Floor
Yield Cayman Unit Trust                     New York, NY 10019
                                            Attention: Melanie Westerlund
                                            Tel. No.: (212) 230-3902
                                            Fax No.:  (212) 754-9187

The 1199 Health Care Employees Pension      9 West 57th Street, 37th Floor
Fund                                        New York, NY 10019
                                            Attention: Melanie Westerlund
                                            Tel. No.: (212) 230-3902
                                            Fax No.:  (212) 754-9187

First Union National Bank                   301 South College St.
                                            DC-5
                                            Charlotte, NC 288288-0608
                                            Attention: Charlie Frank
                                            Tel. No.: (704) 374-3488
                                            Fax No.:  (704) 383-0202

                                                                        Annex II
                                                                          Page 2

Heller Financial, Inc.                      500 West Monroe Street
                                            Chicago, IL 60661
                                            Attention: Linda Wolf
                                            Tel. No.: (312) 441-7894
                                            Fax No.:  (312) 441-7357

KZH Sterling LLC                            40 Fulton Street
                                            10th Floor
                                            New York, NY 10038
                                            Attention: Kevin Steube
                                            Tel. No.: (212) 406-3608
                                            Fax No.:  (212) 406-3710

The Mainstay Funds, on behalf of its High   9 West 57th Street, 37th Floor
Yield Corporate Bond Fund Series            New York, NY 10019
                                            Attention: Melanie Westerlund
                                            Tel. No.: (212) 230-3902
                                            Fax No.:  (212) 754-9187

Mainstay VP Series Fund, Inc., on behalf    9 West 57th Street, 37th Floor
of its High Yield Corporate Bond Portfolio  New York, NY 10019
                                            Attention: Melanie Westerlund
                                            Tel. No.: (212) 230-3902
                                            Fax No.:  (212) 754-9187


Mellon Bank, N.A.                           1 Mellon Bank Center                9 West 57th Street, 37th Floor
                                            Pittsburgh, PA 15258                New York, NY 10019
                                            Attention:  Carlos Pacheco          Attention: Melanie Westerlund
                                            Tel. No.: (412) 236-4227            Tel. No.: (212) 230-3902
                                            Fax No.:  (412) 236-4222            Fax No.:  (212) 754-9187

Merrill Lynch Capital Corporation           World Financial Center
                                            250 Vesey Street
                                            North Tower
                                            New York, New York 10281
                                            Attention: Paul Fox
                                            Tel. No.: (212) 449-9579
                                            Fax No.:  (212) 738-1649

Morgan Stanley Dean Witter                  Two World Trade Center
                                            72nd Floor
                                            New York, NY 10048
                                            Attention: Jinny Kim
                                            Tel. No.: (212) 392-2883
                                            Fax No.:  (212) 392-5345


                                                                        Annex II
                                                                          Page 3

Policemen's and Firefighters'               9 West 57th Street, 37th Floor
Retirement Fund of Lexington-               New York, NY 10019
Fayette Urban County Government             Attention: Melanie Westerlund
                                            Tel. No.: (212) 230-3902
                                            Fax No.:  (212) 754-9187

Police Officers Pension System of the       9 West 57th Street, 37th Floor
City of Houston                             New York, NY 10019
                                            Attention: Melanie Westerlund
                                            Tel. No.: (212) 230-3902
                                            Fax No.:  (212) 754-9187

Teacher's Retirement System of Louisiana    9 West 57th Street, 37th Floor
                                            New York, NY 10019
                                            Attention: Melanie Westerlund
                                            Tel. No.: (212) 230-3902
                                            Fax No.:  (212) 754-9187

Union Bank of California, N.A.              445 South Figueroa Street
                                            16th Floor
                                            Los Angeles, CA 90071
                                            Attention: Ron Launsbach
                                            Tel. No.: (213) 236-6428
                                            Fax No.:  (213) 629-5328

Van Kampen Prime Rate Income Trust          One ParkView Plaza
                                            Oakbrook Terrace, IL 60181
                                            Attention: Brian Buscher
                                            Tel. No.: (630) 684-6283
                                            Fax No.:  (630) 684-6740

Van Kampen Senior Floating Rate Fund        One ParkView Plaza
                                            Oakbrook Terrace, IL 60181
                                            Attention: Brian Buscher
                                            Tel. No.: (630) 684-6283
                                            Fax No.:  (630) 684-6740